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As filed with the Securities and Exchange Commission on February 7, 2006

Registration No. 333-128109

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORLDGATE COMMUNICATIONS, INC.
(Name of Small Business Issuer in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4841 (Primary Standard Industrial Classification Code Number)	23-2866697 (I.R.S. Employer Identification Number)
3190 Tremont Avenue Trevose, PA 19053 215-354-5100 (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)	Randall J. Gort, Esq. 3190 Tremont Avenue Trevose, PA 19053 215-354-5100 (Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:
Walter J. Mostek, Jr., Esq.
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, Pennsylvania 19103

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

         SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2006

WORLDGATE COMMUNICATIONS, INC.

7,892,611 Shares of Common Stock

        This prospectus relates to the reoffer and resale, from time to time, of up to 7,892,611 common shares by the selling security holders listed on page 11 of this prospectus.

        The reoffer and resale of the common shares covered by this prospectus will be made by the selling security holders listed in this prospectus or by the holders' pledgees, donees, transferees, partners, or other successors in interest, in accordance with one or more of the methods described in the plan of distribution, which begins on page 14 of this prospectus. We will not receive any of the proceeds from the sale of any common shares by the selling security holders, but we have agreed to bear certain expenses of registering the resale of the common shares under federal and state securities laws.

        Our common stock is listed on the Nasdaq SmallCap Market under the symbol "WGAT." On February 6, 2006 the last reported sale price of our common stock on the Nasdaq SmallCap Market was $1.67 per share.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

February 7, 2006

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

WORLDGATE COMMUNICATIONS, INC.

PROSPECTUS SUMMARY

        This summary highlights key aspects of the information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under "Risk Factors."

        References to "we," "us," "our company" and "WorldGate" refer to WorldGate Communications, Inc. together with its subsidiaries.

        We have developed a video phone ergonomically and functionally designed specifically for in-home and business, personal video communication. During the development of our video phone, we identified several issues that have interfered with commercial success and consumer acceptance of video phones and sought to address each of these issues within the Ojo video phone. The Ojo video phone was designed for use on the existing high speed data, or HSD, infrastructure. The Ojo phone will, however, also connect to the analog phone line for interoperability with the voice only communications offered by the existing public switch telephone networks, or PSTN. Ojo, therefore, can be used for video calls, for ordinary voice only calls as well as for voice over Internet protocol, or VoIP, calls. We believe that Ojo is differentiated, both from competitors and from previous efforts at personal video telephony, by providing: true to life communication (meaning that images and sounds are synchronized, that there are minimum delays between the two ends of the communication, and that the quality of the images are improved significantly), interoperation with the PSTN, ease of deployment by HSD operators, ease of use by consumers, and a highly styled ergonomic design. We believe Ojo uniquely leverages the recent development of a state of the art connectivity infrastructure, as well as the convergence of the latest improvements in compression technology, processing power and bandwidth availability, to help ensure, enable and maintain dedicated high quality end-to-end connections.

        On May 3, 2004, we announced that we had entered into a multi-year agreement with Motorola, Inc. for the worldwide development and distribution of our Ojo video phone. Under the terms of the agreement, Motorola markets the Ojo video phone as part of its "connected home" portfolio of consumer HSD solutions, and distributes Ojo worldwide through HSD service providers, retailers, and distributors of telecommunications products. Our agreement with Motorola is mutually exclusive as we are their sole supplier of broadband video phones and they are the sole distributor for our video phones. Motorola commenced retail sales of our video phone during the spring of 2005, and accordingly we are very early in our product launch cycle.

        Prior to the development of our video phone, our primary business involved the development and distribution of interactive television products and services for use in conjunction with cable television broadband networks (our "ITV Business"). During the third quarter of 2003 we completed the sale of significant assets related to this business and began the transition to our current video telephony product line. Our ITV Business has historically accounted for substantially all of our revenue. Since we have discontinued the ITV Business and only recently transitioned to become a developer, manufacturer and seller of video phone products, we cannot reliably predict our future revenues, and no assurances can be provided as to the amount of ongoing revenues, if any, or to the periods in which any such revenues may be received.

        During our operation of the ITV Business and our current video phone business, we were not able to reach profitability and generated significant losses, which resulted in a report being issued by our independent registered public accounting firm for the year ended December 31, 2004, that included an explanatory paragraph stating that our company has suffered recurring losses from operations and has a net accumulated deficiency of $218,000,000 that raised substantial doubt about our company's ability to continue as a going concern. Our net losses available to common shareholders for the fiscal years ended December 31, 2003 and 2004 were approximately $8,705,000 and $20,376,000, respectively. Our net income available to common shareholders for the nine months ended September 30, 2005 was approximately $112,000. No assurances can be given that either our history of losses or our auditors' substantial doubt about our company's ability to continue as a going concern will be remedied by the introduction of our new video phone product line or that our business will continue to operate as a going concern.

        During 2004 we raised approximately $16,870,000 in gross proceeds through various private placements of our company's securities and through the exercise of non-executive employees' and prior employees' stock options. Through September, 2005, we received additional cash proceeds of approximately $19,795,000 from private placements of our company's securities, the exercise of outstanding warrants issued pursuant to the private placements discussed above and by the exercise of non-executive employees' and prior employees' stock options.

        On August 3, 2005, the Company completed a private placement of $17,500,000 of its common stock and warrants with several institutional investors. The Company issued 4,666,664 shares of its common stock at $3.75 per share to the participating investors. The Company also issued five-year warrants to purchase a total of 1,671,947 shares of its common stock: 1,633,333 shares to the investors at an exercise price of $5.00 per share, and 38,614 shares to the placement agent at an exercise price of $4.53 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,554,000 additional shares of common stock at $4.12 a share.

        This offering involves 7,892,611 shares of our common stock, or approximately 20% of our outstanding shares, issued or issuable to the institutional investors and the placement agent who participated in our August 3, 2005 private placement.

        We were incorporated in Delaware in 1996 to succeed to the business of our predecessor, WorldGate Communications, L.L.C., which commenced operations in March 1995, and, as of February 7, 2006, we remain incorporated in Delaware. In April 1999, we completed our initial public offering of 5,750,000 shares of our common stock. Since January 9, 2003 our common stock has been listed on the NASDAQ Small Cap Market. Previously our common stock was traded on the NASDAQ National Market. Our common stock is traded under the symbol "WGAT". Our executive offices are located at 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053 and the telephone number of our executive offices is (215) 354-5100.

RISK FACTORS

        Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this Prospectus, the documents incorporated by reference herein and the risk factors discussed in our other filings with the Securities and Exchange Commission when evaluating our company and our business. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known by us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Our ITV Business has accounted for most of our revenues to date; we cannot reliably project our continued revenues, and we expect to incur significant losses for an indefinite period of time.

        Since our formation in 1995 and until the first quarter of 2004, we were in the business of developing and selling interactive television, or ITV, technology products and services for use in conjunction with cable television broadband networks. Our ITV business has historically accounted for substantially all of our revenue. Since we have discontinued the ITV Business and transitioned to become a developer, manufacturer and seller of video phone products we cannot reliably predict our future revenues, and no assurances can be provided as to the amount of ongoing revenues, if any, or to the periods in which any such revenues may be received. Our video phone business involves the development of a new product line with no market penetration, in an undeveloped market sector. The extent and timing of our revenues depends on several factors, including the rate of market acceptance of our products, and the degree of competition we face from similar products. We cannot predict to what extent our video phone product will begin to produce revenues, or whether we will ever reach profitability. If we are unable to achieve significant levels of recurring revenue from our video phone business, our losses will likely continue indefinitely. If this occurs, the market price of our common stock and our viability as a going concern could suffer.

Our auditors have expressed substantial doubt about our company's ability to continue as a going concern.

        The report of the independent registered public accounting firm for the year ended December 31, 2004 included an explanatory paragraph stating that our company has suffered recurring losses from operations and had a net accumulated deficiency of $218,000,000 that raised substantial doubt about our company's ability to continue as a going concern. No assurances can be given that the issues that led our auditors to this conclusion will be addressed or that our business will continue to operate as a going concern.

We are subject to complex and changing rules and regulations concerning corporate governance and financial accounting standards, which may affect our reported financial results or the way we conduct business, or our ability to ensure proper financial reporting and adequate internal controls.

        The Sarbanes-Oxley Act, which was signed into law in October 2002, among other things, mandates that companies adopt new corporate governance measures and imposes comprehensive reporting and disclosure requirements. These rules, regulations and requirements have increased the scope, complexity, and cost of our corporate governance, reporting, and disclosure practices. Furthermore, generally accepted accounting principles in the United States, including those affecting the accounting for complex financial transactions, have been the subject of change as well as frequent review and interpretation by the SEC, as well as by national and international accounting standards bodies. Such changes, reviews and interpretations may have a significant effect on our reported results of operations, including the results of transactions entered into before the effective date of the changes.

For example, the Company has previously entered into various private placement transactions which included multiple types of securities for which the proper accounting treatment was subject to the correct analysis and interpretation of the applicable rules regulations and standards. As a result of subsequent analysis the Company elected to file restatements of certain of its financial statements to correctly account for such securities. The need for such restatements also led to the determination that the Company had a material weakness with respect to the reporting of complex transactions. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. To address this material weakness the Company engaged outside experts to provide counsel and guidance in areas where we cannot economically maintain the required expertise internally. No assurance can be given, however, that such counsel and guidance will be sufficient to remedy this material weakness or to ensure that a future material misstatement may not occur within our financial statements.

        Additionally, section 404 of the Sarbanes-Oxley Act of 2002 requires us to assess the design and effectiveness of our internal control systems effective December 31, 2005. Our independent registered public accounting firm is required to render an attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting. We must complete the documentation, evaluation and remediation of our systems of internal control. The costs associated with such compliance are likely to be substantial and will negatively impact our financial results. In addition, there is no assurance that we will be able to conclude that our systems are appropriately designed or effective, or that a material weakness will not be found in our internal controls over financial reporting, which could result in a material misstatement in the financial statements.

We expect to be increasingly dependent on a single line of business that currently has no history of revenues. We cannot predict our future results because our video phone business has no operating history.

        Our primary line of business has become the development of video phone products and technology. We have only recently launched our first product based on this technology and consequently there are currently no substantial revenues from this line of business. Given the lack of operating history in the video phone business, it is difficult to predict our future results. Investors should consider the risks and uncertainties that we may encounter as an early-revenue-stage company in a new and unproven market. These uncertainties include:

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  our ability to design and engineer products having the technological features planned for the video phone product line in a cost efficient manner;

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  our ability to enter into appropriate distribution relationships for the product;

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  our ability to demonstrate the benefits of our products and services to end users;

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  our ability to offer our products at competitive prices;

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  consumer demand for, and acceptance of, the video phone business products;

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  our unproven and evolving business model;

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  unfavorable economic conditions in the technology industry;

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  decreased capital spending on technology due to adverse economic conditions; and

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  global economic conditions.

Our video phone technology and products remain subject to significant uncertainty.

        Our video phone technology and products are in the early commercialization stage and have not been fully proven. The market for products related to video telephony is characterized by uncertain user and customer requirements, and the emergence of new communications standards and practices. Each of these characteristics could impact our video phone products, intellectual property and system designs. The successful development of our products is subject to the risks that:

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  our proposed product is found to be ineffective for the intended purposes;

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  the proposed product is uneconomical to manufacture, or market or does not achieve broad market acceptance; and

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  third parties hold proprietary rights that preclude us from marketing the product.

        Significant undetected errors or delays in new products or releases may affect market acceptance of our product. There can be no assurance that, despite our testing, errors will not be found in the initial product or subsequent releases after the commencement of commercial shipments, resulting in loss of customers or failure to achieve market acceptance.

        In addition, our video phone technology and product will need to be compatible with a broad array of disparate technologies in order to be interoperable with other products routinely used in HSD operations such as routers, switches, network interfaces, operating systems, security protocols and techniques, communication protocols and protocol servers, and billing systems software. Without compatibility, we may not achieve market acceptance or demand for our products within our target base of customers because our products will not operate with many of the applications the target customers currently use.

We rely on third parties to provide certain components and services for our video phone products. If our vendors fail to deliver their products in a reliable, timely and cost-efficient manner, our business will suffer.

        We depend on relationships with third parties such as contract manufacturing companies, chip design companies and others who may be sole source providers of key components and services critical for the product we are developing in our video phone business. A formal relationship with Mototech, Inc. (not an affiliate of Motorola) has been established for the volume manufacture of Ojo. Our agreement with Mototech allows either party to terminate the agreement with 90 days prior notice. If Mototech, Inc. or other providers of components and/or manufacturing services do not produce these components or provide their services on a timely basis, if the components or services do not meet our specifications and quality control standards, or if the components or services are otherwise flawed, we may have to delay product delivery, or recall or replace unacceptable products. In addition, such failures could damage our reputation and could adversely affect our operating results. As a result, we could lose potential customers and any revenues that we may have at that time may decline dramatically.

We will rely on third parties to provide certain marketing and distribution services for our video phone products. If our vendors fail to deliver their services in a reliable, timely and cost-efficient manner, our business will suffer.

        We have entered into a six year distribution agreement with Motorola, Inc. for the marketing and distribution of our Ojo video phone. This agreement provides for Motorola to be WorldGate's exclusive distributor of its broadband video phone products and for WorldGate to be Motorola's exclusive supplier of its broadband video phone products. Although the agreement requires Motorola to provide for certain marketing and promotional activities for the Ojo video phone, there are no required sales quotas for the agreement to remain in effect, and Motorola controls the volume of the Company's products being distributed. Neither party can terminate the agreement except in cases of uncured breaches of the agreement or as a result of insolvency events suffered by the other party. After a period of 18 months following the commercial availability of the Ojo video phone the mutual exclusivity will terminate unless Motorola elects to continue the mutual exclusivity after having achieved certain minimum sales targets for the Ojo video phone. Motorola may, however, at its option, elect to terminate the exclusivity at any time. In the event mutual exclusivity terminates or is terminated, then for a period of twelve months thereafter, WorldGate will continue to be Motorola's exclusive supplier of broadband video phones but will be free to sell video phones to customers other than certain defined Motorola accounts. During this twelve month period, Motorola has a right of first refusal to accept and fill any orders for video phone products that WorldGate obtains from non-Motorola accounts, and is obligated to use good faith efforts to solicit and accept product orders from Motorola accounts in a commercially reasonable manner. During any period of exclusivity under this agreement we are reliant upon Motorola and its distribution partners, including, for example, wholesalers, retailers and service providers, to provide the worldwide sales and distribution of the Ojo video phone. If Motorola and its partners are not successful, or if their activities do not lead to significant sales of our product, our operating results will be adversely affected, our revenue could be significantly reduced and we could lose potential customers.

We may not be able to meet our product development objectives or market expectations.

        Our video phone product development efforts are inherently difficult to manage and keep on schedule and there can be no assurance that we will be able to meet our development objectives or to meet market expectations. In addition to development delays, we may experience substantial cost overruns in completing development of our product. The technological feasibility for some aspects of the product that we envision is not completely established. The product being developed by us may contain undetected flaws when introduced. There can be no assurance that, despite testing by us and by potential customers, flaws will not be found in the product, resulting in loss of or delay in market acceptance. We may be unable, for technological or other reasons, to develop and introduce the product in a timely manner in response to changing customer requirements. Further, there can be no assurance that while we are attempting to finish development of our product, a competitor will not introduce a similar product. The introduction by a competitor of either a similar product before we introduce our product, or a superior alternative to our product, may diminish our technological advantage, render our product and technologies partially or wholly obsolete, or require substantial re- engineering of our product in order to become commercially acceptable. Our failure to maintain our product development schedules, avoid cost overruns and undetected errors or introduce a product that is superior to competing products would have a materially adverse effect on our business, financial condition and results of operations.

We may not be able to achieve competitive pricing in the marketplace.

        Because video phone products are relatively new to the marketplace there is no established market pricing. Our pricing for the Ojo video phone may be considered high for a consumer product offering. We cannot be assured that we will be able to provide competitive market pricing.

We are highly dependent on our key personnel to manage our business, and because of competition for qualified personnel we may not be able to recruit or retain necessary personnel.

        Our continued growth and success depend to a significant degree on the continued services of our senior management and other key employees and our ability to attract and retain highly skilled and experienced technical, managerial, sales and marketing personnel. We have historically been a developer of products related to ITV. Our video phone business represents an expansion into the development of HSD communications hardware and software products in which we have limited experience. As we enter this new line of business, we also expect to encounter new product development challenges, new customer requirements, new competitors and other new business challenges, with which our existing management may be unfamiliar. There can be no assurance that we will be successful in recruiting new personnel or in retaining existing personnel. None of our employees is subject to a long-term employment agreement. The loss of one or more key employees or our inability to attract additional qualified employees could have a material adverse effect on our business, results of operations and financial condition. In addition, we may experience increased compensation costs in order to attract and retain skilled employees.

We may not be successful in developing or maintaining strong distribution channels for our video phone products.

        The success of the video phone business depends on developing strong relationships with service providers such as cable and DSL operators and other HSD communications providers and distribution channel partners who are selling services to end-users. We plan to rely primarily on Motorola and our HSD operator and electronics distribution channel relationships to market our video phone products. If we are not successful in creating a strong distribution channel in a timely manner, we may not gain significant sales.

We may not be able to compete successfully in the highly competitive and rapidly evolving HSD communications market.

        The market for products that utilize HSD communications is still developing and there can be no assurance that our product will ever achieve market acceptance. Cable operators and other HSD network providers must be convinced to buy our video phone product. To the extent we do not achieve growth, it will be difficult for us to generate meaningful revenue or to achieve profitability.

We may not be able to protect intellectual property of our video phone business against third-party infringements or claims of infringement.

        Failure to protect our intellectual property rights may result in a loss of our exclusivity or the right to use our video phone technology. We plan to rely on patent, trade secret, trademark and copyright law to protect our video phone intellectual property. Although we have filed multiple patent applications for our technology, our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, there can be no assurance that any patents will be issued pursuant to our current or future patent applications or that patents issued pursuant to such applications will not be invalidated, circumvented or challenged. Moreover, there can be no assurance that the rights granted under any such patents will provide competitive advantages to us or be adequate to safeguard and maintain our proprietary rights. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

        We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventor's rights agreements with our current and future strategic partners and employees. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships.

        Some of our video phone intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. If we do not adequately secure our freedom to use our video phone technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation or be enjoined from using such intellectual property. If we are found to be infringing third-party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. While we are not currently engaged in any material intellectual property disputes or litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation concludes favorably for our company.

Legal and regulatory developments could have adverse consequences for our business.

        The legal and regulatory environment that pertains to our business is uncertain and changing rapidly. New legislation or regulations could be introduced that could substantially impact our ability to launch and promote the Ojo video phone. For example, in the United States, the Federal Communications Commission (FCC) could undertake an examination of whether to impose surcharges or additional regulations upon certain providers of Internet protocol, or IP, based communication services. The imposition of regulations on IP communications services may negatively impact our business.

The use of the high speed data infrastructure as a commercial marketplace is at an early stage of development.

        Demand and market acceptance for recently introduced products and services over the high speed data, or HSD, infrastructure are still uncertain. We cannot predict whether customers will be willing to shift their traditional telephone activities online. The HSD infrastructure may not prove to be a viable commercial marketplace for a number of reasons, including:

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  concerns about security and varying security techniques and protocols;

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  changing and non-uniform standards

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  Internet congestion;

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  quality of service issues;

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  inconsistent service; and

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  lack of cost-effective, high-speed access.

        If the use of the HSD infrastructure as a commercial marketplace does not continue to grow, we may not be able to grow our customer base, which may prevent us from achieving profitability.

We may not have sufficient working capital to fund our continuing video phone business, and we may be unable to obtain additional capital.

        The extent and timing of our future capital requirements will depend upon several factors, including the rate of market acceptance of our products, the degree of competition for our products, and our level of expenditures, including those for product development, sales and marketing. If our capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. Despite the receipt of proceeds from several private placements of our securities, we may need to seek additional third party investment in order to provide additional operating capital for our video phone business. We cannot be certain that financing from third parties will be available on acceptable terms to us or at all. The levels of funding of early-stage companies generally by both venture funds and strategic investors have fallen dramatically in the past few years. If we cannot raise funds on acceptable terms, we may not be able to develop our products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which could have a material adverse effect on our ability to grow our business. If we are unable to secure such additional financing, we will have to curtail or suspend our business activities, we may not be able to continue to operate our business as a going concern and we may have to seek protection of the bankruptcy courts. If that happens, you could lose your entire investment.

If we obtain additional financing, you may suffer significant dilution.

        If we raise additional capital by issuing equity securities, our stockholders may experience severe dilution of their ownership percentage, which may adversely affect the value of our common stock. In addition, the new equity securities may have rights, preferences or privileges senior to those of our common stock.

NASDAQ Listing Requirements may limit our ability to raise additional capital.

        Our common stock is listed on the NASDAQ SmallCap Market. If our common stock is listed on The NASDAQ National Market or The NASDAQ SmallCap Market at the time of a proposed equity financing resulting in the sale and issuance of twenty percent or more of the outstanding shares of our capital stock, we may be required to obtain stockholder approval of such issuance. There can be no assurance that we will be able to obtain any necessary stockholder approval, and the failure to obtain such approval could limit our ability to obtain needed capital.

In the event that our common stock is delisted from NASDAQ SmallCap Market, it may be subject to the requirements of the rules relating to "penny stocks."

        Our common stock is currently listed on the NASDAQ SmallCap Market, which has requirements for the continued listing of stock. If we fail to continue to meet these listing requirements we will become subject to delisting. For example, if our common stock trades below $1.00 for 30 consecutive trading days, or if we fail to meet any of the other listing requirements including the market capitalization, minimum stockholders' equity requirements and keeping required filings current, our common stock may be delisted from the NASDAQ SmallCap Market. If our shares are delisted from the NASDAQ SmallCap Market, they are likely to become subject to the SEC penny stock rules, which could adversely affect the market liquidity of our common stock. These rules impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors; and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our common stock might decline, and you could find it more difficult to sell your stock.

Our stock price is volatile.

        The trading price for our common stock has been volatile, ranging from a sales price of $0.22 in April 2003, to a sales price of over $6.00 per share in April 2005. The price has changed dramatically over short periods with changes of over 60% percent in a single day. An investment in our stock is subject to such volatility and, consequently, is subject to significant risk.

Prior offerings of our common stock may have an adverse impact on the market value of our stock.

        During 2003, 2004 and 2005 we issued shares of our common stock as part of various private placements to certain institutional investors and as part of that transaction filed multiple registration statements, which provided for the sale or distribution of these shares by these institutional investors. When these investors sell their shares we will not receive any proceeds from the sales. The sale of these blocks of stock, or even the possibility of its sale, may adversely affect the trading market for our common stock and reduce the price available in that market.

        In connection with these private placements, we also issued warrants and additional investment rights to purchase shares of common stock. The existence of such rights to acquire common stock at fixed prices may prove a hindrance to our efforts to raise future equity and debt funding, and the exercise of such rights will dilute the percentage ownership interest of our stockholders and may dilute the value of their ownership. The possible future sale of shares issuable on the exercise of outstanding warrants and additional investment rights could adversely affect the prevailing market price of our common stock. Further, the holders of the outstanding warrants and additional investment rights may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

The Company's failure to comply with certain covenants contained in agreements relating to its private placement of securities may have an adverse impact on the cash available to the Company.

        We issued shares of our common and preferred stock, as well as warrants and additional rights to acquire our common stock, to certain institutional investors in private placement transactions in 2003, 2004 and 2005. The various agreements providing for these private placement transactions included numerous provisions intended to protect such institutional investors. For example, the Company is required to continually maintain effective registration statements permitting the investors to sell their shares of common stock. Failure to comply with such requirements may result in damages to the investors and result in obligations to make cash payments to the investors. The investors may also be entitled to receive more shares than originally allocated in the event the Company subsequently issues shares to other investors at a lower valuation than that afforded to the investors. In addition, the investors may be entitled to receive cash payments instead of shares upon the redemption of certain securities in the event that certain defined events occur including a lapse in the registration statement, being delisted on certain specified exchanges, trading in the Company's stock is suspended, or a change in control occurs with respect to the Company.

Our board of directors' right to authorize additional shares of preferred stock could adversely impact the rights of holders of our common stock.

        Our board of directors currently has the right to designate and authorize the issuance of one or more series of our preferred stock with such voting, dividend and other rights as our directors may determine. The board of directors can designate new series of preferred stock without the approval of the holders of our common stock. The rights of holders of our common stock may be adversely affected by the rights of any holders of shares of preferred stock that may be issued in the future, including without limitation dilution of the equity ownership percentage of our holders of common stock and their voting power if we issue preferred stock with voting rights. Additionally, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the federal securities laws that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "intend," "potential" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain such terms. In addition, these forward-looking statements include, but are not limited to, statements regarding:

  •
  implementing our business strategy;

  •
  marketing and commercialization of our products;

  •
  pricing for our products;

  •
  plans for future products and services and for enhancements of existing products and services;

  •
  our intellectual property;

  •
  our estimates of future revenue and profitability;

  •
  our estimates or expectations of continued losses;

  •
  our expectations regarding future expenses, including research and development, sales and marketing, and general and administrative expenses;

  •
  our analysis of the market, market opportunities and customer demand;

  •
  difficulty or inability to raise additional financing, if needed, on terms acceptable to us;

  •
  our estimates regarding our capital requirements and our needs for additional financing;

  •
  attracting and retaining customers and employees;

  •
  rapid technological changes in our industry and relevant markets;

  •
  sources of revenue and anticipated revenue;

  •
  plans for future acquisitions; and

  •
  competition in our market.

        These statements are only predictions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are not required to and do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. Actual results, levels of activity, performance, achievements and events may vary significantly from those implied by the forward-looking statements. A description of risks that could cause our results to vary appears under "Risk Factors" and elsewhere in this prospectus.

        In this prospectus, we refer to information regarding our potential markets and other industry data. We believe that we have obtained this information from reliable sources that customarily are relied upon by companies in our industry, but we have not independently verified any of this information.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares by the selling security holders, nor will any of the proceeds be available for our use or otherwise for our benefit. All proceeds from the sale of the shares will be for the account of the selling security holders.

SELLING SECURITY HOLDERS

        The selling security holders participated in our August 3, 2005 private placement in which the selling security holders acquired an aggregate of 4,666,664 shares of our common stock, five-year warrants to purchase a total of 1,671,947 shares of our common stock, and an additional investment right to purchase 1,554,000 shares of our common stock. The agreements pursuant to which we issued the securities to the selling security holders require us to register the shares of our common stock issued in connection with our August 3, 2005 private placement, the shares of our common stock issuable upon the exercise of the warrants and additional investment rights we issued in connection with our August 3, 2005 private placement, and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any adjustment with respect to the shares of our common stock issued or issuable in connection with our August 3, 2005 private placement. This prospectus is part of a registration statement on Form SB-2 filed by us with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") covering the resale of such shares of our common stock from time to time by the selling security holders.

        The following table sets forth the names of the selling security holders, the number of shares of common stock known to us to be beneficially owned by each of the selling security holders as of November 16, 2005 (based on the selling security holders' representations regarding their ownership, and excepting SG Cowen & Co., LLC, for whom the beneficial ownership information is as of August 23, 2005) and the number of shares of common stock being registered for sale. The term "selling security holder" or "selling security holders" includes the stockholders listed below and their respective transferees, assignees, pledges, donees or other successors. With the exception of the selling security holders' participation in some or all of our December 1, 2003, December 4, 2003, January 21, 2004, April 23, 2004, June 24, 2004, and August 3, 2005 private placements (including SG Cowen & Co., LLC's service as the exclusive placement agent in our August 3, 2005 private placement), none of the selling security holders has had any position, office, or other material relationship with our company or our affiliates during the last three years. We are unable to determine the exact number of shares that will actually be sold because the selling security holders may sell all or some of their shares and because we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the shares. The following table assumes that the selling security holders will sell all of the shares being offered for their account by this prospectus. The selling security holders may also offer less than the number of shares indicated.

NAME	Number of Shares Owned Beneficially Prior to the Offering		Maximum Number of Shares to be Offered		Number of Shares to be Owned After the Offering		Percentage of Ownership After the Offering
Satellite Strategic Finance Partners, Ltd.(1)	1,612,072	(2)	1,612,072	(2)	0		*
Satellite Strategic Finance Associates, LLC(1)	1,601,007	(3)	856,327	(4)	744,680	(5)	1.9%
Cranshire Capital, L.P.(6)	785,399	(7)	785,399	(7)	0		*
Capital Ventures International	1,810,160	(8)	1,570,800	(9)	239,360	(10)	*
Bonanza Master Fund Ltd.	1,346,400	(11)	1,346,400	(11)	0		*
Portside Growth and Opportunity Fund (12)	897,600	(13)	897,600	(13)	0		*
Iroquois Master Fund, Ltd. (14)	1,104,548	(15)	785,399	(16)	319,149	(17)	*
SG Cowen & Co., LLC	38,614	(18)	38,614	(18)	0		*
TOTAL	9,195,800		7,892,611		1,303,189		3.3%

*
Less than 1% of the outstanding common stock.

(1)
The discretionary investment manager of the selling security holder is Satellite Asset Management, L.P. ("SAM"). The controlling entity of SAM is Satellite Fund Management, LLC ("SFM"). The managing members of SFM are Lief Rosenblatt, Mark Sonnino and Gabe Nechamkin. SAM, SFM and each named individual disclaim beneficial ownership of the securities.

(2)
Includes 957,856 shares of our common stock, 318,966 shares of our common stock issuable upon exercise of additional investment rights and 335,250 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(3)
Includes 508,810 shares of our common stock, 169,434 shares of our common stock issuable upon exercise of additional investment rights and 178,083 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement. Also includes 372,340 shares of our common stock issuable upon exercise of Series A Warrants issued in our June 24, 2004 private placement, and 372,340 shares of our common stock issuable upon exercise of Series B Warrants issued in our June 24, 2004 private placement.

(4)
Includes 508,810 shares of our common stock, 169,434 shares of our common stock issuable upon exercise of additional investment rights and 178,083 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(5)
Includes 372,340 shares of our common stock issuable upon exercise of Series A Warrants issued in our June 24, 2004 private placement, and 372,340 shares of our common stock issuable upon exercise of Series B Warrants issued in our June 24, 2004 private placement.

(6)
Mitchell P. Kopin, the president of Downview Capital, Inc., the general partner of Cranshire Capital, L.P., has sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mitchell P. Kopin and Downview Capital, Inc. disclaims beneficial ownership of the shares held by Cranshire Capital, L.P.

(7)
Includes 466,666 shares of our common stock, 155,400 shares of our common stock issuable upon exercise of additional investment rights and 163,333 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(8)
Includes 933,333 shares of our common stock, 310,800 shares of our common stock issuable upon exercise of additional investment rights and 326,667 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement. Also includes an additional 239,360 shares of our common stock issuable upon exercise of common stock purchase warrants.

(9)
Includes 933,333 shares of our common stock, 310,800 shares of our common stock issuable upon exercise of additional investment rights and 326,667 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(10)
Includes 239,360 shares of our common stock issuable upon exercise of common stock purchase warrants.

(11)
Includes 800,000 shares of our common stock, 266,400 shares of our common stock issuable upon exercise of additional investment rights and 280,000 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(12)
Ramius Capital Group, LLC ("Ramius Capital") is the investment advisor of Portside Growth and Opportunity Fund ("Portside") and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., LLC, the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(13)
Includes 533,333 shares of our common stock, 177,600 shares issuable upon exercise of additional investment rights and 186,667 shares issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(14)
Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund, Ltd. Mr. Silverman disclaims beneficial ownership of these shares.

(15)
Includes 466,666 shares of our common stock, 155,400 shares of our common stock issuable upon exercise of additional investment rights and 163,333 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement. Also includes 212,766 shares of our common stock issuable upon exercise of the Preferred Stock issued in our June 24, 2004 private placement and an additional 106,383 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our June 24, 2004 private placement.

(16)
Includes 466,666 shares of our common stock, 155,400 shares of our common stock issuable upon exercise of additional investment rights and 163,333 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(17)
Includes 212,766 shares of our common stock issuable upon exercise of the Preferred Stock issued in our June 24, 2004 private placement and an additional 106,383 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our June 24, 2004 private placement.

(18)
Includes 38,614 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

PLAN OF DISTRIBUTION

        The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

  •
  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling security holders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. Upon our company being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our company being notified in writing by a selling security holder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

        The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling security holder and/or the purchasers. Each selling security holder has represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder's business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

        Our company has advised each selling security holder that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a selling security holder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holders in connection with resales of their respective shares under this Registration Statement.

        Our company is required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. Our company has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
(Dollar amounts are in thousands, except per share amounts)

Results of Operations:

General

        Our ITV business has historically accounted for substantially all of our revenue. In the third quarter of 2003, we completed a sale of significant assets, including our ITV intellectual property rights and our membership interest in TVGateway, LLC. This transaction marked a shift in our business away from the ITV business and toward a new video phone product and related business. Although we continued to support our remaining ITV business into the first quarter of 2004, the development of our video phone product became a primary business focus.

        Our video phone business has not produced significant revenues to date. The extent and timing of future revenues for our business depends on several factors, including the rate of market acceptance of our products and the degree of competition from similar products. We cannot predict to what extent our video phone product will produce revenues, or when, or if, we will reach profitability.

Critical Accounting Policies and Estimates

        Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States. The preparation of these financial statements require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Our significant accounting policies are described in Note 4 to our consolidated financial statements for the year ended December 31, 2004 included elsewhere in this prospectus. We believe that the following discussion addresses our critical accounting policies, which are those that are most important to the portrayal of our financial condition and results and require management's most difficult, subjective and complex judgments.

        Revenue Recognition.    Revenue is recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, the collectibility is reasonably assured, and the delivery and acceptance of the equipment has occurred or services have been rendered. Management exercises judgment in evaluating these factors in light of the terms and conditions of its customer contracts and other existing facts and circumstances to determine appropriate revenue recognition. Due to our limited commercial sales history, our ability to evaluate the collectibility of customer accounts requires significant judgment. The Company evaluates its equipment customer, and service customers', accounts for collectibility at the date of sale and on an ongoing basis.

        Presently the Company has only one customer for the purchase of its product and the agreement with this customer includes several elements relevant to revenue recognition including: (a) the customer has no general right to return the product; (b) the customer can earn warrants upon the purchase of significant video telephony units and the value of these warrants would result in a reduction of recognized revenue (the value of these warrants is routinely monitored by the Company and is currently deemed to be insignificant, however, should the value of these warrants become material an offset would be made against revenues); (c) penalties are payable to the customer if certain excessive field failure rates are exceeded; (d) the Company and the customer share in the benefit achieved by product cost reductions; (e) penalties are payable to the customer if the Company fails to deliver shipments on a timely basis; and (f) the Company extends to the customer a limited product warranty for a term not to exceed three years (the Company maintains a warranty reserve based upon the percentage of product sales consistent with industry comparable failure rates and the warranty period provided by the agreement.)

        Revenues are also offset with a reserve for any price refunds and consumer rebates consistent with the Emerging Task Force ("EITF") Issue 01-9, Accounting for Consideration Given by a vendor to a Customer.

        As an incentive to promote delivery of the units, a special product launch discount was provided by the Company to our distributor as a quantity restricted reduction to the unit contract based price in effect. For the three and nine months ended September 30, 2005, this discount was $831 and $1,222, respectively. In addition, the Company has offered a forward pricing program to our distributor and a rebate program to consumers, as further incentives for the holiday season. These incentive programs begin in the fourth quarter of 2005 and will terminate during the first quarter of 2006. Consistent with the Emerging task Force ("EITF") Issue 01-9, Accounting for Consideration Given by a vendor to a Customer, the Company has offset the September 30, 2005 revenue by $212 with a reserve for the total estimated liability for the forward pricing program. The liability associated with the rebate, $91, will be recorded in the quarter ending December 31, 2005. The total of the product launch discount, rebate and refunds for the three and nine months ended September 30, 2005 were $1,043 and $1,434, respectively.

        Inventories.    Our inventory consists primarily of finished goods equipment to be sold to our customers. The cost is determined on an average cost basis. A periodic review of inventory quantities on hand is performed in order to determine and record a provision for excess and obsolete inventories. Factors related to current inventories such as technological obsolescence and market conditions are analyzed to determine estimated net realizable values. A provision is recorded to reduce the cost of inventories to the estimated net realizable values. Any significant unanticipated changes in the factors noted above could have an impact on the value of our inventories and our reported operating results. Our inventory balance as of September 30, 2005 was $255 and related solely to our new video phone business.

        Long-Lived Assets.    Our long-lived assets consist of property and equipment. These long-lived assets are recorded at cost and are depreciated or amortized using the straight-line method over their estimated useful lives. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from such assets are separately identifiable and are less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined by using the anticipated cash flows discounted at a rate commensurate with the risk involved. Measurement of the impairment, if any, will be based upon the difference between carrying value and the fair value of the asset. If useful life estimates or anticipated cash flows change in the future, we may be required to record an impairment charge.

        Accounting for Income Taxes.    As part of the process of preparing our consolidated financial statements we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves us estimating our actual current tax exposure together with assessing temporary differences resulting from differing treatment of items, such as depreciation of property and equipment and valuation of inventories, for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not more likely than not, we must establish valuation allowances. To the extent we establish valuation allowances or increase the allowances in a period, we must include an expense within the tax provision in the statement of operations.

        We have a full valuation allowance against the net deferred tax asset as of December 31, 2004 and September 30, 2005, due to our lack of earnings history and the uncertainty as to the reliability of the asset. In the future, if sufficient evidence of our ability to generate sufficient future taxable income becomes apparent, we would be required to reduce our valuation allowance, resulting in a benefit from income tax in the consolidated statement of operations.

        Stock-Based Compensation.    The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and has presented the required disclosures of SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure. At December 31, 2004, the Company had stock-based compensation plans, which are described separately in Note 10 to the consolidated financial statements for the year ended December 31, 2004. The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its plans, and accordingly, no compensation cost has been recognized for the Company's fixed stock-based compensation.

        In December 2004, the FASB issued SFAS No. 123 (R), "Share-Based Payment" that focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." Beginning with our annual periods that begin after June 15, 2005, we will be required to expense the fair value of employee stock options and similar awards. As a public company, we are allowed to select from two alternative transition methods, each having different reporting implications.

        Subsequently, in April 2005, the SEC issued Release 2005-57, which allows companies to implement Statement No. 123 (R) at the beginning of their next fiscal year, instead of the next reporting period that begins after June 30, 2005 as disclosed in the original statement No. 123 (R) release in December 2004. We are currently evaluating the impact of this standard and its transitional alternatives.

        Accounting for Preferred Shares.    The Company accounts for preferred stock in accordance with EITF topic D-98 "Classification and Measurement of Redeemable Securities," and the Redeemable Preferred Stock was recorded in the financial statements as temporary equity. Additionally, the fair value of warrants and preferred stock conversion options were recorded into the consolidated financial statements as liabilities as a result of their features that require accounting under FAS 133 "Accounting for Derivative Instruments and Hedging Activities, as amended." At each reporting balance sheet date, an evaluation is made of these valuations and marked to market.

Discontinued Operations

        During the first quarter of 2004, we transitioned from the business of developing and selling interactive television, or ITV, technology, products and services for use in conjunction with cable TV broadband networks (the "ITV business") to the development of our video phone products as our primary business focus. During the three and nine months ended September 30, 2004, the Company had revenues from our discontinued ITV business operations of $0 and $82, respectively. Cost of revenues for the three and nine months ended September 30, 2004 was $0 and $43, respectively. Operating expenses from discontinued operations were $0 and $16, respectively, for the three and nine months ended September 30, 2004. For the three and nine months ended September 30, 2004, other income, net of other expenses, relating to our discontinued ITV business operations were $7 and $13, respectively. There were no revenues, cost of revenues, operating expenses, and other income and other expenses from discontinued operations during the three and nine months ended September 30, 2005.

Three and nine Months Ended September 30, 2005 and September 30, 2004 (Restated)

  Revenues.

        Revenues.    Total gross revenues from continuing operations for the three and nine months ended September 30, 2005 were $3,333 and $5,300, respectively. Net revenues for the three and nine months ended September 30, 2005 were $2,290 and $3,866, respectively. These revenues represent deliveries of video phones for pre-market testing, for the initial launch of video phones for the consumer market and for filling the channel distribution pipelines prior to the holiday selling season. As an incentive to promote delivery of the units, a special product launch discount was provided by the Company to our distributor as a quantity restricted reduction to the unit contract based price in effect. For the three and nine months ended September 30, 2005, this discount was $831 and $1,222, respectively. In addition, the Company has offered a forward pricing program to our distributor and a rebate program to consumers, as further incentives for the holiday season. These incentive programs begin in the fourth quarter of 2005 and will terminate during the first quarter of 2006. Consistent with the Emerging task Force ("EITF") Issue 01-9, Accounting for Consideration Given by a Vendor to a Customer, the Company has offset the September 30, 2005 revenue by $212 with a reserve for the total estimated liability for the forward pricing program. The liability associated with the rebate, $91, will be recorded in the quarter ending December 31, 2005. The total of the product launch discount, rebate and refunds for the three and nine months ended September 30, 2005 were $1,043 and $1,434, respectively.

  Costs and Expenses.

        Cost of Revenues.    The cost of revenues from continuing operations, which consisted of product and delivery costs relating to the delivery of video phones, was $2,450 and $3,840, respectively, for the three and nine months ended September 30, 2005. In addition, included in cost of revenues for the three and nine months ended September 30, 2005, is an initial product warranty reserve of $336 (refer to Note 6 to the financial statements for the period ended September 30, 2005). There was no warranty reserve for the same periods in 2004. Costs of revenues from continuing operations during the three and nine months ended September 30, 2004 were $50.

        Engineering and Development.    Engineering and development expenses primarily consist of compensation, and the cost of design, programming, testing, documentation and support of the Company's video phone product. Engineering and development costs were $1,468 for the three months ended September 30, 2005, compared with $1,038 for the three months ended September 30, 2004, and $4,146 and $2,637, respectively, for the nine months ended September 30, 2005 and 2004. This increase of $430, or 41%, and $1,509, or 57%, respectively, for the three and nine months ended September 30, 2005 over 2004, reflects the Company's increased concentration of its engineering staff, and related costs, for the further and continuing development of its video phone product.

        Sales and Marketing.    Sales and marketing expenses consist primarily of compensation, attendance at conferences and trade shows, travel costs, promotions and other marketing programs related to the marketing of the Company's video phone product. Sales and marketing costs were $392 for the three months ended September 30, 2005, compared with $324 for the three months ended September 30, 2004, and $1,410 and $924, respectively, for the nine months ended September 30, 2005 and 2004. This increase of $68, or 21%, and $486, or 53%, respectively, for the three and nine months ended September 30, 2005 over 2004, reflects the increased effort of staff, and related marketing, service and promotional expenditures associated with the launch and growth of the Company's video phone business.

        General and Administrative (Restated).    General and administrative expenses consist primarily of expenditures for administration, office and facility operations, finance and general management activities, including legal, accounting and professional fees. General and administrative expenses were

$1,248 for the three months ended September 30, 2005, compared with $1,762 for the three months ended September 30, 2004, and $2,982 and $3,805, respectively, for the nine months ended September 30, 2005 and 2004. This decrease of $514, or 29%, and $823, or 22%, respectively, for the three and nine months ended September 30, 2005 over 2004, is attributable to certain expenses incurred during the three and nine months ended September 30, 2004 that were not incurred during the three and nine months ended September 30, 2005. These expenses consisted of a non cash charge of $606 reflecting a Black Scholes estimate of the value of the warrants issued to a related investor in September 2004, an expense for sales taxes of $125 incurred in the first quarter of 2004, and a reduction in rent expense of $186 and $624, respectively, for the three and nine months ended September 30, 2005 compared to the three and nine months ended September 30, 2004. These decreases were partially offset by increased professional fees incurred of $278 and $516, respectively, for the three and nine months ended September 30, 2005 when compared to the same periods in 2004.

        Interest, Other Income and Interest Expense.    Interest, other income and interest expense consist of interest earned on cash and cash equivalents, and interest expense on short-term debt. Interest and other income increased from $37 for the three months ended September 30, 2004 to $292 for the three months ended September 30, 2005, and increased from $56 for the nine months ended September 30, 2004 to $466 for the nine months ended September 30, 2005, primarily due to additional interest income earned on a higher level of invested funds and an insurance refund settlement of $36. During the three months ended September 30, 2005, the Company earned interest on average cash balances of approximately $12,890 and incurred interest expense related to its insurance financing. In comparison, during the three months ended September 30, 2004 the Company earned interest on average cash balances of approximately $6,693 and incurred interest expense related to its insurance financing. For the nine months ended September 30, 2005, the Company earned interest on average cash balances of approximately $12,111 compared to $6,049 for the nine months ended September 30, 2004.

        Income Taxes.    The Company has incurred net operating losses since inception and accordingly had no income taxes and has not recorded any income tax benefit for those losses.

2004 (Restated) versus 2003 (Restated)

Revenues

        Revenues.    Revenues from continuing operations of $231 were realized during the twelve months ended December 31, 2004. These revenues represent the initial deliveries of video phones for pre-market testing. There were no revenues from continuing operations for the twelve months ended December 31, 2003. Revenue from the sale of equipment is recognized by the Company when the products are delivered and accepted.

Costs and Expenses

        Cost of revenues.    The cost of revenues from continuing operations relating to the initial deliveries of video phones was $103 for the twelve months ended December 31, 2004. There were no cost of revenues from continuing operations for the twelve months ended December 31, 2003.

        Engineering and Development.    Engineering and development expenses primarily consist of compensation, and the cost of design, programming, testing, documentation and support of the Company's video phone product. Engineering and development costs were $4,001 for the twelve months ended December 31, 2004, compared with $3,000 for the twelve months ended December 31, 2003. This increase in 2004 over 2003 of $1,001 or 33%, reflects our increased shift of efforts of our engineering staff, and related costs, from our ITV business (discontinued operations) to the continuing development of our video phone product.

        Sales and Marketing.    Sales and marketing expenses consist primarily of compensation, attendance at conferences and trade shows, travel costs, promotions and other marketing programs related to the introduction of our video phone product. Sales and marketing costs were $1,362 for the twelve months ended December 31, 2004, compared with $466 for the twelve months ended December 31, 2003. This increase of $896, or 192%, reflects the increased marketing and promotional expenditures, trade shows attendance, as well as a shift in efforts from our ITV business to our video phone product.

        General and Administrative—as restated.    General and administrative expenses consist primarily of expenditures for administration, office and facility operations, finance and general management activities, including legal, accounting and professional fees. General and administrative expenses were $4,675 for the twelve months ended December 31, 2004, compared with $2,331 for the twelve months ended December 31, 2003. The increase of $2,344, or 100%, is attributable primarily to our transition of nearly all of our administrative management compensation, facility, legal, finance and professional consulting fees toward the further development of the video phone business, and a non cash charge of $608 during the twelve months ended December 31, 2004, reflecting a Black Scholes estimate of the value of warrants and options issued to Motorola in 2004 in conformity with the terms of the agreement signed in April 2004. For the twelve months ended December 31, 2003, video phone related costs were $2,331, or 60% of total General and Administrative expense of $3,889 (including $1,558 in discontinued operations).

        Interest, Other Income and Interest Expense.    Interest, other income and interest expense from continuing operations consisted of interest earned on cash and cash equivalents, and interest expense on short-term debt. Total interest and other income increased to $1,023 for the twelve months ended December 31, 2004 from $0 for the twelve months ended December 31, 2003. During the twelve months ended December 31, 2004, we earned interest income of $86 on average cash balances of approximately $6,601, and incurred interest expense of $6 related to insurance financing. In comparison, during the twelve months ended December 31, 2003, we earned interest on average cash balances that are included with discontinued operations of approximately $2,222, and incurred interest expense of $6 related to our insurance financing. Included in total interest and other income is $928 which represents deferred rent credits of $143 and cancelled unpaid rent of $785 relating to the amendment of our facility lease with an effective date of June 2004. For more details, refer to Note 12 to our consolidated financial statements for the year ended December 31, 2004.

        Non Cash Change in Fair Value of Warrants and Conversion Options.    For the twelve months ended December 31, 2004, the non cash change in fair value of warrants and conversion option was an expense of $10,091. This expense was the result of a marked to market adjustment as of December 31, 2004 related to our June 24, 2004 private placement of our Preferred Stock and Warrants. Over the life of the instruments, these marked to market adjustment of gains and losses will offset and net to $0.

        Income Taxes.    We have incurred net operating losses since inception and accordingly have had no income taxes and have not recorded any income tax benefit for those losses.

Liquidity and Capital Resources

        As of September 30, 2005, our primary source of liquidity consisted of cash and cash equivalents that are highly liquid, are of high quality investment grade and have original maturities of less than 90 days.

        At September 30, 2005, we had cash and cash equivalents of $21,891 (and no short-term investments) as compared to cash and equivalents of $11,840 (and no short-term investments) at December 31, 2004. Net cash used in continuing operations was $2,488 for the three months ended September 30, 2005, as compared to $1,867 used for the same period in 2004. The net cash used in continuing operations was $8,410 for the nine months ended September 30, 2005 as compared to $5,308 used for the same period in 2004. This increase in net cash used for continuing operations was primarily attributable to the Company's increase in expenditures related to the video phone business. The Company recorded bad debt expense in the amount of $0 and $16, respectively, from discontinued operations during the three and nine months ended September 30, 2004 to reflect its current assessment of the collectability of certain receivables.

        Cash provided by financing activities from continuing operations during the three months ended September 30, 2005, totaled $16,966 compared to $12 provided during the same period in 2004. Cash provided by financing activities from continuing operations during the nine months ended September 30, 2005 was $18,889 as compared to $10,378 provided during the same period in 2004. Capital expenditures were $107 and $167 for the three months ended September 30, 2005 and 2004, respectively. For the nine months ended September 30, 2005 and 2004 capital expenditures were $428 and $197, respectively.

        As of December 31, 2004, our primary source of liquidity consisted of cash and cash equivalents that are highly liquid, are of high quality investment grade and have original maturities of less than three months.

        At December 31, 2004, we had cash and cash equivalents of $11,840 (and no short-term investments). Net operating cash used in continuing operations was $7,084 for the twelve months ended December 31, 2004, as compared to $3,644 used for the same period in 2003. This increase in net operating cash used for continuing operations was primarily attributable to our increase in expenditures during the twelve months ended December 31, 2004, related to the video phone business. We recorded bad debt expense in the amount of $16 from discontinued operations in 2004 to reflect our assessment of the collectability of certain receivables.

        Cash provided by financing activities from continuing operations through various private placements of our company's securities and through the exercise of non-executive employees' and prior employees' stock options during the twelve months ended December 31, 2004, totaled $16,349 compared to $1,490 provided during the same period in 2003. During the third quarter of 2003, we completed a sale of certain assets, including our ITV intellectual property rights and our membership interest in TVGateway, LLC, for $3,000 in cash to TVGateway, LLC, a company we were instrumental in forming.

Operations and Liquidity.

        To date, the Company has funded operations primarily through private sales of equity securities and through an initial public offering of common stock in April 1999. As of September 30, 2005 the Company had cash, and cash equivalents of $21,891. The operating cash usage from continuing operations for the three months ended September 30, 2005 and 2004 was $2,488 and $1,867, respectively. Operating cash usage from continuing operations for the nine months ended September 30, 2005 and 2004 was $8,410 and $5,308, respectively. As of September 30, 2005 we have no outstanding debt and our assets are not pledged as collateral.

        The Company has funded operations through the private placement of our common stock in January 2004, which provided proceeds of $1,500, the private placement of our common stock in April 2004 providing proceeds of $1,000, the June 2004 private placement of our redeemable preferred stock providing proceeds of $7,550, the private placement of common stock in December 2004 providing $500, the exercise of additional investment rights and warrants providing $6,800 in January, February, May and December 2004 and January, February, and April 2005, the exercise by employees and former employees of options throughout 2004 and January through September 2005 providing aggregate proceeds of $1,526, and the August 2005 private placement of common stock, together with additional rights and warrants, providing $17,500. We do however have an obligation to pay dividends on, as well as to redeem, our outstanding Preferred Stock upon maturity, or at the earlier option of a holder of these securities. Under certain limited circumstances we may be forced to make such payments and redemptions with cash instead of shares of our common stock. In such event our ability to fund continuing operations would be negatively impacted.

        The report of the independent registered public accounting firm for the year ended December 31, 2004 included an explanatory paragraph stating that our Company had suffered recurring losses from operations and had a net accumulated deficiency of $218,000, and that these issues raised substantial doubt about our Company's ability to continue as a going concern. As of September 30, 2005, our short term cash requirements and obligations include inventory, accounts payable and capital expenditures from continuing operations, operating expenses, and the redemption of preferred stock, of which $333 is required to be redeemed in December 2005 and $333 is required to be redeemed in June 2006, although this redemption can be made in common stock if certain conditions are met. We expect, based on our internal forecasts and assumptions relating to our operations (including among others, assumptions regarding our short term cash requirements and our projected revenue growth) that we have sufficient cash on hand to meet our obligations for at least the next twelve months.

        Our ability to generate cash is dependant upon the sale of our Ojo product and on obtaining cash through capital markets. We began generating revenue from commercial shipment of our Ojo product in April, 2005 and we expect revenues to increase as the product continues to roll out to the marketplace. This increased level of sales activity is projected to have a positive impact on our cash flows from operations, which will support our ability to meet our obligations beyond the next twelve months. Given that our video phone business involves the development of a new product line with no market penetration, in an undeveloped market sector, no assurances can be given that sufficient sales, if any, will materialize.

        Additionally, as needed, we plan to generate cash by turning to the capital markets for funding. No assurances can be given that, if pursued, additional financing transactions can be consummated. We continue to evaluate possibilities to obtain additional financing through public or private equity or debt offerings, bank debt financing, asset securitizations, or from other sources, should we need to obtain such financing. Such additional financing would be subject to the risk of availability, may be dilutive to our shareholders, or could impose restrictions on operating activities. There can be no assurance that this additional financing will be available on terms acceptable to us, if at all.

        We, however remain hopeful that sufficient sales will materialize and/or that sufficient funding can be developed through ongoing operations or additional financings to continue our operations beyond the next twelve months.

        Our long term cash requirement obligations are primarily comprised of the items noted above. We have no long term debt and our contractual cash requirements and obligations existing beyond the next twelve months are comprised solely of operating lease commitments and redemption of preferred stock, which are not considered material. We have limited capacity to further reduce our workforce and scale back on capital and operational expenditures to decrease our cash usage.

        In December 2003, WorldGate reached agreement with Mototech, Inc. (not an affiliate of Motorola) for the purchase of 625,000 shares of newly issued common stock at $0.80 per share, in return for future design and engineering services by Mototech. WorldGate had previously contracted with Mototech to assist the Company with the design and volume manufacture of WorldGate's Ojo personal video phone. The purchase price for these shares has been fully paid as of December 31, 2004 by an equivalent reduction in the development and initial procurement payments that would otherwise be due to Mototech. The value of this transaction was $600 (based on the closing stock price of $0.96 on the date of the transaction) of which $200 was recorded as an expense for the year ended December 31, 2003 and $400 was expensed for the year ended December 31, 2004. Mototech is an affiliate of Accton Technology Group, a group of Taiwanese manufacturers that we believe are well-known in the electronics industry. Mototech currently manufactures and distributes a full range of high performance high speed data and computer networking products, including cable set top boxes, home gateways, wireless LANs, hubs, switches, routers, and other related products. In addition, in April 2004, Mototech invested $1,000 to purchase 666,666 shares of newly issued common stock at $1.50 per share.

Quantitative and Qualitative Disclosures About Market Risk.

        Interest Rate Risk.    Our exposure to market risk related to changes in interest rates relates primarily to our investment portfolio. We invest in instruments that meet high credit quality standards, and we limit the amount of credit exposure with respect to any one issue, issuer and type of investment.

        As of September 30, 2005, the Company's cash and cash equivalents were $21,891, having an original maturity of less than 90 days, and it had no short-term investments. Due to the average maturity and conservative nature of our investment portfolio, management believes a sudden change in interest rates would not have a material effect on the value of the portfolio. Management estimates that had the average yield of our investments decreased by 100 basis points, our interest income for the nine months ended September 30, 2005 would have decreased by approximately $87. This estimate assumes that the decrease occurred on the first day of 2005 and reduced the yield of each investment instrument by 100 basis points. The impact on our future interest income of future changes in investment yields will depend largely on our total investments.

        Foreign Currency Exchange Risk.    Although we transact business in various foreign countries, the principal portion of our business is in the United States and substantially all of our revenues and costs to date have been denominated in U.S. dollars. Although our agreement with Mototech (not an affiliate of Motorola), our contract manufacturer in Taiwan, is denominated in U.S. dollars, their material acquisition costs are subject to exchange rate changes that could impact our product costs.

Disclosure of Contractual Obligations

        The following is a schedule of future lease obligations as of September 30, 2005:

	Total	Less than 1 year	1-3 years	3-5 years
Operating lease	$2,401	$491	$981	$929

Recent Accounting Pronouncements

        In November 2004, the FASB issued SFAS No. 151 "Inventory Costs" which amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date SFAS No. 151 was issued. SFAS No. 151 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 151 to have a material effect on its consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets" which amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions." APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date SFAS No. 153 was issued. SFAS No. 153 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 153 to have a material effect on its consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 123 (R), "Share-Based Payment" that focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." Beginning with our quarterly period that begins January 1, 2006, we will be required to expense the fair value of employee stock options and similar awards. As a public company, we are allowed to select from two alternative transition methods, each having different reporting implications. The impact of SFAS No. 123R has not been determined at this time.

        In May 2005, SFAS No. 154, "Accounting Changes and Error Corrections—replacement of APB Opinion No. 20 and FASB Statement No. 3" (SFAS No. 154) was issued. SFAS No. 154 changes the accounting for and reporting of a change in accounting principle by requiring retrospective application to prior periods' financial statements of changes in accounting principle unless impracticable. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS No. 154 to have a material impact on its results of operations, financial position or cash flows.

BUSINESS

        WorldGate Communications, Inc. was incorporated in Delaware in 1996 to succeed to the business of our predecessor, WorldGate Communications, L.L.C., which commenced operations in March 1995. In April 1999, we completed our initial public offering of 5,750,000 shares of our common stock. Since January 9, 2003 our common stock has been listed on the NASDAQ Small Cap Market. Previously our common stock was traded on the NASDAQ National Market. Our common stock is traded under the symbol "WGAT". Our executive offices are located at 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053.

Overview

        Since our formation in 1995 and until January 2004, we were in the business of developing and selling interactive television, or ITV, technology, products and services for use in conjunction with cable TV broadband networks (the "ITV Business"). Using our solutions, cable TV operators branded, marketed, and offered a wide variety of ITV packages to consumers. These packages included walled gardens of information, communications solutions complete with Internet-based e-mail and chat, and Web surfing, all presented and engaged on the TV set.

        During the third quarter of 2003, we completed a sale of significant assets, including our ITV intellectual property rights and our membership interest in TVGateway, LLC, for $3,000,000 in cash to TVGateway, LLC, an ITV oriented company we were instrumental in forming. Our transaction with TVGateway, LLC marked a shift in our business away from the ITV Business and toward a new video phone product and associated business. Although we continued to support our current ITV Business into the first quarter of 2004, the development of our video phone product became a primary business focus. The funds we received from the sale of assets to TVGateway, LLC, as well as the funds we subsequently received as a result of several private placements of our securities have permitted us to fund the development of our new business.

        During 2004, we continued development of a video phone, designed specifically for personal video communication over high speed data, or HSD or broadband networks, that we believe is differentiated, both from competitors and from previous efforts at personal video telephony, by providing: "true to life" communication (meaning that images and sounds are synchronized, that there are minimum delays between the two ends of the communication, and that the quality of the images are improved significantly), ease of deployment by HSD operators, ease of use by residential and business end users, a highly styled ergonomic design, and interoperation with the public switched telephone network, or PSTN. The design of our first video phone product was substantially completed in late 2004 and field trials were commenced. Commercial distribution of this product commenced in the spring 2005 time frame.

        On April 28, 2004, we entered into a multi-year agreement with General Instrument Corporation d/b/a the Broadband Communication Sector of Motorola, Inc. for the worldwide development and distribution of the Ojo personal video phone. Under the terms of the agreement, our video phone will be co-branded with our trademark, Ojo™, and Motorola will market the Ojo personal video phone as part of its "connected home" portfolio of consumer HSD solutions. Motorola plans to distribute Ojo worldwide through HSD service providers, retailers, and distributors of telecommunications products.

        HSD service users provide a large, and we believe conducive, target market for a quality video phone offering. We believe that Motorola, as a worldwide market leader in the HSD market is well-positioned to assist us with our video phone offering. Initial video phone sales are expected to be derived from new technology adopters and regular long distance communicators such as families and close friends. We also expect that the business-to-business opportunity will be attractive as a video phone provides means to improve interpersonal communication and multi-location productivity. Furthermore we expect that the growth in the voice over Internet protocol market (or "VoIP") will also help to drive sales of our video phone since it can also serve as a VoIP endpoint.

        Our business model is based on the sale of video phones and related products. We expect that our products will be marketed to HSD operators as well as to consumers through traditional consumer electronics distribution channels. We believe that HSD operators could realize significant recurring revenue streams associated with offering our product to end users. We have also developed this product to require very minimal capital investment or incremental costs by such operators. Our marketing objective is to have our video phones supplement and hopefully replace ordinary home and business phones worldwide.

General Product Description

        We have developed a video phone, ergonomically designed specifically for in-home and business, personal video communication. We have identified several issues that have interfered with commercial success and consumer acceptance of video phones and sought to address each of these issues within the Ojo video phone. The Ojo video phone was designed for use on the existing HSD infrastructure. The Ojo phone will, however, also connect to the analog phone line for interoperability with the voice only communications offered by the existing PSTN networks. Ojo, therefore, can be used for video calls, for ordinary voice only calls as well as for voice over Internet protocol, or VoIP calls. We believe that Ojo is differentiated, both from competitors and from previous efforts at personal video telephony, by providing: true to life communication (meaning that images and sounds are synchronized, that there are minimum delays between the two ends of the communication, and that the quality of the images are improved significantly), interoperation with the PSTN, ease of deployment by HSD operators, ease of use by consumers, and a highly styled ergonomic design. We believe Ojo uniquely leverages the recent development of a state of the art connectivity infrastructure, as well as the convergence of the latest improvements in compression technology, processing power and bandwidth availability, to help ensure, enable and maintain dedicated high quality end-to-end connections.

        The Ojo solution consists of two primary components:

    1.
    A display unit includes the camera, video screen and external interface ports. The video screen is used to display menus and provide a user interface as well as to view the images of the local and remote parties. Considerable effort has been expended in the ergonomic and stylistic design of the display unit. For example, it is taller than most conventional phones to ensure that the user is looking into the unit and not down at the unit. Similarly the camera of the unit is looking at the user at face level, instead of "up the user's nose." The display unit can be used as a standard speaker phone to receive both audio and audio/video calls. The display unit is designed to be aesthetically usable in any room. Particular attention was given to the user interface to ensure that Ojo was installable and usable without the need to refer constantly to a manual. The display contains an RJ-45 jack for connection to the cable or DSL modem and an RJ-11 jack for connection to the PSTN or VoIP network. The consumer simply plugs the display unit into the high-speed modem or router and into the standard house power outlet to facilitate access to the necessary data network. In addition to a connection to the high-speed modem or router, the display unit also connects to the standard phone line. This connection, while not required for a video phone call, allows the Ojo video phone to also be used as a standard telephone.

    2.
    A cordless handset with an internal speaker and microphone, a monochrome graphical display and most of the user controls for the device (numeric keypad, navigation device, talk, mute and end buttons). Although the handset is discussed as a separate component, it will generally be seated in the lower portion of the display unit where it will serve as the navigation device while its batteries are being charged. The handset fits into a cradle on the display unit. It is designed to be used both as part of a video call, or alone for standard PSTN phone calls. Since the Ojo unit is designed to receive and make audio calls as well as video calls, the handset functions as a typical cordless phone and has the features a user typically expects for a cordless phone. Although video calls can be received at the display unit even when the handset is not present, the handset is intended to be the primary component used to operate the video phone (in a manner similar to a television remote control).

Material Developments for WorldGate since December 31, 2003

        The following is a summary of material developments for us that have occurred since December 31, 2003:

        In January 2004, during the Consumer Electronics Show (CES) we successfully demonstrated the capability of delivering high quality video telephone over the Internet. Using our Ojo video phone, we demonstrated repeated quality calls between our headquarters in suburban Philadelphia and Las Vegas. Using a data rate of 150 kbps, we made video calls with full motion video displayed at 30 frames per second, similar to that of broadcast television. The calls provided consistent, true-to-life, synchronized, voice and video communications during peak Internet usage time periods. We believe this was the first successful demonstration of H. 264-based signal processing technology in a personal video phone.

        On January 21, 2004, we completed a private placement resulting in an issuance of 1,000,000 shares of our common stock at a sale price of $1.50 per share, five-year warrants to purchase up to 300,000 shares of our common stock at an exercise price of $1.875 per share, and additional investment rights to purchase, for a limited period of time, up to 200,000 shares of our common stock at an exercise price of $1.50 per share. In addition, we agreed to issue warrants to purchase up to an additional 10,000 shares of our common stock at an exercise price of $1.875 per share upon the exercise of the additional investment rights. The January 2004 private placement resulted in gross proceeds to us of approximately $1,500,000.

        On April 23, 2004, we completed a private placement of 666,666 shares of our common stock with Mototech Inc. (not an affiliate of Motorola), at a sale price of $1.50 per share. The private placement resulted in gross proceeds to us of $1,000,000.

        On May 3, 2004, we announced that we had entered into a multi-year agreement with Motorola, Inc. for the worldwide development and distribution of the Ojo video phone. Under the terms of the agreement, Motorola will market the Ojo personal video phone as part of its "connected home" portfolio of consumer HSD solutions. Motorola will distribute Ojo worldwide through HSD service providers, retailers, and distributors of telecommunications products. Additionally, Motorola and WorldGate will jointly develop future HSD video telephony solutions.

        On June 24, 2004, we completed another private placement that resulted in the issuance of 7,550 shares of preferred stock at a sale price of $1000 per share (which preferred stock is convertible into our common stock at a conversion price of $2.35 per share,) five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $2.69 per share, and five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $3.14 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,383 additional shares of common stock shares at $3.14 a share. The June 2004 private placement resulted in gross proceeds to our Company of $7,550,000. The private placement includes numerous provisions intended to protect these institutional investors including a cash payment penalty of 1.0% per month for unredeemed preferred shares once registration of the shares lapse and until the registration again becomes effective. A registration statement for these securities was originally filed containing fiscal 2003 financials, and an amendment to this registration statement which would include fiscal 2004 financial statements has not yet been filed.

        On November 10, 2004 we announced that the Ojo video phone was awarded a 2005 CES Best of Innovations Award from the Consumer Electronics Association (CEA).

        At the 2005 CES Show, held in Las Vegas on January 6 - 9, we formally introduced our Ojo video phone. CES is one of the world's largest annual consumer technology shows. We conducted live demonstrations to attendees and the press of the Ojo phone transmitting full-motion video with synchronized audio over a HSD internet connection.

        In December 2004, the Company completed a private placement of 208,333 shares of our common stock to K. Y. Chou, President and General Manager of Mototech (not an affiliate of Motorola), at a sales price of $2.40 per share, which resulted in additional gross proceeds to the Company of $500,000. In connection with this placement, the Company granted warrants to Mr. Chou to purchase up to 62,500 shares of our common stock at an exercise price of $2.88 per share.

        Commercial distribution of this product commenced in the spring of 2005.

        On August 3, 2005, the Company completed a private placement of $17,500,000 of its common stock and warrants with several institutional investors. The Company issued 4,666,664 shares of its common stock at $3.75 per share to the participating investors. The Company also issued five-year warrants to purchase a total of 1,671,947 shares of its common stock: 1,633,333 shares to the investors at an exercise price of $5.00 per share, and 38,614 shares to the placement agent at an exercise price of $4.53 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,554,000 additional shares of common stock at $4.12 a share. The private placement includes numerous provisions intended to protect these institutional investors including a cash payment penalty of 1.5% per month for the period above 120 days from the effective date of the Agreement that the shares in the transaction fail to be registered. As of September 30, 2005, no such penalty had been incurred. On December 1, 2005 the shares under this private placement had not been registered and until such time as the shares become registered the Company is subject to the penalty provision under this private placement.

        From January 2005 through September 2005, we received cash proceeds of approximately $19,795,000 from private placements of our company's securities, the exercise of outstanding warrants issued pursuant to the private placements discussed above and by the exercise of non-executive employees' and prior employees' stock options.

        From November 2004 through January 12, 2006, holders of the preferred stock from the June 24, 2004 private placement have converted 7,217 of their shares, resulting in the issuance of 3,071,064 shares of our common stock based upon the $2.35 conversion price.

Business Strategy

        General.    Our business model, as is typical of a consumer electronics product, is based primarily upon the sale of our Ojo video phone product. Although we are currently also providing various services in conjunction with our video phone product, we do not view this additional component of our business as significant. We do not rely upon the long term retention of service fees or other recurring revenue stream for WorldGate, although such recurring streams are included within our results of operations as they are recognized. It is our plan for Ojo video phone to be distributed through and in partnership with HSD service providers, as well as through traditional electronics distribution channels. Video phone service, using the Ojo video phone, is expected to be offered by HSD service providers as a means of attracting new HSD subscribers as well as maintaining existing subscribers. We believe that HSD service operators could realize potentially significant recurring revenue streams associated with offering products such as our Ojo video phone, and accordingly we believe they will embrace the concept and business model. The suggested consumer offering for a video phone service follows the traditional HSD model. We anticipate that video phone service subscribers will be able to either purchase Ojo or lease a unit from the HSD service provider.

        Manufacturing.    Ojo video phones will be manufactured in Asia, to take advantage of the base of lower labor, tooling and component costing. A formal relationship with Mototech Inc. (not an affiliate of Motorola) has already been established for the volume manufacture of Ojo. Mototech, along with U.S. Robotics and SMC Networks, are affiliates of the Accton Technology Group, a group of Taiwanese manufacturers that we believe are well-known in the electronics industry. Mototech's responsibilities in this role include:

  Product design finalization for manufacturing;
  Component selection and procurement;

  Tool sourcing and management;
  Coordination of Ojo manufacturing;
  Implementation and monitoring of Ojo's Quality Plan; and
  Product cost reduction.

        Under the agreement, Mototech is required to manufacture products in response to purchase orders issued by our company. Although our company has no obligation to purchase any particular volume of products under the agreement, Mototech is generally required to accept all purchase orders, subject to certain limits described in the agreement. As part of our agreement with Mototech we retain formal sign-off control over any product, specification, or component changes proposed by Mototech. We also maintain all rights to the Ojo technology and intellectual property, as well as the right to second source the Ojo product. Our agreement with Mototech permits Mototech and our company to terminate the agreement at any time by giving 90 days written notice to the other party.

        Product Sales and Distribution.    We have entered into an arrangement with an experienced distribution partner, Motorola, Inc. to market and distribute the Ojo video phone. Such arrangement is intended to reduce our working capital requirements by minimizing our sales and inventory costs, and provide an entree to more extensive and accelerated coverage than would be permitted by an internal organization. The name recognition, "shelf-space" potential and technology/product validation provided by Motorola are also expected to provide a significant advantage. In addition we believe we will further benefit from the Motorola relationship as a result of their access to broadband and telephony technology as well as their sourcing expertise. Through Motorola, Ojo will be marketed domestically and internationally to both the residential and business sectors through the standard consumer and business electronics channels, as well as through HSD providers in a manner similar to broadband modems.

        We have entered into a six-year distribution agreement with Motorola, Inc. for the marketing and distribution of our Ojo video phone. This agreement provides for Motorola to be WorldGate's exclusive distributor of its broadband video phone products and for WorldGate to be Motorola's exclusive supplier of its broadband video phone products. After a period of eighteen months following the commercial availability of the Ojo video phone this mutual exclusivity will terminate unless Motorola elects to continue the mutual exclusivity after having achieved certain minimum sales targets for the Ojo video phone. Motorola may, however, at its option, elect to terminate this mutual exclusivity at any time. In the event mutual exclusivity terminates or is terminated, then for a twelve month period thereafter, WorldGate will continue to be Motorola's exclusive supplier of broadband video phones, but will be free to sell video phone products to customers other than certain defined Motorola accounts. During this twelve month period, Motorola has a right of first refusal to accept and fill any orders for video phone products that WorldGate obtains from non-Motorola accounts, and is obligated to use good faith efforts to solicit and accept product orders from Motorola accounts in a commercially reasonable manner. During any period of exclusivity under this agreement we are reliant upon Motorola and its distribution partners, including, for example, wholesalers, retailers and service providers, to provide the worldwide sales and distribution of the Ojo video phone. Although the agreement requires Motorola to provide for certain marketing and promotional activities for the Ojo video phone, there are no required sales quotas for the agreement to remain in effect, and Motorola controls the volume of products being distributed by our Company. Neither party can terminate the agreement except in cases of uncured breaches of the agreement or as a result of insolvency events suffered by the other party. If Motorola and its partners are not successful, or if their activities do not lead to significant sales of our product, our operating results will be adversely affected, our revenue could be significantly reduced and we could lose potential customers. In connection with our agreement with Motorola, our company has issued a warrant to purchase 300,000 shares of WorldGate common stock, which we issued simultaneously with the execution of the agreement in April 2004, and a second warrant for 300,000 shares issued upon the delivery to Motorola of acceptable prototypes for the product. Additionally, we agreed to issue warrants to purchase up to an additional 1,650,000 shares of our common stock, upon the achievement of certain sales milestones, at an exercise price based upon the average closing sales price of our common stock during the 20 day period preceding the issuance of each warrant.

Competition

        Many of the current video phone manufacturers have focused on two applications—business video phones and video conferencing. Business video phones are designed to be located on an executive's desk and used to communicate with colleagues, employees and customers. Video conferencing units are designed for conference rooms where multiple people on one end engage with multiple people on the other end. The following is a brief description of the potential competitors and their impact on the market.

        Business Phone Products.    Most of these products are targeted for corporate use and are relatively high priced. Generally, the ergonomic design of these units emulates that of a traditional office telephone with the addition of a camera and display. The products use standard corporate gray or black material colors, familiar button shapes and designs, traditional style handsets for non-speakerphone conversation and often have business feature sets. For connectivity these products use VoIP, PSTN or ISDN. The main competitors in this sector include Viseon Inc., 8x8 Inc., Motion Media PLC, and Leadtek Research Inc.

        Video Conference Products.    D-Link Systems, Inc. produces a TV-based video phone product that is targeted to consumers and promotes its compatibility with DSL and cable modem technologies. D-Link uses the home television as the display device and utilizes either the TV's speaker or connection to a standard analog phone for the audio portion of the call. The main disadvantages of this product are convenience and non-personal video. The D-Link requires a television to send and receive calls. In many cases, this would obstruct the ability to watch television while a call is in progress thereby disrupting family television watching for the length of the call. Numerous video conferencing products exist for the business market. Typically these devices cost $2000 or more and involve complex installations of one or more cameras, monitors, microphones and speakers within a conference room setting. The videoconference nature of these products eliminates the ability to communicate on a private, one-on-one level. The main competitors in this sector include Sony, D-Link Systems, Inc., Sorenson Media and Polycom Inc.

        Telephone Products.    Vialta, Inc. produces the "Beamer", an H.324 (POTS) video phone that is designed for connection to a standard telephone. The product utilizes a standard analog telephone for connection to the PSTN and as the listening device. Because the unit uses traditional telephone lines for connectivity it cannot take advantage of the high-speed data systems available through cable and DSL modems.

        Web Cam Products.    Web cams are different from other competitive products in that they did not arise from either business video phones or video conferencing. Rather, they began in the early days of the Internet when "techies" were expanding the capabilities of PC-based content and applications with low-cost attachments to the computer. Currently, web cams are often used to display visual information rather than as a means for personal communication. Many popular web sites use web cams to show traffic, weather, adult activities and other visually interesting subjects. Software such as Net Meeting, Instant Messenger and MSN messenger are being supported in web cams to enable a video chat option to these Internet-based services. Competitors in this category include Logitech, Inc., Intel Corporation, 3Com Corporation, and Creative Technology, Ltd.

        Hybrid Web Cam-Business Phone Products.    In recent months, Cisco Systems, Inc. introduced a hybrid video phone product that is designed for the business phone market. The Cisco product consists of a web cam device and host software that enables video phone functionality when used in conjunction with an IP phone and call processing hardware. We believe this product requires a significant capital investment for implementing the call processing hardware and IP phones.

Intellectual Property

        We plan to rely on patent, trade secret, trademark and copyright law to protect our video phone intellectual property. We recently received notification from the United States Patent and Trademark Office of the allowance of our patent application for the design of our video phone. We anticipate formal issuance of the resulting patent to be forthcoming. Although we have filed additional patent applications for our technology, we do not currently hold any granted patents and our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, there can be no assurance that any patents will be issued pursuant to our current or future patent applications or that patents issued pursuant to such applications will not be invalidated, circumvented or challenged. Moreover, there can be no assurance that the rights granted under any such patents will provide competitive advantages to us or be adequate to safeguard and maintain our proprietary rights. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

Government Regulation

        Our Ojo video phone will be required to comply with various laws and government regulations, including Parts 15 and 68 of the FCC's regulations in the United States, which relate to radio frequency devices and to terminal equipment that is connected to the telephone network. The legal and regulatory environment that pertains to our business is uncertain and changing rapidly. New legislation or regulation could be introduced that could substantially impact our ability to launch and promote the Ojo video phone. For example, in the United States, the FCC and state regulatory commissions could undertake an examination of whether to impose surcharges or additional regulations upon certain providers of Internet protocol, or IP, based communication services. The imposition of regulations on IP communications services may negatively impact our business.

Research and Development

        To date, our engineering and product development has been a significant focus. The principal focus of our current engineering and development activities is the continued development and enhancement of our Ojo video phone. Development of the Ojo video phone has required combining technical experience and knowledge from two historically separate industries, cable and telephony. Our engineering and development expenditures in connection with our Ojo video phone were approximately $3,000,000, $4,001,000 and $6,486,000 for the years ended December 31, 2003, 2004 and 2005, respectively.

Employees

        As of December 31, 2005, on a consolidated basis, we had approximately 70 full-time employees. All of our employees are located in Trevose, Pennsylvania. None of our employees are represented by a labor union, and we have no collective bargaining agreement. We consider our employee relations to be good.

Financial Information Relating to Foreign and Domestic Operations and Export Sales from Continuing Operations (Dollars in Thousands)

	2003 (As restated)	2004 (As restated)
Revenues from continuing operations by geographic area
United States	$—	$231
Total	$—	$231

Loss from continuing operations (all from United States operations)	$(5,797)	$(19,461)
Identifiable Assets (all within the United States)	$5,117	$13,172
Identifiable foreign assets (hardware and tooling for Manufacturing)	$—	$650

PROPERTIES

        Our corporate headquarters is located in Trevose, Pennsylvania in a leased facility consisting of approximately 42,500 square feet at an annual fee of $11.40 per square foot. The current lease has a five year term effective September 1, 2005. The lease is cancelable by either party with eight months notice, with a termination by tenant including six months termination fee.

LEGAL PROCEEDINGS

        Although from time to time we may be involved in litigation as a routine matter in conducting its business, we are not currently involved in any litigation which we believe is material to our operations or balance sheet. We comply with the requirements of currently prevailing accounting standards and provides for accruals where a liability is probable and a reasonable estimate can be made as to the probable amount of such liability.

MANAGEMENT

Directors and Executive Officers of the Registrant.

        Our executive officers and directors are as follows:

Name	Age	Position(s)
Hal M. Krisbergh(3)	58	Chairman of the Board of Directors and Chief Executive Officer
Joel I. Boyarski	58	Vice President, Chief Financial Officer
Randall J. Gort	56	Chief Legal Officer and Secretary
James E. McLoughlin	52	Vice President, Account Development and Marketing
Richard Westerfer	47	Chief Operations Officer
Steven C. Davidson(2)	56	Director
Clarence L. Irving, Jr.(1)	50	Director
Martin Jaffe(2)	58	Director
Jeff Morris(1)	53	Director
Lemuel Tarshis(2)	64	Director

(1)
Member of Compensation Committee

(2)
Member of Audit Committee

(3)
Resigned from Compensation Committee in August 2004

        Hal M. Krisbergh has served as our Chairman and Chief Executive Officer since our inception in March 1995. From September 1981 to September 1994, Mr. Krisbergh was an executive officer of General Instrument (now a part of Motorola, Inc.). Mr. Krisbergh served as President of General Instrument's Communications Division and, for the past 17 years, has been a well-known figure in the cable industry. He is a recognized leader in the development of addressable cable boxes, impulse pay-per-view, opto-electronics and digital audio technologies. In 1991, Mr. Krisbergh received cable television's prestigious Vanguard award. Prior to joining General Instrument, Mr. Krisbergh was employed by W. R. Grace & Co., Deloitte & Touche and Raytheon Company.

        Joel I. Boyarski joined our company in October 1999 and was named Vice President and Chief Financial Officer in September 2002. Prior to becoming Vice President and Chief Financial Officer, Mr. Boyarski served as General Manager of TVGateway, LLC from December 2001 until September 2002 and as Vice President of Business Development for TVGateway, LLC from June 2000 until December 2001. From October 1999 to June 2000, he served as a consultant for our company. Prior to joining us, Mr. Boyarski was a business and financial consultant from June 1998 to

October 1999, and for 23 years prior to June 1998, he held a variety of management positions at Joseph E. Seagram and Sons, Inc., including Vice President of Finance and Business Planning for several of Seagram's Domestic and International divisions including North America, Asia Pacific and Global Duty Free.

        Randall J. Gort joined our company in August 1997 as Vice President, Legal and Corporate Affairs, General Counsel and Secretary. In January 2003 Mr. Gort became our Chief Legal Officer. From July 1995 to August 1997, Mr. Gort was General Counsel, Secretary, and Director of Legal and Corporate Affairs for Integrated Circuit Systems, Inc. Mr. Gort was in private practice from August 1994 through June 1995. Prior to that time, from May 1987 through July 1994, he was an Associate General Counsel for Commodore International Ltd. Mr. Gort was with Schlumberger Ltd. from October 1982 through early 1987, originally as Senior Attorney and then as General Counsel, FACTRON Division. From April 1979 through October 1982, Mr. Gort was Counsel for various divisions of the 3M Company, including Medical and Surgical Products Divisions, Orthopedic Products Division, Electro-Mechanical Resources Division and 3M's four tape divisions.

        James E. McLoughlin joined our company in February 2001 and in January 2002 was named Vice President, Marketing, Business and Account Development. Prior to this position, Mr. McLoughlin served as Vice President, Sales and Marketing. From February 1981 through February 2001, Mr. McLoughlin was Vice President, Affiliate Operations for Home Box Office, where he was responsible for sales and marketing of premium television services to affiliated cable television companies.

        Richard Westerfer joined our company in February 2000 as Vice President of Engineering. In December of 2000, Mr. Westerfer became Senior Vice President of Operations. He served in this position until April 2002, when he became Chief Operations Officer of WorldGate. Prior to joining us, from 1979 to February 2000, Mr. Westerfer served as the Senior Director of Engineering for General Instruments (now a part of Motorola, Inc.).

        Steven C. Davidson has been a member of our board of directors since April 2002. From 1979 until his retirement in April 2002, Mr. Davidson held various executive positions with HBO, Inc., most recently serving as Senior Vice President and General Manager of Affiliate Operations. In February 2004, Mr. Davidson returned to HBO, Inc., serving as Executive Vice President of Affiliate Sales.

        Clarence L. Irving, Jr. has been a member of our board of directors since July 2000. He has been President and Chief Executive Officer of Irving Information Group, a consulting services firm, since October 1999 and has served as a director of Covad Communications Group, Inc. since April 1999. On August 15, 2002, Covad Communications Group, Inc. filed a voluntary petition for relief under Chapter 11 of the Federal bankruptcy code in the United States Bankruptcy Court for the District of Delaware. Mr. Irving served as Assistant Secretary of Commerce to the United States Department of Commerce from June 1993 to October 1999.

        Martin Jaffe has been a member of our board of directors since April 2002. Since January 2002, Mr. Jaffe has been the Chief Operating Officer, Managing Director and Founder of Silvercrest Asset Management Group. From November 2000 until September 2001, Mr. Jaffe was Chief Financial Officer of Credit Suisse Asset Management Corporation, and from 1981 until November 2000, Mr. Jaffe was Chief Operating Officer of Donaldson, Lufkin & Jenrette Asset Management Group.

        Jeff Morris has been a member of our board of directors since April 2001. Since April 2001, Mr. Morris has been the President of Digital Media Consulting, a new media consulting company. From July 2000 to April 2001, he was President and Chief Executive Officer of Yack, Inc., an Internet events and program guide. Mr. Morris is a veteran of the cable television industry, including a fifteen-year tenure from 1984 through 2000 at Showtime Networks, Inc., where his last position was Senior Vice President of New Media and Technology Development.

        Lemuel Tarshis has been a member of our board of directors since April 2001. Since August 1991, Dr. Tarshis has been a director for the Alliance for Technology Management at the Stevens Institute of Technology. In addition, he recently worked as a consultant for Lucent Technologies Inc., Tyco International (US) Inc., GTECH Corporation, AT&T Corporation, Aequus Technologies, LLC and Verizon Communications, Inc.

Audit Committee

        The Audit Committee is currently composed of Dr. Tarshis, Mr. Davidson and Mr. Jaffe, each of whom is "independent" as such term is defined under Rule 4200(a)(15) of the NASDAQ listing standards. The Audit Committee also complies with the financial sophistication requirement under the NASDAQ listing standards. In addition, the Board has determined that Mr. Jaffe is an audit committee financial expert as defined by SEC rules.

Executive Compensation

        The following table sets forth information concerning compensation paid with respect to our chief executive officer and four other most highly compensated officers who were serving as such as of December 31, 2005, each of whose aggregate compensation for fiscal 2005 exceeded $100,000, for services rendered in all capacities for us and our subsidiaries.

Summary Compensation Table
Fiscal Years 2005, 2004 and 2003

Long Term Compensation Awards
Annual Compensation
Name and Principal Position						Securities Underlying Options (#)	All Other Compensation
	Year	Salary		Bonus
Hal M. Krisbergh Chairman and Chief Executive Officer	2003 2004 2005	$ $ $	337,080 349,497 376,209		— — 81,512	— — 50,000	— — —
Richard Westerfer Vice President, Chief Operations Officer	2003 2004 2005	$ $ $	209,192 219,531 242,977	$	— — 40,425	200,000 225,000 25,000	— — —
Randall J. Gort Vice President, Chief Legal Officer	2003 2004 2005	$ $ $	200,000 207,385 226,147	$	— — 37,625	200,000 222,250 22,500	— — —
Joel Boyarski Vice President, Chief Financial Officer	2003 2004 2005	$ $ $	195,570 202,791 221,138		— — 36,792	200,000 195,000 20,000	— — —
James McLoughlin Vice President, Account Development and Marketing	2003 2004 2005	$ $ $	190,800 197,845 215,745	$	— — 35,894	161,500 195,000 20,000	— — —

        The Compensation Committee has the authority to administer the long term incentive plans and to exercise all the powers and authorities either specifically granted to it under, or necessary or advisable in the administration of the plans, including, without limitation, the authority to grant awards; to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted, the number of shares of common stock to which an award may relate and the terms, conditions, restrictions and performance goals relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting us or our financial statements (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the plans and any award; to prescribe, amend and rescind rules and regulations relating to the plans; to determine the terms and provisions of agreements evidencing awards; and to make all other determinations deemed necessary or advisable for the administration of the plans. Generally, outstanding awards vest in equal installments over a four-year period. However, in no event may a stock option be exercised more than ten years following the date of its grant, subject to acceleration in the event of some changes of control of WorldGate.

        The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Compensation Committee, provided, however, that incentive stock options may not have an option exercise price less than the fair market value of a share of common stock on the date of grant. The option exercise price is payable by any one of the following methods or a combination thereof, to the extent permitted by the Compensation Committee:

  •
  in cash or by check or wire transfer,

  •
  subject to the approval of the Compensation Committee, in common stock owned by the participant for at least six months prior to the date of exercise and valued at their fair market value on the effective date of such exercise, or

  •
  subject to the approval of the Compensation Committee, by such other provision as the Compensation Committee may from time to time authorize.

        Our board of directors or the Compensation Committee may suspend, revise, terminate or amend the equity incentive plans at any time, provided, however, that:

  •
  stockholder approval will be obtained if and to the extent required under Rule 16b-3 promulgated under the Exchange Act or if and to the extent the board determines that such approval is required for purposes of satisfying Section 162(m) or Section 422 of the Code, and

  •
  no such suspension, revision, termination or amendment may, without the consent of a participant, reduce the participant's rights under any outstanding award.

        On October 5, 2001, our shareholders approved the WorldGate 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan provides our eligible employees with the opportunity to periodically acquire shares of our common stock through payroll deductions. In general, the Stock Purchase Plan provides that:

  •
  each employee who has completed six months of continuous employment with us is eligible to participate in the Stock Purchase Plan so long as the employee customarily works at least 20 hours per week and 5 months per year;

  •
  participants in the Stock Purchase Plan are permitted to contribute up to fifteen percent of their compensation towards the purchase of our common stock;

  •
  at the end of each calendar quarter, the contributions of the participants are used to purchase shares of our common stock at the lower of eighty-five percent of the market price of our common stock: (i) at the beginning of each calendar quarter or (ii) at the end of each calendar quarter;

  •
  shares of our common stock that are purchased under the Stock Purchase Plan are not transferable by the participant until at least nine months has elapsed from the acquisition of the shares;

  •
  a maximum of 750,000 shares of our common stock (plus an annual increase of 375,000 shares) may be purchased in the aggregate by participants in the Stock Purchase Plan; and

  •
  our Board of Directors has the power and authority to administer the Stock Purchase Plan and may, subject to certain limitations suspend, revise, terminate or amend the Stock Purchase Plan.

        The following table presents information regarding options granted to our named executive officers during fiscal 2005 to purchase shares of our common stock. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price of 5% and 10% from the date the options were granted over the full option term.

Options/SAR Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/SH)	Expiration Date
					5% ($)	10% ($)
Hal M. Krisbergh	50,000	26.7	3.95	3/8/15	124,364	315,253
Richard Westerfer	25,000	13.3	2.63	11/9/15	41,402	104,951
Randall J. Gort	22,500	12.0	2.63	11/9/15	37,262	94,456
Joel Boyarski	20,000	10.7	2.63	11/9/15	33,122	83,961
James McLoughlin	20,000	10.7	2.63	11/9/15	33,122	83,961

        The following table shows the number of shares of common stock subject to exercisable and unexercisable stock options held by each of the named executive officers as of December 31, 2005. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $2.06, which was the per share closing sales price reported on the NASDAQ Small Cap Market on December 30, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option SAR Values

Name	Shares acquired on exercise (#)	Value Realized ($)	Number of securities underlying unexercised options/SARS at fiscal year end (#) Exercisable/Unexercisable	Value of unexercised in-the-money options/SARS at fiscal year end ($) Exercisable/Unexercisable
Hal M. Krisbergh	—	—	240,000/70,000	28,224/9,408
Richard Westerfer	—	—	354,000/306,000	206,590/306,590
Randall J. Gort	—	—	300,958/295,375	206,590/306,590
Joel Boyarski	—	—	221,988/273,750	215,254/291,790
James McLoughlin	—	—	183,300/251,600	169,400/256,900

Compensation of Directors

        Pursuant to our 2003 Equity Incentive Plan, non-employee directors, currently Messrs. Davidson, Jaffe, Irving, Morris and Tarshis, will receive an annual stock grant of 10,000 shares, vesting in equal amounts over four years, issued at the fair market value on the date of grant, and a stipend of $1,000 for each board or committee meeting the director attends in person, and $250 for each meeting attended telephonically. Furthermore, we paid an annual stipend of $5,000 for 2005 and will pay $10,000 for each year thereafter, as well as an initial stock grant of 30,000 shares upon becoming a non-employee director. We will continue to reimburse non-employee directors for reasonable travel expenses for attending board or committee meetings.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        Our common stock, $0.01 par value, commenced trading on the Nasdaq National Market under the symbol "WGAT" upon our initial public offering on April 15, 1999. We applied for and received permission, effective January 9, 2003, to transfer the listing of our common stock to the Nasdaq SmallCap Market. The following table shows the high and low sales price as reported by the Nasdaq National Market and the Nasdaq SmallCap Market, as is applicable, for each quarter of 2004 and 2005, and for the first quarter of 2006 through January 26, 2006.

	High	Low
Fiscal year ended December 31, 2004
First quarter	$2.29	1.01
Second quarter	3.36	1.35
Third quarter	2.45	1.41
Fourth quarter	6.03	1.52
Fiscal year ended December 31, 2005
First quarter	$6.89	3.30
Second quarter	6.03	2.95
Third quarter	4.60	2.02
Fourth quarter	3.40	1.62
Fiscal year ended December 31, 2006
First quarter through January 26, 2006	$2.30	1.61

        As of January 26, 2006, there were approximately 349 holders of record of our common stock. This number does not include stockholders for whom shares were held in a "nominee" or "street" name.

        We have never paid or declared any cash dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business.

        The following table sets forth information as of December 31, 2005 regarding securities authorized for issuance under our equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,481,015	$1.94	2,253,642	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	4,481,015		2,253,642

(1)
In October 2004 our shareholders approved a new Equity Incentive Plan. The Equity Incentive Plan as approved does not authorize any incremental shares for issuance thereunder, but rather transfers the balance available for issuance under the 1996 Stock Option Plan after all issuances thereunder. Although our 1996 Stock Option Plan remains in effect for any outstanding options issued under that plan we do not intend to issue new grants under that plan. Both the 1996 Stock Option Plan and its successor, the Equity Incentive Plan contain a provision that automatically increases the number of shares available for future issuances as of January 1st of each calendar year. The increase is equal to the lesser of (i) four (4) percent of the issued and outstanding shares of company stock (determined as of the first day of each such year), or (ii)1,000,000 shares of common stock.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information as of January 25, 2006 regarding beneficial ownership of our common stock by the following persons:

  •
  each person who is known to us to own beneficially more than 5% of the outstanding shares of common stock,

  •
  each director of WorldGate,

  •
  each executive officer of WorldGate named in the executive compensation table above, and

  •
  all directors and executive officers of WorldGate as a group.

        Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of common stock subject to options or warrants exercisable within 60 days of January 25, 2006 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of the beneficial owners is 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Ownership
Hal M. Krisbergh(1)	6,041,113	15.3%
Randall J. Gort(2)	535,150	1.4%
Richard Westerfer (3)	413,491	1.0%
Joel Boyarski(4)	286,988	*
James McLoughlin(5)	231,675	*
Steven C. Davidson(6)	33,250	*
Martin Jaffe(7)	38,250	*
Clarence L. Irving, Jr.(8)	44,625	*
Jeff Morris(9)	37,125	*
Lemuel Tarshis(10)	66,991	*

All current directors and executive officers as a group (10 persons)	7,728,658	19.5%

*
Less than 1% of the outstanding common stock.

(1)
Includes options to purchase 252,500 shares of common stock. Also includes 3,488,675 shares of common stock held directly, 1,700,000 shares of common stock held within grantor retained trusts in which either Mr. Krisbergh or his spouse are trustees, 299,938 shares of common stock held by Mr. Krisbergh's spouse and 300,000 shares of common stock held by the Krisbergh Family Foundation, with Mr. Krisbergh acting as the custodian for these shares.

(2)
Includes options to purchase 360,208 shares of common stock. Also includes 106,063 shares of common stock held directly and 68,879 shares of common stock held by Mr. Gort as custodian for his minor children.

(3)
Includes options to purchase 413,250 shares of common stock and 241 shares of common stock held by Mr. Westerfer's minor son.

(4)
Includes options to purchase 284,988 shares of common stock. Also includes 2,000 shares of common stock held directly.

(5)
Includes options to purchase 231,675 shares of common stock.

(6)
Includes options to purchase 23,250 shares of common stock. Also includes 10,000 shares of common stock held directly.

(7)
Includes options to purchase 23,250 shares of common stock. Also includes 15,000 shares of common stock held directly.

(8)
Includes options to purchase 44,625 shares of common stock.

(9)
Includes options to purchase 37,125 shares of common stock.

(10)
Includes options to purchase 49,791 shares of common stock. Also includes 5,200 shares of common stock held directly and 12,000 shares of common stock held by Mr. Tarshis' spouse.

DESCRIPTION OF THE SECURITIES

        Our authorized capital stock consists of 80,000,000 shares of common stock, par value $.01 per share, and 13,500,000 shares of preferred stock, par value $.01 per share. The following summary is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended, and the Certificate of Designations, Preferences and Rights of the Preferred Stock, forms of which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

        As of January 25, 2006, there were 39,597,539 shares of common stock outstanding. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of the Preferred Stock and of any additional preferred stock which we may designate and issue in the future.

        Holders of common stock are entitled to one vote per share on all matters submitted to a vote of holders of common stock. The holders of common stock do not have cumulative voting rights. The election of directors is determined by a plurality of votes cast, and, except as otherwise required by law, our certificate of incorporation or bylaws, all other matters are determined by a majority of the votes cast. The common stock has no preemptive rights and is not convertible, redeemable or assessable. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of legally available funds, subject to any preferential dividend rights of outstanding preferred stock. Upon any liquidation, dissolution or winding up of our company, after payment of all debts and liabilities of our company and after payment of any liquidation preferences of then outstanding preferred stock, the holders of common stock will be entitled to receive a portion of all remaining assets that are legally available for distribution.

Preferred Stock

        Our company, by resolution of the board of directors and without any further vote or action by the stockholders, has the authority, subject to certain limitations prescribed by law, to issue from time to time up to an aggregate of 13,500,000 shares of preferred stock in one or more classes or series and to determine the designation and the number of shares of any class or series as well as the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series, including dividend rights, dividend rates, conversion rights and terms, redemption rights and terms, and liquidation preferences. The issuance of the preferred stock may have the effect of delaying, deferring or preventing a change of control of our company.

        On June 17, 2004, the board of directors authorized 7,550 shares of Preferred Stock. All of such preferred stock was issued on June 24, 2004. Between June 24, 2004 and September 30, 2005, 6,550 were converted into common stock. As of January 3, 2006, an additional 667 shares were converted into common stock, with 333 shares remaining outstanding. The rights, preferences and privileges of holders of the outstanding preferred stock are subject to, and may be adversely affected by, the rights of holders of shares of any additional preferred stock which we may designate and issue in the future.

        The holders of the preferred stock may convert their shares into our common stock at an initial conversion price of $2.35 per share. The conversion price adjusts in the event of stock dividends and splits and certain distributions to stockholders, fundamental transactions, and future equity transactions. The number of shares of common stock issuable upon conversion of the preferred stock increases with any accrued but unpaid dividends on the preferred stock, and changes in inverse proportion to the conversion price. We have the right to require conversion of the preferred stock into common stock upon achieving certain price targets with respect to our common stock and the satisfaction of certain other conditions.

        The preferred stock has a dividend rate of 5% per annum, payable quarterly and in preference to the payment of any dividend on our common stock. The dividends may be paid either by cash or, subject to certain conditions, through the issuance of common stock at our option (with stock payments being made at a 10% discount to the then current market price). The preferred stock has a staged maturity over three years with scheduled payments of one third due after 18 months, one half of the remainder due after 24 months and the balance due after 36 months. The preferred stock may be redeemed at maturity in cash or, subject to certain conditions, through the issuance of an indeterminable number of shares of common stock, at our option (with stock payments being made at the then current market price).

        Upon any liquidation, dissolution or winding up of our company, after payment of all debts and liabilities of our company, but prior to any payment to the holders of common stock, the holders of the preferred stock will be entitled to receive the stated value of their preferred shares plus accrued but unpaid dividends. Holders of the preferred stock generally have no voting rights, but are entitled to veto certain actions which would have the effect of changing, altering, or diluting their shares.

Limitation on Liability

        Our certificate of incorporation limits or eliminates the liability of our directors or officers to us or our stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL, as amended. The DGCL provides that a director of our company shall not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

  •
  for any breach of such person's duty of loyalty;

  •
  for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

  •
  for the payment of unlawful dividends and some other actions prohibited by Delaware corporate law; and

  •
  for any transaction resulting in receipt by such person of an improper personal benefit.

        The certificate of incorporation also provides that the directors shall be entitled to the benefits of all limitations on the liability of directors generally that now or hereafter become available under the DGCL.

        The certificate of incorporation also contains provisions indemnifying our directors, officers and employees to the fullest extent permitted by the DGCL.

        We maintain directors' and officers' liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Certain Anti-Takeover Provisions

        The ability of our board under our certificate of incorporation to establish the rights of, and to cause our company to issue, substantial amounts of preferred stock without the need for stockholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as our board may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of our company or to dilute the stock ownership of holders of common stock seeking to obtain control of our company. The rights of the holders of common stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of our company. We have no present plans to issue any shares of preferred stock.

Section 203 of the Delaware General Corporation Law

        Section 203 of the DGCL prohibits some "business combinations" between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. For purposes of Section 203, business combinations are defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and some transactions that would increase the interested stockholder's proportionate share ownership in the corporation. Section 203 prohibits any such business combination for a period of three years commencing on the date the interested stockholder becomes an interested stockholder, unless:

  •
  the business combination is approved by the corporation's board of directors prior to the date the interested stockholder becomes an interested stockholder;

  •
  the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by some employee stock plans) in the transaction in which it becomes an interested stockholder; or

  •
  the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        The DGCL contains provisions enabling a corporation to avoid Section 203's restrictions if stockholders holding a majority of the corporation's voting stock approve an amendment to the corporation's certificate of incorporation or bylaws to avoid the restrictions. We have not and do not currently intend to "elect out" of the application of Section 203 of the DGCL.

Bylaws

        Our bylaws contain provisions that require advance notice to be delivered to us of any business to be brought by a stockholder before an annual or special meeting of stockholders and that specify procedures to be followed by stockholders in nominating persons for election to our board. Generally, the advance notice provisions require that the stockholder must give written notice to our Secretary:

  •
  in the case of an annual meeting, not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual meeting of stockholders; and

  •
  in the case of a special meeting, not less than 90 days prior to the scheduled date of the special meeting, (or, if later, 10 days after the first public announcement of the date of the special meeting), nor more than 120 days prior to the scheduled date of such special meeting.

In each case, the notice must set forth specific information regarding the stockholder and each director nominee or other business proposed by the stockholder, as applicable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        On November 17, 2005, Grant Thornton LLP (Grant Thornton), our independent registered public accounting firm, advised the Company that it will not stand for re-appointment for the audit of the year ending December 31, 2005 and that it will be resigning as the Company's independent auditor effective upon the completion of its current engagement which ends with the audit of the restatement described below and the review of the Company's financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. As stated in the Company's Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed on September 9, 2005 with the SEC, the Company had withheld any decision as to the retention of an independent registered public accounting firm for fiscal year 2005. The Company has elected to not seek the re-engagement of Grant Thornton.

        On January 24, 2006, the Company filed amendments to and restatements of its financial statements for the years ended December 31, 2003 and 2004 as included in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, and the interim financial statements for the periods ended March 31, 2004 through June 30, 2005 included in the Company's Quarterly Reports on Form 10-Q. The report of independent registered public accounting firm issued by Grant Thornton dated February 24, 2005 (except for Note 2 Restatement No. 1 as to which the date is August 24, 2005 and Note 3 Restatement No. 2 as to which the date is January 10, 2006 included in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 filed on January 24, 2006) contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for a modification related to an uncertainty regarding the Company's ability to continue as a going concern, and an explanatory paragraph regarding two restatements of the Company's consolidated financial statements for the years ended December 31, 2004 and 2003.

        During the fiscal years ended December 31, 2003 and 2004, and any subsequent interim period through the date hereof, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

        On January 5, 2006, the Audit Committee of the Company's Board of Directors engaged the firm of Marcum & Kliegman, LLP (M&K) as the new independent registered public accountants to audit the Company's financial statements as of and for the period ended December 31, 2005. During the Company's two most recent fiscal years, and through January 5, 2006, the Company has not consulted with M&K regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements nor has it consulted with M&K regarding any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

LEGAL MATTERS

        The validity of the issuance of the shares of common stock offered by this prospectus has been passed upon for us by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania.

EXPERTS

        The consolidated financial statements included in this registration statement as of December 31, 2004 and for the years ended December 31, 2004 and 2003 have been audited by Grant Thornton LLP,

independent registered public accounting firm, as indicated in their report (which includes an explanatory paragraph relating to our inability to continue as a going concern as described in Note 4 to the financial statements) with respect thereto, and are included herein in the reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission relating to the securities offered by this prospectus. This prospectus does not contain all of the information provided in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement, exhibits, and schedules.

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read a copy of any document we file without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from that facility upon payment of the prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. We maintain our primary Website at www.wgate.com.

WORLDGATE COMMUNICATIONS, INC.

INDEX TO FINANCIAL STATEMENTS

 Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
WorldGate Communications, Inc. and Subsidiaries

        We have audited the accompanying consolidated balance sheet of WorldGate Communications, Inc. and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WorldGate Communications, Inc. and subsidiaries as of December 31, 2004 and the consolidated results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has a net accumulated deficiency of $218 million that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        As discussed in Note 2 Restatement No. 1 and Note 3 Restatement No. 2, of the consolidated financial statements, the Company has restated its consolidated financial statements for the years ended December 31, 2004 and 2003.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
February 24, 2005 (except for Note 2 Restatement No. 1
as to which the date is August 24, 2005 and
Note 3 Restatement No. 2 as to which the date is January 10, 2006)

WORLDGATE COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEET

(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

As of December 31, 2004 (Restated)
ASSETS
Current assets:
Cash and cash equivalents	$11,840
Other receivables	28
Inventory	46
Prepaid and other assets	184

Total current assets	12,098

Property and equipment	3,530
Less: accumulated depreciation and amortization	(1,815)

Property and equipment, net	1,715
Deposits and other assets	9

Total assets	$13,822

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable	$222
Accrued expenses	951
Accrued compensation and benefits	540
Dividend payable on Preferred Stock	85
Detachable Warrants	5,583
Notes payable	37
Conversion option on Preferred Stock	8,612
Deferred revenues	369

Total current liabilities	16,399

Total liabilities	16,399

Commitments	—

Redeemable Preferred Stock; 7,550 shares authorized, 6,775 outstanding	2,995

Total Stockholders' deficiency:
Preferred Stock, $.01 par value, 5,950,000 shares authorized	0
Common Stock, $.01 par value; 80,000,000 shares authorized, 30,865,777 shares issued and outstanding	308
Additional paid-in capital	212,439
Accumulated deficit	(218,319)

Total stockholders' deficiency	(5,572)

Total liabilities and stockholders' deficiency	$13,822

The accompanying notes are an integral part of this consolidated financial statement.

WORLDGATE COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Twelve Months Ended December 31, 2003 (Restated)	Twelve Months Ended December 31, 2004 (Restated)
Revenues	$0	$231
Cost of revenues	0	103

Gross margins	0	128

Engineering and development (excluding depreciation and amortization amounts of $0 and $64, respectively)	3,000	4,001
Sales and marketing (excluding depreciation and amortization amounts of $0 and $13, respectively)	466	1,362
General and administrative (excluding depreciation and amortization amounts of $0 and $400, respectively)	2,331	4,675
Depreciation and amortization	0	477

Total expenses from continuing operations	5,797	10,515

Loss from operating activities of continuing operations	(5,797)	(10,387)
Interest and other income	0	1,023
Change in fair value of warrants and conversion options	0	(10,091)
Interest and other expense	0	(6)

Loss from continuing operations	$(5,797)	$(19,461)
(Loss) income from discontinued operations	(2,908)	36

Net loss	$(8,705)	$(19,425)
Accretion on preferred stock and dividends	0	(951)

Net loss available to common stockholders	$(8,705)	$(20,376)

Loss from continuing operations per common share (Basic and Diluted)	$(0.25)	$(0.70)
(Loss) income from discontinued operations per common share (Basic and Diluted)	(0.12)	0.00

Net loss per common share (Basic and Diluted)	$(0.37)	$(0.70)

Net loss available to common shareholders per common share (Basic and Diluted)	$(0.37)	$(0.73)

Weighted average common shares outstanding (Basic and Diluted)	23,259,611	27,881,347

The accompanying notes are an integral part of these consolidated financial statements.

WORLDGATE COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

(DOLLARS AND SHARES IN THOUSANDS)

	Common Stock
							Treasury Stock
			Additional Paid-In Capital (as restated)	Warrants for Class A Common Stock	Accumulated Deficit (as restated)	Unearned Stock-based Compensation			Totals Stockholders' Equity (Deficiency)
	Shares	Amount					Shares	Amount
Balance at December 31, 2002	23,578	236	194,391	1,911	(189,238)	0	(500)	(5)	7,295

Remaining portion of unearned compensation to vendor						(400)			(400)
Non-cash stock based Compensation (as restated)			117						117
Issuance of Common Stock	2,629	26	2,175						2,201
Termination of Warrants			1,911	(1,911)
Other—includes final Contractual Obligation termination of $3,283			3,172						3,172
Net Loss for the year (as restated)					(8,705)				(8,705)

Balance at December 31, 2003 (as restated)	26,207	262	201,766	0	(197,943)	(400)	(500)	(5)	3,680

Authorization of earned compensation to vendor						400			400
Non-cash stock Based Compensation (as restated)			608						608
Cancellation of Treasury Stock	(500)	(5)					500	5
Issuance of Common Stock	2,361	23	3,668						3,691
Exercise of Stock Options	446	4	809						813
Exercise of Warrants	2,352	24	5,588						5,612
Accretion on preferred stock and dividends					(951)				(951)
Net Loss for the year (as restated)					(19,425)				(19,425)

Balance at December 31, 2004 (as restated)	30,866	$308	$212,439	$0	$(218,319)	$0	$0	$0	$(5,572)

The accompanying notes are an integral part of these consolidated financial statements

WORLDGATE COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN THOUSANDS)

	Twelve Months Ended December 31, 2003 (As restated)	Twelve Months Ended December 31, 2004 (As restated)
Cash flows from operating activities:
Net loss	$(8,705)	$(19,425)
Loss (income) from discontinued operations	2,908	(36)
Adjustments to reconcile net loss to cash used in operating activities of continuing operations:
Depreciation and amortization	0	477
Non-cash stock based compensation to product development vendor	200	400
Change in fair value of warrants and conversion options	0	10,091
Non-cash stock based compensation	78	608
Changes in operating assets and liabilities:
Accounts receivable	0	(17)
Inventory	0	(46)
Prepaid and other assets	816	219
Accounts payable	184	(218)
Accrued expenses	374	357
Accrued compensation and benefits	501	302
Other	0	204

Net operating cash flow from continuing operations	(3,644)	(7,084)

Net operating cash flow from discontinued operations	(1,248)	135

Net cash used in operating activities	(4,892)	(6,949)

Cash flows from investing activities of continuing operations:
Capital expenditures from continuing operations	0	(925)

Net investing cash flow from discontinued operations	6,788	0

Net cash provided by (used in) investing activities	6,788	(925)

Cash flows from financing activities of continuing operations:
Proceeds from issuance of common stock	1,490	2,813
Proceeds from the issuance of redeemable preferred stock	0	7,111
Proceeds from the exercise of stock options	0	813
Proceeds from the exercise of stock rights and warrants	0	5,612

Net cash provided by financing activities from continuing operations	1,490	16,349

Net financing cash flow from discontinued operations	(610)	0

Net cash provided by financing activities	880	16,349

Net increase in cash and equivalents	2,776	8,475
Cash and cash equivalents, beginning of year	589	3,365

Cash and cash equivalents, end of year	$3,365	$11,840

The accompanying notes are an integral part of these consolidated financial statements.

WORLDGATE COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except for share and per share amounts)

1.     Basis of Presentation

        The consolidated financial statements of WorldGate Communications, Inc. ("WorldGate" or the "Company") presented herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for annual reports on Form 10-K. WorldGate was incorporated in Delaware in 1996 to succeed to the business of the predecessor company, WorldGate Communications, L.L.C., which commenced operations in March 1995. WorldGate has developed a video phone designed specifically for personal video communication, and is differentiated, both from competitors and from previous efforts at personal video telephony, by providing: true-to-life communication; ease of deployment by high-speed data, or HSD, operators as well as businesses; a highly styled ergonomic design; and interoperation with the public switched telephone network, or PSTN.

        The consolidated financial statements of the company include the accounts of WorldGate Communications, Inc. and its wholly owned subsidiaries WorldGate Service, Inc., WorldGate Finance, Inc., and WorldGate Acquisition Corp. All significant intercompany accounts and transactions have been eliminated in consolidation.

2.     Restatement No. 1

        The Company has restated its financial statements for the year ended December 31, 2004 to include certain clarifications made in response to the SEC's review of the Company's registration statement on Form SB-2, as filed with the SEC on May 24, 2005, and annual report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 31, 2005. These restatements include expanded explanations in the Notes to Consolidated Financial Statements of the Company's accounting method and policy for redeemable preferred stock and warrants issued by the Company in a private placement in June 2004.

3.     Restatement No. 2

        The Company has restated its financial statements for the years ended December 31, 2004 and 2003 to amend and restate the accounting for the warrants and additional investments rights issued in a private placement of the Company's common stock during the fourth quarter of 2003, and the first and fourth quarters of 2004. These security components were originally treated as non-cash expenses and with this restatement are being restated as equity transactions. There is no cash impact associated with these restatements. There were also related adjustments to the Company's consolidated statement of cash flows and consolidated statement of stockholders' equity.

        The effect of the restatement on specific amounts provided in the consolidated financial statements is as follows:

	As of December 31, 2004
Consolidated Balance Sheet
	As previously reported	As restated
Accumulated deficit	$(219,743)	$(218,319)
Additional-paid-in capital	213,863	212,439
Total stockholders' deficiency	(5,572)	(5,572)
	For the year ended December 31, 2004
Consolidated Statement of Operations
	As previously reported	As restated
General and Administrative expenses-continuing operations	$5,399	$4,675
Total expenses-continuing operations	11,239	10,515
Net loss	(20,149)	(19,425)
Net loss applicable to common stockholders	(21,100)	(20,376)
Net loss per common share:
Basic	$(0.72)	$(0.70)
Diluted	(0.72)	(0.70)
	As of December 31, 2003
Consolidated Balance Sheet
	As previously reported	As restated
Accumulated deficit	$(198,643)	$(197,943)
Additional-paid-in capital	202,466	201,766
Total stockholders' equity	3,680	3,680
	For the year ended December 31, 2003
Consolidated Statement of Operations
	As previously reported	As restated
General and Administrative expenses-continuing operations	$3,031	$2,331
Total expenses-continuing operations	6,497	5,797
Net loss	(9,405)	(8,705)
Net loss per share
Basic	$(0.40)	$(0.37)
Diluted	(0.40)	(0.37)

        In addition, the Company has included restatements to reflect expanded clarifications on the preferred stock transaction the Company completed in June of 2004, liquidity and going concern considerations and changes to the Notes to Consolidated Financial Statements.

4.     Summary of Significant Accounting Policies

Liquidity and Going Concern Considerations.

        As of December 31, 2004 the Company had cash and cash equivalents of $11,840. The operating cash usage from continuing operations for the twelve months ended December 31, 2004 was $7,084. During the third quarter of 2003, we completed a sale of certain assets, including our ITV intellectual property rights and our membership interest in TVGateway, LLC, for $3,000 in cash to TVGateway, LLC, a company we were instrumental in forming. Our transaction with TVGateway, LLC marked a shift in our business away from the ITV business and toward a new video phone product and associated business. The funds we received from the sale of assets to TVGateway, LLC, as well as the funds we received as a result of private placements of our securities on December 1, 2003 and December 4, 2003, January 21, 2004, April 22, 2004, June 24, 2004 and December 15, 2004, have permitted us to fund the development of our new business.

        In December 2003 and January 2004, WorldGate received investments aggregating $3,100 by certain institutional investors. These investors purchased an aggregate of 3,000,000 shares of newly issued common stock. The investors also received a right, for a limited period of time, to purchase additional shares of up to 20% of the common stock purchased by the investors in their investment, at the same price as their investment, and five-year warrants to purchase up to 30% of the common stock purchased by the investors in their investment, at an exercise price equal to a twenty-five percent premium to their purchase price for the investment. The purchase price for the 2,000,000 shares purchased in the December 2003 transactions were $0.80 per share, with the warrants having a $1.00 per share exercise price. The purchase price for the 1,000,000 shares purchased in the January 2004 transaction was $1.50 per share, with the warrants having a $1.875 per share exercise price. All additional investment rights associated with the December 2003 transaction were exercised during January and February of 2004, resulting in an incremental investment of $320. All additional investment rights associated with the January 2004 transaction were exercised in May 2004, resulting in an incremental investment of $300. A portion of the warrants and additional investment right warrants associated with the December 2003 and January 2004 transactions were exercised in December 2004, resulting in an incremental investment of $281.

        In December 2003, WorldGate reached agreement with Mototech, Inc. (not an affiliate of Motorola) for the purchase of 625,000 shares of newly issued common stock at $0.80 per share, in return for future design and engineering services by Mototech. WorldGate had previously contracted with Mototech to assist the Company with the design and volume manufacture of WorldGate's Ojo personal video phone. The purchase price for these shares has been fully paid as of December 31, 2004 by an equivalent reduction in the development and initial procurement payments that would otherwise be due to Mototech. The value of this transaction was $600 (based on the closing stock price of $0.96 on the date of the transaction) of which $200 was recorded as an expense for the year ended December 31, 2003 and $400 was expensed for the year ended December 31, 2004. Mototech is an affiliate of Accton Technology Group. Mototech currently manufactures and distributes a full range of high performance high speed data and computer networking products, including cable set top boxes, home gateways, wireless LANs, hubs, switches, routers, and other related products. In addition, in April 2004, Mototech invested $1,000 to purchase 666,666 shares of newly issued common stock at $1.50 per share.

        In June 2004, WorldGate completed a private placement of 7,550 shares of its Preferred Stock at a stated value of $1,000 per share, which preferred stock is convertible into the Company's common stock at a conversion price of $2.35 per share; five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $2.69 per share; and five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $3.14 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,383 additional shares of common stock shares at $3.14 a share. In November and December 2004, 775 preferred shares were converted to common stock, and in December 2004, 1,500,000 additional investment rights were exercised, resulting in an incremental investment of $4,710.

        In December 2004, WorldGate completed a private placement of 208,333 shares of our common stock to K. Y. Chou, President and General Manager of Mototech (not an affiliate of Motorola), at a sales price of $2.40 per shares, which resulted in additional gross proceeds to the Company of $500. In connection with this placement the Company granted warrants to Mr. Chou to purchase up to 62,500 shares of our common stock at an exercise price of $2.88 per share.

        The Company has $16,399 of liabilities and its assets are not pledged as collateral as of December 31, 2004. These liabilities include $14,280 related to the Company's private placement of Preferred Stock (refer to Note 10), and $369 of advanced funds from Motorola for future shipments of video phones in conformity with the Agreement signed in April 2004.

        Our Company has suffered recurring losses from operations and had a net accumulated deficiency of $218,000 as of December 31, 2004, and these issues raise substantial doubt about our Company's ability to continue as a going concern. Our short term cash requirements and obligations include, inventory, accounts payable and capital expenditures from continuing operations, operating expenses, and the redemption of preferred stock, of which $2,258 is required to be redeemed in December 2005, although this redemption can be made in common stock if certain conditions are met. We expect, based on our internal forecasts and assumptions relating to our operations (including among others, assumptions regarding our short term cash requirements and our projected revenue growth), that we have sufficient cash on hand to meet our obligations for at least the next twelve months.

        Our ability to generate cash is dependant upon the sale of our Ojo product and on obtaining cash through capital markets. We have not generated any revenue from commercial shipments of our Ojo product and we do know when or if we will. Given that our video phone business involves the development of a new product line with no market penetration, in an undeveloped market sector, no assurances can be given that sufficient sales, if any, will materialize.

        Additionally, as needed, we plan to generate cash by turning to the capital markets for funding. No assurances can be given that, if pursued, additional financing transactions can be consummated. We continue to evaluate possibilities to obtain additional financing through public or private equity or debt offerings, bank debt financing, asset securitizations, or from other sources, should it need to obtain such financing. Such additional financing would be subject to the risk of availability, may be dilutive to our shareholders, or could impose restrictions on operating activities. There can be no assurance that this additional financing will be available on terms acceptable to us, if at all.

        We, however, remain hopeful that sufficient sales will materialize and/or that sufficient funding can be developed through ongoing operations or additional financings to continue our operations beyond the next twelve months.

        Our long term cash requirement obligations are primarily comprised of the items noted above. We have no long term debt and our contractual cash requirements and obligations existing beyond the next twelve months are comprised solely of operating lease commitments and redemption of preferred stock, which are not considered material. We have limited capacity to further reduce our workforce and scale back on capital and operational expenditures to decrease our cash usage.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and uncertainties

        Our primary line of business is the development of video phone products and technology. We are still in the process of launching our first product based on this technology and, although we have realized some revenues for the commercial sale of our product, the revenues to date have not been substantial. Given the early stage of our product and the lack of operating history in the video phone business, it is difficult to predict our future results.

        We have entered into a six year distribution agreement with Motorola, Inc. for the marketing and distribution of our Ojo video phone. This agreement provides for Motorola to be WorldGate's exclusive distributor of its broadband video phone products and for WorldGate to be Motorola's exclusive supplier of its broadband video phone products. Although the agreement requires Motorola to provide for certain marketing and promotional activities for the Ojo video phone, there are no required sales quotas for the agreement to remain in effect, and Motorola controls the volume of the Company's products being distributed. Neither party can terminate the agreement except in cases of uncured breaches of the agreement or as a result of insolvency events suffered by the other party. After a period of 18 months following the commercial availability of the Ojo video phone the mutual exclusivity will terminate unless Motorola elects to continue the mutual exclusivity after having achieved certain minimum sales targets for the Ojo video phone. Motorola may, however, at its option, elect to terminate the exclusivity at any time. In the event mutual exclusivity terminates or is terminated, then for a period of twelve months thereafter, WorldGate will continue to be Motorola's exclusive supplier of broadband video phones but will be free to sell video phones to customers other than certain defined Motorola accounts. During this twelve month period, Motorola has a right of first refusal to accept and fill any orders for video phone products that WorldGate obtains from non-Motorola accounts, and is obligated to use good faith efforts to solicit and accept product orders from Motorola accounts in a commercially reasonable manner. During any period of exclusivity under this agreement we are reliant upon Motorola and its distribution partners, including, for example, wholesalers, retailers and service providers, to provide the worldwide sales and distribution of the Ojo video phone. If Motorola and its partners are not successful, or if their activities do not lead to significant sales of our product, our operating results will be adversely affected, our revenue could be significantly reduced and we could lose potential customers.

        We also depend on relationships with third parties such as contract manufacturing companies, chip design companies and others who may be sole source providers of key components and services critical for the product we are developing in our video phone business. A formal relationship with Mototech, Inc. (not related to Motorola) has been established for the volume manufacture of Ojo. Mototech is currently the sole volume manufacturer of Ojo. Our agreement with Mototech allows either party to terminate the agreement with 90 days prior notice. If Mototech, Inc. or other providers of components and/or manufacturing services do not produce these components or provide their services on a timely basis, if the components or services do not meet our specifications and quality control standards, or if the components or services are otherwise flawed, we may have to delay product delivery, or recall or replace unacceptable products. In addition, such failures could damage our reputation and could adversely affect our operating results. As a result, we could lose potential customers and any revenues that we may have at that time may decline dramatically.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains cash balances at financial institutions, which at times exceed the $100 FDIC limit.

Inventories

        Our inventory consists primarily of finished goods equipment to be sold to our customers. The cost is determined on an average cost basis. A periodic review of inventory quantities on hand is performed in order to determine and record a provision for excess and obsolete inventories. Factors related to current inventories such as technological obsolescence and market conditions are analyzed to determine estimated net realizable values. A provision is recorded to reduce the cost of inventories to the estimated net realizable values. Any significant unanticipated changes in the factors noted above could have an impact on the value of our inventories and our reported operating results. With the current shift in focus to our new video phone business, our inventory balance of $1,668 consisted of $1,622 relating solely to our ITV business, which was fully reserved for at December 31, 2004, and $46 related solely to our new video phone business.

Property and Equipment

        Property and equipment is carried at original cost. Depreciation is recorded on the straight-line method over the estimated useful lives of the related assets. The Company depreciates furniture and fixtures over seven years; office equipment over five years; and computer equipment and trade show exhibits over three years. Leasehold improvements are capitalized and amortized on the straight-line basis over the shorter of their useful life or the term of the lease. Maintenance and repairs are expensed as incurred. When the property or equipment is retired or otherwise disposed of, related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

Goodwill

        Goodwill in the amount of $3,608 was recorded in connection with the Company's acquisition of Digital Video Art, Inc. ("DVA") and represents the excess of cost over the fair value of net assets acquired. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." This pronouncement changes the accounting for goodwill and intangible assets with indefinite lives from an amortized method to an impairment approach. SFAS No. 142 requires that goodwill and intangible assets be tested annually for impairment using a two-step process. The first step is to identify a potential impairment and, in transition, this step must be measured as of the beginning of the fiscal year. The second step of the goodwill impairment test measures the amount of the impairment loss (measured as of the beginning of the year of adoption), if any, and must be completed by the end of the Company's fiscal year. The Company's transitional impairment test, measured as of January 1, 2002, did not result in an impairment loss. However, as described in Note 7, an impairment of our goodwill was recorded in the second quarter of 2002.

Long-lived Assets

        The Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from such assets are separately identifiable and are less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined by using the anticipated cash flows discounted at a rate commensurate with the risk involved. Measurement of the impairment, if any, will be based upon the difference between carrying value and the fair value of the asset.

        On January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of, and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented.

Accounting for Preferred Shares and Derivative Shares [Restated]

        The following information has been restated to provide a more complete description of the accounting method and policy related to redeemable preferred shares and derivative shares.

        In June 2004, WorldGate completed a private placement of Preferred Stock. The Preferred Stock has a dividend rate of 5% per annum, payable quarterly, either by cash or through the issuance of common stock at the Company's option. The Preferred Stock has a staged maturity over three years with one-third of the Preferred Stock to be redeemed after 18 months, one-third after 24 months and one-third after 36 months, and may be redeemed at maturity in cash or, at the Company's option, subject to certain conditions that may not be solely under the control of the Company, through the issuance of the number of shares of common stock determined by dividing the liquidation preference of the preferred shares by the then current market price. If the effectiveness of the registration statement lapses, the Company ceases to be listed on certain specified exchanges and trading in the Company's stock is suspended or a change in control occurs with respect to the Company, the Company may be required to settle redemption of the preferred stock with cash instead of its common shares. Furthermore, since the market price of the Company's common stock cannot be predicted, the actual number of shares of the Company's common stock that will be required if a redemption is made through the issuance of common stock, can also not be predicted.

        The Preferred Stock has embedded conversion options. Specifically, the holders of the Preferred Stock may convert their shares into the Company's common stock at a conversion price of $2.35 per share. In addition the Company may force conversion of the Preferred Stock into common stock if the Company achieves certain price targets for its common stock and satisfaction of certain other conditions, such as the existence of an effective registration statement. In either event the conversion price is subject to adjustment if, at any time after the date the preferred shares were issued, the Company issues or sells, or is deemed to have issued or sold, any shares of the Company's common stock for per share consideration less than the conversion price of the preferred shares on the date of such issuance or sale. Accordingly, the number of common shares issuable upon the conversion of the preferred shares cannot be predicted. Furthermore, net-cash settlement may be required in the event of conversion default under certain circumstances that may not be solely under the control of the Company. If the effectiveness of the registration statement lapses, the Company ceases to be listed on certain specified exchanges and trading in the Company's stock is suspended or a change in control occurs with respect to the Company, the Company may be required to settle a conversion of the preferred stock with cash instead of its common shares.

        Also as part of the private placement the Company issued five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $2.69 per share and five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $3.14 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,383 additional shares of common stock shares at $3.14 a share. This exercise price of the warrants is subject to adjustment if, at any time after the date the warrants were issued, the Company issues or sells, or is deemed to have issued or sold, any shares of the Company's common stock for per share consideration less than the exercise price of the warrants on the date of such issuance or sale. Accordingly, the number of common shares that will be issued upon the exercise of the warrants cannot be predicted. As of December 31, 2004, none of the warrants had been exercised and 1,500,000 of the additional investment rights had been exercised.

        Of the 7,550 preferred shares issued under this private placement, 775 shares have been redeemed as of December 31, 2004.

        With respect to the Company's accounting for the Preferred Stock, EITF Topic D-98, paragraph 4, states that Rule 5-02.28 of Regulation S-X requires securities with redemption features that are not solely within the control of the issuer to be recorded outside of permanent equity. As described above, the terms of the Preferred Stock include certain redemption features that may be triggered by events that are not solely within the control of the Company, such as a potential failure in the Company's ability to maintain an effective registration statement. Furthermore, the actual number of shares of common stock required to satisfy redemption is based upon the market value of the common stock at the time of the redemption, which cannot be predicted. Accordingly, the Company has classified the Preferred Stock as temporary equity and the value ascribed to the redeemable preferred stock upon initial issuance, i.e. at June 24, 2004, was the amount received in the transaction minus the fair value ascribed to the conversion options and warrants. The initial value of the redeemable preferred stock is accreted up to the redemption value (the amount received in the transaction) over the future relevant periods using the interest method.

        The terms of the Preferred Stock include certain conversion options that represent derivative financial instruments under paragraph 12 of SFAS No. 133 and thus were separated from the Preferred Stock and valued using the Black-Scholes option pricing model. The conversion options include certain provisions that could result in a variable number of shares to be issued upon conversion, adjustment to the strike price at which conversion shares will be determined, or the requirement for the Company to settle the conversion options in cash EITF 00-19, "Accounting for Derivative Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", state that if the conversion options require net cash settlement in the event of circumstances that are not solely within the Company's control they should be classified as a liability measured at fair value on the balance sheet.

        The terms of the five-year warrants include cash penalty provisions in the event that the Company fails to meet its obligations to deliver registered shares to the warrant holder upon exercise and an anti-dilution provision that could result in a variable number of shares to be issued upon warrant exercise. Additionally, the terms and conditions of the warrants provide for net settlement via cashless exercise whereby the shares delivered to the warrant holder would be readily convertible to cash. In accordance with EITF 00-19 and given the terms and conditions of the warrants as outlined above, the Company has classified the warrants as a liability on its balance sheet measured at fair value using the Black-Scholes option pricing model.

        The Company accounts for both the conversion options and warrants using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. Both the warrants and conversion options are valued using the Black-Scholes valuation model.

Revenue Recognition

        Revenue is recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, the collectibility is reasonably assured, and the delivery and acceptance of the equipment has occurred or services have been rendered. Management exercises judgment in evaluating these factors in light of the terms and conditions of its customer contracts and other existing facts and circumstances to determine appropriate revenue recognition. Due to our limited commercial sales history, our ability to evaluate the collectibility of customer accounts requires significant judgment. The Company evaluates its equipment customer, and service customers', accounts for collectibility at the date of sale and on an ongoing basis.

        Presently the Company has only one customer for the purchase of its equipment and the agreement with this customer includes several elements relevant to revenue recognition including: (a) the customer has no general right to return the product; (b) the customer can earn warrants upon the purchase of significant video telephony units and the value of these warrants would result in a reduction of recognized revenue (the value of these warrants is routinely monitored by the Company and is currently deemed to be insignificant, however, should the value of these warrants become material an offset would be made against revenues); (c) penalties are payable to the customer if certain excessive field failure rates are exceeded; (d) the Company and the customer share in the benefit achieved by product cost reductions; (e) penalties are payable to the customer if the Company fails to deliver shipments on a timely basis; and (f) the Company extends to the customer a limited product warranty for a term not to exceed three years (the Company maintains a warranty reserve based upon the percentage of product sales consistent with industry comparable failure rates and the warranty period provided by the agreement.)

        Revenues are also offset with a reserve for any price refunds and consumer rebates consistent with the Emerging Task Force ("EITF") Issue 01-9, Accounting for Consideration Given by a vendor to a Customer.

        As an incentive to promote delivery of the units, a special product launch discount was provided by the Company to our distributor as a quantity restricted reduction to the unit contract based price in effect. For the three and nine months ended September 30, 2005, this discount was $831 and $1,222, respectively. In addition, the Company has offered a forward pricing program to our distributor and a rebate program to consumers, as further incentives for the holiday season. These incentive programs begin in the fourth quarter of 2005 and will terminate during the first quarter of 2006. Consistent with the Emerging task Force ("EITF") Issue 01-9, Accounting for Consideration Given by a vendor to a Customer, the Company has offset the September 30, 2005 revenue by $212 with a reserve for the total estimated liability for the forward pricing program. The liability associated with the rebate, $91, will be recorded in the quarter ending December 31, 2005. The total of the product launch discount, rebate and refunds for the three and nine months ended September 30, 2005 were $1,043 and $1,434, respectively.

Cost of Revenues

        Cost of equipment product revenues reflects the purchase of video phones from the Company's supplier Mototech (not an affiliate of Motorola).

Engineering and Development Costs

        Engineering and development costs are expensed as incurred. Engineering and development costs from continuing operations were $3,000 and $4,001 for the years ended December 31, 2003 and 2004, respectively.

Advertising Costs

        Advertising costs, included in sales and marketing expense, are expensed in the period incurred. Advertising expenses from continuing operations were $43 and $50 for the years ended December 31, 2003 and 2004, respectively.

Income Taxes

        Provision for income taxes is determined based on the asset and liability method. The asset and liability method provides that deferred tax balances are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax liabilities or assets at the end of each period are determined using the tax rate enacted under the current tax law. The measurement of net deferred tax assets is reduced by the amount of any tax benefits that, based on available evidence, are not expected to be realized, and a corresponding valuation allowance is established.

Stock-Based Compensation (Restated)

        The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and has presented the required SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure," pro forma disclosure in the table below.

        At December 31, 2004, the Company had stock based compensation plans, which are described separately in Note 4. The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its plans, and accordingly, no compensation cost has been recognized for the Company's fixed stock based compensation. Had compensation cost been determined consistent with SFAS No. 123, as amended by SFAS No. 148, the Company's net loss would have been increased to the following pro forma amounts:

	Year Ended December 31
	2003 (As restated)	2004 (As restated)
Net loss	(8,705)	(19,425)
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	0	0
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax of $0	(5,523)	(2,072)

Pro forma net loss	$(14,228)	$(21,497)

Net loss per share:
Basic and diluted net loss—as reported	$(0.37)	$(0.70)

Basic and diluted net—pro forma	$(0.61)	$(0.77)

        Such pro forma disclosures may not be representative of future compensation expense because options vest over several years and additional grants are made each year.

Net Loss Per Share (Basic and Diluted)

        Basic and diluted net loss per common share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per common share excludes potential common shares if the effect is antidilutive. Potential common shares are composed of shares of common stock issuable upon the exercise of stock options and warrants. The number of potential common shares which would have been assumed to be converted in the years ended December 31, 2003, and 2004 that have a dilutive effect if the Company had income from continuing operations is 7,243,403 and 11,295,669, respectively.

Fair Value of Financial Instruments

        The Company's financial instruments consist primarily of cash and cash equivalents, embedded derivatives, accounts receivable and accounts payable. The book value of cash and cash equivalents, accounts receivable, and accounts payable is considered to be representative of their fair value because of their short maturities. Embedded derivatives reported on the balance sheet as of December 31, 2004 are presented as a liability measured at fair value using the Black-Scholes option pricing model (refer to Note 10, "Redeemable Preferred Stock").

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents and accounts receivable. The Company has its cash and cash equivalents placed with high quality, creditworthy financial institutions. As part of its cash management process, the Company performs periodic evaluation of the relative credit standing of these institutions.

        In 2004, accounts receivable consists of receivables with our video phone distribution partner. Due to the credit worthiness of the distribution partner, and its financial payment history with the Company, no allowance for potential credit losses was recorded as of December 31, 2004. In 2003, a significant portion of our revenues from discontinued operations were generated from outside the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. In 2003, the Company established allowances for potential credit losses and such losses did not exceed management expectations.

        Sales to major customers, in excess of 10% of total revenues and accounts receivables, were as follows for each of the years ended December 31 (year 2003 percentages were from discontinued operations, there were no continuing operation sales in 2003):

			Accounts Receivable
	Sales
Customer
	2003	2004	2004
A	48%	0	0
B	0	100%	0
C	3%	0	0

        As of December 31, 2004, Mototech (not an affiliate of Motorola) is the sole volume manufacturer of Ojo video phones to the Company. A formal relationship had been established with Mototech, Inc. in 2003. Mototech, Inc. is a Taiwanese manufacturer and distributor of high performance, high speed data and computer networking products. Mototech, Inc. is an affiliate of the Accton Technology Group, a group of Taiwanese manufacturers that we believe are well-known in the electronics industry (refer to the "Operations and Liquidity" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations").

        Revenues from continuing operations by geographic area are attributed to the United States in 2004. At December 31, 2004, all of the Company's long-lived assets, which total $3,530, are located in the United States, except for $650 located in Taiwan, R.O.C.

Recent Accounting Pronouncements

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Equities. Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which are entities that either (a) do not have equity investors with vesting rights or (b) have equity investors that do not provide sufficient financial resources for the entity to support its activities. The interpretation is effective immediately for variable interest entities created after February 1, 2003. In December 2003, the FASB published FASB Interpretation No. 46 (R), Consolidation of Variable Interest Entities (FIN 46(R)). FIN 46(R), among other things, defers the effective date of implementation for certain entities. The revised interpretation is effective for the first interim or annual reporting period ending after March 15, 2004, with the exception of structures that are commonly referred to as special-purpose entities, for which the statement is effective for periods ending after December 15, 2003. The adoption of Interpretation No. 46 did not have a material impact on WorldGate's results of operations or financial position.

        In November 2004, the FASB issued SFAS No. 151 "Inventory Costs" which amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." SFAS No. 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date SFAS No. 151 was issued. SFAS No. 151 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 151 to have a material effect on its consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets" which amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions." APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange, SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date SFAS No. 153 was issued. SFAS No. 153 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 153 to have a material effect on its consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 123 (R), "Share-Based Payment" that focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." Beginning with our quarterly period that begins after June 15, 2005, we will be required to expense the fair value of employee stock options and similar awards. As a public company, we are allowed to select from two alternative transition methods, each having different reporting implications. The impact of SFAS No. 123R has not been determined at this time.

5.     Inventories

        Inventories as of December 31, 2004 are summarized as follows:

2004
Raw material (from discontinued operations)	$1,622
Finished goods (from continuing operations)	46

Total Inventory	1,668
Inventory Reserve	(1,622)

Inventory, net	$46

        During the year ended December 31, 2003, as a response to the continued slow economy, turmoil in the cable industry and the Company's slower than expected deployment of WorldGate's ITV products and services, the Company periodically re-evaluated its inventory and determined that it was in excess of foreseeable needs and should be resold. The carrying values of the inventory that were identified to be used in operations were written down to market value. Total charges to reduce the carrying amount of inventory to the lower of cost of market was $3,037 for the year ended December 31, 2003. These charges are included in the "Income (loss) from discontinued operations "line item on the consolidated statements of operations. There were no further reduction of inventory values to market values in 2004.

6.     Property and Equipment

        Property and equipment consist of the following at December 31, 2004:

2004
Computer equipment and system packages	$1,034
Office equipment	211
Furniture and fixtures	625
Hardware, software and tooling	856
Leasehold improvements	804

3,530
Less accumulated depreciation and amortization	(1,815)

Property and equipment, net	$1,715

        Depreciation and amortization on property and equipment in the amount of $742 and $477 was recorded for each of the two years ending December 31, 2003 and 2004, respectively.

7.     Goodwill

        The Company had goodwill of $3,608 and accumulated amortization of $602 at December 31, 2001. In accordance with SFAS No. 142, no goodwill amortization expense was recognized during the twelve month period ended December 31, 2002. During the second quarter of 2002, in an effort to cut costs and achieve operational efficiencies, the Company commenced the termination of all personnel of the former Digital Video Art, Inc. ("DVA") who performed engineering development services. In conjunction with this action, it was determined that the carrying amount of the Company's remaining goodwill exceeded its fair value. As such, the Company measured the impairment loss by the amount the carrying value exceeded the implied fair value of the goodwill. The amount of the non-cash impairment loss was $3,006 and is included in the loss from discontinued operations. The fair value of goodwill was estimated using the expected present value of future cash flows.

8.     Financing Agreements

        During 2004, the Company financed its Directors and Officers' Insurance Policy for the policy period ending April 15, 2005. At December 31, 2004, the remaining unpaid portion of the note payable totaled $37. This balance was paid subsequent to year end. The weighted average interest rate on the outstanding note payable for the year ended December 31, 2004 was 4.25%. At December 31, 2003, the Directors and officers' Insurance Policy was paid in full for the policy period ending April 15, 2004.

9.     Income Taxes (Restated)

        The significant components of deferred tax assets at December 31, 2004 are as follows:

2004 (As restated)
Federal tax loss carry forward	$64,993
State tax loss carry forward	10,354
Property and equipment	157
Research and experimentation credit	2,739
Officers' compensation, accrued expenses and other	469
Bad debt expense	0

78,712
Less: valuation allowance	(78,712)

$0

        A valuation allowance was established against the Company's net deferred tax asset due to the Company's lack of earnings history and, accordingly, the uncertainty as to the realization of the asset. A portion of the gross deferred asset and related valuation allowance is attributable to stock option expense. To the extent that such assets are realized in the future, the benefit is applied to equity.

        At December 31, 2004, the Company had a net operating loss carryforward of approximately $191,154 for federal tax purposes, expiring between 2012 and 2024 if not utilized. The net operating loss carryforward for state tax purposes is approximately $103,640, which will expire in 2024. These carryforwards may be applied as a reduction to future taxable income of the Company, if any. The state net operating loss carryforwards are limited by state tax law to a maximum utilization of $2,000 per year. The Company also has federal and state research and experimentation credit carryforwards of approximately $2,739 and $52, respectively. The federal research and experimentation credit carryforwards expire between 2012 and 2024 and the state research and experimentation credit carryforward expires 2017. The Company's ability to utilize its net operating loss carryforwards and credit carryforwards may be subject to annual limitations as a result of prior or future changes in ownership and tax law as defined under Section 382 of the Internal Revenue Code of 1986. Such limitations are based on the market value of the Company at the time of ownership change multiplied by the long-term exempt note supplied by the Internal Revenue Service.

10.   Stockholders' Equity (Deficiency) (Restated)

Preferred Stock

        The Company has the authority to issue from time to time up to an aggregate of 13,500,000 shares of preferred stock in one or more classes or series and to determine the designation and the number of shares of any class or series as well as the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of our company. At December 31, 2004 there were 6,775,000 shares of preferred stock outstanding.

Redeemable Preferred Stock [Restated]

        The following information has been restated to provide a more complete description of the accounting method and policy related to redeemable preferred shares and derivative shares.

        In June 2004, WorldGate completed a private placement of Preferred Stock. The Preferred Stock has a dividend rate of 5% per annum, payable quarterly, either by cash or through the issuance of common stock at the Company's option. The Preferred Stock has a staged maturity over three years with one-third of the Preferred Stock to be redeemed after 18 months, one-third after 24 months and one-third after 36 months, and may be redeemed at maturity in cash or, at the Company's option, subject to certain conditions that may not be solely under the control of the Company, through the issuance of the number of shares of common stock determined by dividing the liquidation preference of the preferred shares by the then current market price. If the effectiveness of the registration statement lapses, the Company ceases to be listed on certain specified exchanges and trading in the Company's stock is suspended or a change in control occurs with respect to the Company, the Company may be required to settle redemption of the preferred stock with cash instead of its common shares. Furthermore, since the market price of the Company's common stock cannot be predicted, the actual number of shares of the Company's common stock that will be required if a redemption is made through the issuance of common stock, can also not be predicted.

        The Preferred Stock has embedded conversion options. Specifically, the holders of the Preferred Stock may convert their shares into the Company's common stock at a conversion price of $2.35 per share. In addition the Company may force conversion of the Preferred Stock into common stock if the Company achieves certain price targets for its common stock and satisfaction of certain other conditions, such as the existence of an effective registration statement. In either event the conversion price is subject to adjustment if, at any time after the date the preferred shares were issued, the Company issues or sells, or is deemed to have issued or sold, any shares of the Company's common stock for per share consideration less than the conversion price of the preferred shares on the date of such issuance or sale. Accordingly, the number of common shares issuable upon the conversion of the preferred shares cannot be predicted. Furthermore, net-cash settlement may be required in the event of conversion default under certain circumstances that may not be solely under the control of the Company. If the effectiveness of the registration statement lapses, the Company ceases to be listed on certain specified exchanges and trading in the Company's stock is suspended or a change in control occurs with respect to the Company, the Company may be required to settle a conversion of the preferred stock with cash instead of its common shares.

        Also as part of the private placement, the Company issued five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $2.69 per share and five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $3.14 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,383 additional shares of common stock shares at $3.14 a share. This exercise price of the warrants is subject to adjustment if, at any time after the date the warrants were issued, the Company issues or sells, or is deemed to have issued or sold, any shares of the Company's common stock for per share consideration less than the exercise price of the warrants on the date of such issuance or sale. Accordingly, the number of common shares that will be issued upon the exercise of the warrants cannot be predicted. As of December 31, 2004, none of the warrants had been exercised and 1,500,000 of the additional investment rights had been exercised.

        In November and December 2004, 775 preferred shares were converted to common stock, and in December 2004 and February 2005, 1,606,383 additional investment rights were exercised, resulting in an incremental investment of $5,044. Of the 7,550 preferred shares issued under this private placement, 6,775 shares remain outstanding as of December 31, 2004.

        With respect to the Company's accounting for the Preferred Stock, EITF Topic D-98, paragraph 4, states that Rule 5-02.28 of Regulation S-X requires securities with redemption features that are not solely within the control of the issuer to be recorded outside of permanent equity. As described above, the terms of the Preferred Stock include certain redemption features that may be triggered by events that are not solely within the control of the Company, such as a potential failure in the Company's ability to maintain an effective registration statement. Furthermore, the actual number of shares of common stock required to satisfy redemption is based upon the market value of the common stock at the time of the redemption, which cannot be predicted. Accordingly, the Company has classified the Preferred Stock as temporary equity and the value ascribed to the redeemable preferred stock upon initial issuance, i.e. at June 24, 2004, was the amount received in the transaction minus the fair value ascribed to the conversion options and warrants. The initial value of the redeemable preferred stock is accreted up to the redemption value (the amount received in the transaction) over the future relevant periods using the interest method. The value of the redeemable preferred stock at December 31, 2004 was $2,995.

        The terms of the Preferred Stock include certain conversion options that represent derivative financial instruments under paragraph 12 of SFAS No. 133 and thus were separated from the Preferred Stock and valued using the Black-Scholes option pricing model. The conversion options include certain provisions that could result in a variable number of shares to be issued upon conversion, adjustment to the strike price at which conversion shares will be determined, or the requirement for the Company to settle the conversion options in cash EITF 00-19, "Accounting for Derivative Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", state that if the conversion options require net cash settlement in the event of circumstances that are not solely within the Company's control they should be classified as a liability measured at fair value on the balance sheet.

        The terms of the five-year warrants include cash penalty provisions in the event that the Company fails to meet its obligations to deliver registered shares to the warrant holder upon exercise and an anti-dilution provision that could result in a variable number of shares to be issued upon warrant exercise. Additionally, the terms and conditions of the warrants provide for net settlement via cashless exercise whereby the shares delivered to the warrant holder would be readily convertible to cash—In accordance with EITF 00-19 and given the terms and conditions of the warrants as outlined above, the Company has classified the warrants as a liability on its balance sheet measured at fair value using the Black-Scholes option pricing model.

        The Company accounts for both the conversion options and warrants using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. Both the warrants and conversion options are valued using the Black-Scholes valuation model. Actual period close common stock prices, applicable volatility rates, and the period close risk-free interest rate for the instrument's expected remaining life (continuously compounded), are the key assumptions used in the valuation calculation. The WorldGate share price changed from $1.67 per share as of September 30, 2004 to $4.99 per share at December 31, 2004 making the warrants and preferred stock conversion elements more valuable, and therefore more costly relative to their strike price. The result was a $12,100 non cash loss for the quarter ended December 31, 2004 and a $10,100 gain for the year ended December 31, 2004.

Warrants—Restated

        In connection with the issuance of notes payable in March 1999 (that have since been repaid), the holders of the notes received warrants to purchase up to 331,490 shares of common stock, subject to adjustment, at an exercise price of $16.50 per share, subject to adjustment. The warrants expired unexercised in March 2002.

        In August 2000, the Company issued warrants to the TVGateway partners as part of the TVGateway Joint Venture more fully described in Note 14. These warrants may be exercised to purchase in the aggregate up to 1,500,000 shares of common stock at an exercise price of $24.78 and up to 500,000 additional shares of common stock at an exercise price of $12.39. The warrants are subject to vesting at varying rates based on the deployment of the Company's Internet TV service on each operator's digital cable systems. On September 30, 2003, 1,000,000 warrants were cancelled. At December 31, 2004, none of the remaining warrants have vested.

        In November 2000, we entered into a deployment agreement with AT&T Broadband to deploy the Company's interactive services to AT&T digital customers in Cedar Falls and Waterloo, Iowa and Tacoma, Washington. As part of this agreement, the Company issued warrants to AT&T to purchase up to 1,000,000 shares of the Company's common stock at a per share exercise price of $16.02. The warrants are subject to vesting at varying rates based on the deployment of the Company's Internet TV service on AT&T's digital cable systems. At December 31, 2004, none of the warrants have vested.

        In April and September 2004 we issued warrants to purchase shares of our common stock, with the April warrants having an exercise price of $1.4375 per share and the September warrants having an exercise price of $1.75 per share. Included with General and Administrative expenses in September 2004 were $606 of expenses relating to the valuation of these warrants in December 2004. This valuation was determined by using the Black-Scholes fair value option model. The following assumptions were used: expected volatility of 65%; average risk-free interest rate of 3.43 percent; dividend yield of 0%; and an expected life of 5.0 years.

        In connection with the June 2004 private placement, the Company issued five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $2.69 per share and five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $3.14 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,383 additional shares of common stock shares at $3.14 a share. This exercise price of the warrants is subject to adjustment if, at any time after the date the warrants were issued, the Company issues or sells, or is deemed to have issued or sold, any shares of the Company's common stock for per share consideration less than the exercise price of the warrants on the date of such issuance or sale. Accordingly, the number of common shares that will be issued upon the exercise of the warrants cannot be predicted. As of December 31, 2004, none of the warrants had been exercised and 1,500,000 of the additional investment rights had been exercised.

        In connection with the December 2003 and January 2004 private placements, we issued warrants and additional investment rights to purchase shares of common stock. For the December 2003 transactions the warrants had an exercise price of $1.00 per share and the additional investment rights were priced at $0.80 per share. For the January 2004 transaction the warrants had an exercise price of $1.875 per share and the addition investment rights were priced at $1.50 per share. In addition, if the selling security holders exercise their additional investment rights, we will be obligated to issue additional warrants to purchase our common stock at an exercise price of $1.00 per share and $1.875 per share, respectively, for the December 2003 and the January 2004 transactions.

        Included with General and Administrative expenses in 2003 and 2004 were $117 and $608, respectively, of expenses relating to the valuation of warrants and options issued in December 2003 and January 2004. These valuations were determined by using the Black-Scholes fair value option valuation model. The following assumptions were used for the expected volatility of 100% for 2003 and 65% for 2004; average risk-free interest rates of 1.0% for 2003 and 3.20% for 2004; dividend yields of 0% and 0%; and expected lives of up to 5.0 years for both valuations. For the twelve months ended December 31, 2003, we recorded $77 of expense to continuing operations. Included in discontinued operations was $40 of non cash expense.

        In December 2004, WorldGate completed a private placement of 208,333 shares of our common stock to K. Y. Chou, President and General Manager of Mototech (not an affiliate of Motorola), at a sales price of $2.40 per shares, which resulted in additional gross proceeds to the Company of $500. In connection with this placement the Company granted warrants to Mr. Chou to purchase up to 62,500 shares of our common stock at an exercise price of $2.88 per share.

Stock Option Plan

        In December 1996, the Company adopted the 1996 Stock Option Plan ("1996 Plan"). This plan provides for the granting of stock options to officers, directors, employees and consultants. Grants under this plan may consist of options intended to qualify as incentive stock options ("ISO s"), or nonqualified stock options that are not intended to so qualify ("NQSOs"). The option price of any ISO will not be less than the fair market value on the date the option is granted (110% of fair value in certain instances). The option price of NQSOs may be greater than, equal to, or less than the fair market value on the date the option is granted. The 1996 Plan originally authorized a maximum of 933,333 shares of common stock.

        In May 1999 and May 2000, the Board increased the total number of shares of common stock available under the 1996 Plan to 1,600,000 and 3,200,000 shares, respectively. In October 2000, the Company's stockholders approved these increases. In February 2001, the Board approved an automatic annual increase of shares reserved under the 1996 Plan in an amount equal to the lesser of 4% of the then outstanding shares of the Company's common stock or 1,000,000 shares. In October 2001, the Company's stockholders approved this increase.

        In October 2004, the Company's stockholders approved the 2003 Equity Incentive Plan ("2003 Plan"). This plan is intended to replace the 1996 Plan for new grants. No additional shares were reserved for the new plan but rather all available shares under the 1996 Plan were made available for the new plan. As with the 1996 Plan, the 2003 Plan includes the same automatic annual increase in the number of shares reserved for use with the plan equal to the lesser of 4% of the then outstanding shares of the Company's common stock or 1,000,000 shares. In addition to incentive stock options and nonqualified stock options, the new plan also provides for performance based awards and restricted stock.

        Both the 1996 Plan and its successor, the 2003 Plan are administered by a committee of the Board of Directors. The committee determines the term of each award, provided, however, that the exercise period may not exceed ten years from the date of grant, and for ISOs, in certain instances, may not exceed five years. The options granted under this plan vest ratably over a four-year period from the date of grant.

        Unearned compensation expense of approximately $1,133 and $340 was recorded, for certain options which were granted to employees in 1998 and 1999, respectively, at below the estimated fair value at the time of grant, to acquire 213,343 and 39,058 shares of common stock, respectively. The compensation expense is being recognized over a four-year vesting period. Compensation expense of approximately $396, $388 and $192 was recognized in 2000, 2001 and 2002, respectively, related to these grants. As of December 31, 2003 and 2004, no compensation expense remains to be recognized. No such options were granted during the years 2000 through 2004.

        On February 15, 2001, the Company's Board of Directors approved a plan (the "Exchange Offer") pursuant to which the Company would offer its employees and directors the opportunity to exchange all outstanding options to purchase shares of the Company's common stock granted under the Company's 1996 stock option plan having an exercise price of $5.00 or more per share (the "eligible options") together with all options granted to holders of eligible options within the six month period prior to the expiration date of the Exchange Offer, for new options to be granted six months and one day after the expiration of the Exchange Offer. On June 22, 2001, the Company commenced the Exchange Offer and filed with the SEC a Tender Offer Statement on Schedule TO. The Exchange Offer expired on July 30, 2001. Pursuant to the Exchange Offer, the Company accepted for exchange options to purchase 696,359 shares of the Company's common stock, representing approximately 21.31% of the options that were eligible to be tendered in the Exchange Offer. Subject to the terms of the Exchange Offer, on January 31, 2002 the Company granted options to purchase an aggregate of 558,742 shares of common stock, in exchange for such tendered options, having an exercise price per share equal to the closing price of a share of the Company's common stock as reported on the NASDAQ National Market on January 31, 2002, which was $1.9297. The Exchange Offer did not result in the recognition of compensation expense by the Company.

        The weighted-average fair value of the options granted was $0.50 and $1.16 per option during the years ended December 31, 2003 and 2004, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes fair value option valuation model. The following weighted-average assumptions were used for grants in 2003 and 2004, respectively: expected volatility of 100% and 90%; average risk-free interest rates of 2.96% and 2.97%; dividend yield of 0%; and expected lives of 3.8 and 4.0 years.

        A summary of the Company's stock plan is presented below:

	Stock Options	Weighted-Average Exercise Price
Outstanding, December 31, 2002	2,715,197	3.57
Granted	2,115,452	$0.48
Exercised	0	0
Cancelled/forfeited	(709,746)	$2.50

Outstanding, December 31, 2003	4,120,903	$2.17
Granted	1,171,250	$1.95
Exercised	(446,203)	$2.39
Cancelled/forfeited	(309,273)	$5.57

Outstanding, December 31, 2004	4,536,677	$1.87

        The following table summarizes information about stock options outstanding at December 31, 2004:

	Stock Options Outstanding
				Stock Options Exercisable
		Weighted- Average Remaining Contractual Life (Years)
Range of Exercise Prices	Shares		Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
$ 0.26 - $ 0.39	320,225	8.17	$0.37	77,969	$0.37
$ 0.40 - $ 0.59	1,336,742	8.75	0.54	456,617	0.55
$ 0.60 - $ 0.89	14,666	4.07	0.66	14,666	0.66
$ 0.90 - $ 1.34	779,500	8.97	1.06	9,750	1.17
$ 1.35 - $ 2.01	549,688	7.16	1.76	397,325	1.82
$ 2.02 - $ 3.02	966,505	6.65	2.58	771,202	2.66
$ 3.03 - $ 4.53	383,851	8.23	4.41	118,601	4.37
$ 4.54 - $ 6.80	101,914	5.94	6.34	101,914	6.34
$ 6.81 - $10.20	40,000	6.13	8.25	30,000	8.25
$10.21 - $15.30	0	0	0	0	0
$15.31 - $22.95	38,949	5.05	20.27	38,949	20.27
$22.96 - $34.43	4,286	5.51	28.59	4,286	28.59
$34.44 - $41.13	351	4.97	41.10	351	41.10

	4,536,677	7.91	$1.93	2,021,630	$2.67

        For a period of approximately three (3) weeks in May 2001, executives (including the Chief Executive Officer) were granted four options, which vest in equal installments over a three-year period, for each share of common stock they purchased. The 4-for-1 matching grant was capped at the point that the aggregate purchase price of shares bought by an executive reached one hundred thousand dollars.

Employee Stock Purchase Plan

        In October 2001, our shareholders approved the WorldGate 2001 Employee Stock Purchase Plan that provides eligible participants with the opportunity to periodically acquire shares of our common stock through payroll deductions. Eligible participants may contribute up to fifteen percent of their compensation towards the purchase of our common stock. At the end of each calendar quarter, the contributions of the participants are used to purchase shares of the Company's common stock at the lower of eighty-five percent of the market price of our common stock: (i) at the beginning of each calendar quarter or (ii) at the end of each calendar quarter. A maximum of 750,000 shares of the Company's common stock (plus an annual increase of 375,000 shares) may be purchased in the aggregate by participants in the Stock Purchase Plan.

        During 2003 and 2004, the Company sold 3,880 and 48,832 shares of common stock under the Stock Purchase Plan for proceeds of $1 and $45, respectively.

11.   Net Loss Per Share (Restated)

        The following table is a reconciliation of the numerators and denominators of the basic and diluted per share computations:

	Years Ended December 31
	2003 (as restated)	2004 (as restated)
Loss from continuing operations	$(5,797)	$(19,461)
(Loss) income from discontinued operations	(2,908)	36

Net loss	(8,705)	(19,425)
Accretion on preferred stock and dividends	0	(951)

Net loss available to common shareholders	$(8,705)	$(20,376)

Basic and diluted loss per average common share:
Weighted average shares outstanding	23,259,611	27,881,347
Loss from continuing operations	$(0.25)	$(0.70)
(Loss) income from discontinued operations	(0.12)	0.00

Net loss	$(0.37)	$(0.70)

Net loss available to common shareholders	$(0.37)	$(0.73)

12.   Commitments and Contingencies

Leases

        In 1998 the Company entered into a leasing arrangement for a building with an entity formed by non-employee investors. The Company stopped paying rent on this lease in May 2003, and in lieu of rent payments the Company's landlord, 3190 T General, Inc. (an entity formed by non-employee investors in the Company), began drawing down the security deposit for the facility. Prior to stopping rent payments, the Company had commenced negotiations with its landlord for an amendment of its lease to reduce the space commitment and the rent payable. These negotiations were not successful, and in September 2003, the Company's landlord filed an action in the Court of Common Pleas, Bucks

County Pennsylvania to perfect its interest to take possession of the Company's facility, and to establish damages for past rent and expenses. Although a judgment was granted allowing the Company's landlord to regain possession of the facility, the Company remained in the facility and continued negotiations with its landlord. During 2004, the landlord deeded the facility to its mortgage holders and negotiations commenced with GMAC as representative for the mortgage holders. These negotiations were successful and in June 2004 the Company's lease was amended to reduce the lease obligation in line with the Company's current space requirements, and to bring the Company current with respect to all outstanding back rent. The current lease permits both the Company and the landlord to terminate the lease at any time on 90 days written notice to the other party. In November 2003, the Company entered into a 60 month lease for office equipment. As of December 31, 2004 there remains a total of $23 to be paid over the remaining period of the lease.

Disclosure of Contractual Obligations

	Total	Less than 1 year	1-3 years	3-5 years	Over 5 years
Operating lease	$23	$6	$12	$5	$0

        Total rent expense resulting from this lease for the years ended December 31, 2003 and 2004, respectively, amounted to approximately $957 and $1,027, respectively. The rent expense for 2004 of $1,027 includes $785 of unpaid rent that was cancelled as a result of a lease amendment entered into November 2004 with an effective date of June 2004. This cancellation is included in total interest and other income in our consolidated financial statements.

13.   Significant Agreements and Transactions

        In 1997, the Company entered into agreements with certain customers who are investors. Revenues recognized from such investors were approximately, $0 and $231, respectively, for the twelve months ended December 31, 2003 and 2004. One of these investors accounted for 100% of the revenues for the twelve months ended December 31, 2004. Advances received from this investor were $396 and as of December 31, 2004 and are included in deferred revenue in the accompanying balance sheet.

        Revenues from discontinued operations recognized from such investors were approximately $2,153 and $0 (included in discontinued operations), respectively, for the twelve months ended December 31, 2003 and 2004. Accounts receivable from such investors amounted to approximately $0 as of December 31, 2004.

        The Company has a current two year agreement with an investor, and previously had agreements with certain other investors, to provide the Company with engineering and development support. As a result of those agreements, the Company has expensed approximately $557 and $0 (included in discontinued operations), respectively, for the twelve months ended December 31, 2003 and 2004. Accounts payable to these investors amounted to $117 at December 31, 2004. Some of these stockholders were suppliers of technology and components for the Company's discontinued ITV products and services. These agreements provided for licensing of technology, as well as contracted services, including hardware and software development, product testing and certification, and the creation and development of tools and systems to facilitate the Company's engineering efforts. These agreements did not provide for ongoing royalties, purchase provisions, or for any requirement to provide additional funding to the Company.

        On April 28, 2004, we entered into a six-year distribution agreement with Motorola, Inc. for the marketing and distribution of our Ojo video phone. This agreement provides for Motorola to be WorldGate's exclusive distributor of its broadband video phone products and for WorldGate to be Motorola's exclusive supplier of its broadband video phone products. After a period of eighteen months following the commercial availability of the Ojo video phone this mutual exclusivity will terminate unless Motorola elects to continue the mutual exclusivity after having achieved certain minimum sales targets for the Ojo video phone. Motorola may, however, at its option, elect to terminate this mutual exclusivity at any time. In the event mutual exclusivity terminates or is terminated, then for a twelve month period thereafter, WorldGate will continue to be Motorola's exclusive supplier of broadband video phones, but will be free to sell video phone products to customers other than certain defined Motorola accounts. During this twelve month period, Motorola has a right of first refusal to accept and fill any orders for video phone products that WorldGate obtains from non-Motorola accounts, and is obligated to use good faith efforts to solicit and accept product orders from Motorola accounts in a commercially reasonable manner. During any period of exclusivity under this agreement we are reliant upon Motorola and its distribution partners, including, for example, wholesalers, retailers and service providers, to provide the worldwide sales and distribution of the Ojo video phone. Although the agreement requires Motorola to provide for certain marketing and promotional activities for the Ojo video phone, there are no required sales quotas for the agreement to remain in effect, and Motorola controls the volume of products being distributed by our company. Neither party can terminate the agreement except in cases of uncured breaches of the agreement or as a result of insolvency events suffered by the other party. If Motorola and its partners are not successful, or if their activities do not lead to significant sales of our product, our operating results will be adversely affected, our revenue could be significantly reduced and we could lose potential customers. In connection with our agreement with Motorola, our company has issued a warrant to purchase 300,000 shares of WorldGate common stock, which we issued simultaneously with the execution of the agreement in April 2004, and a second warrant for 300,000 shares issued upon the delivery to Motorola of acceptable prototypes for the product. Additionally, we agreed to issue warrants to purchase up to an additional 1,650,000 shares of our common stock, upon the achievement of certain sales milestones, at an exercise price based upon the average closing sales price of our common stock during the 20 day period preceeding the issuance of each warrant.

14.   TVGateway Joint Venture and Related Cable Operator Agreements

TVGateway Joint Venture

        On July 24, 2000, the Company formed a separate joint venture, TVGateway, LLC, with four cable operators. As part of this venture WorldGate entered into a management agreement with TVGateway to provide engineering, operations and administrative support services. In addition to providing for the terms and conditions under which such services were to be provided, the management agreement provided for WorldGate and TVGateway to cooperate to transition to TVGateway some or all of the support services being provided by WorldGate and/or the employees providing these services. In addition, this provision required WorldGate to remain available to provide support services until July 24, 2005. During 2002 WorldGate and TVGateway agreed to commence the transition of services pursuant to this provision. In addition, the parties agreed that the management agreement would be of no further force and effect with respect to the services that are transferred as of the date of completion of the specific transfers. The companies completed this transition in first quarter 2003, and accordingly, WorldGate has now been relieved of any continuing obligation to provide such transitioned services. WorldGate no longer receives revenues from the management agreement with TVGateway.

        Revenues for such services, which are included in service fee revenue, totaled $794 and $0, for the twelve months ended December 31, 2003 and 2004 (included in discontinued operations), respectively. In addition, product sales to TVGateway totaled $1,078 and $0 for the twelve months ended December 31, 2003 and 2004, respectively (included in discontinued operations). Accounts receivable from TVGateway amounted to $0 at December 31, 2004. WorldGate was accounting for its 18% investment in the TVGateway joint venture, which was previously reduced to a carrying value of $0 due to prior losses, under the equity method.

        On September 30, 2003 the Company announced that it had sold to TVGateway, LLC certain ITV intellectual property rights and certain software and equipment related to the ITV business, which TVGateway was currently using, for $2, 400. In addition, on August 7, 2003, WorldGate and TVGateway entered into a redemption agreement pursuant to which TVGateway redeemed WorldGate's equity interest in TVGateway for $600 in cash. The purchase price for these assets in the aggregate was $3,000 and was used by the Company to fund continuing operations, as well as to develop and distribute its new Ojo video telephony product. As part of this transaction WorldGate retained a royalty-free license to certain of the transferred intellectual property rights and software. At this time the Company has completely exited from the interactive television (ITV) business.

        In connection with the Asset Purchase Agreement we entered into with TVGateway for the sale of certain ITV Business assets, we have an obligation to indemnify TVGateway for any losses from breaches of our representations or warranties in the Asset Purchase Agreement that occur within twelve months after the closing date of the TVGateway transaction or within the applicable statute of limitations period for claims relating to our ownership of our assets, payment of our taxes, and our compliance with applicable laws, if longer. Our indemnification obligations are limited by an overall cap of $500 on the amount of the indemnification. Although we know of no breaches of our representations or warranties and the initial twelve-month period has expired, the payment of any such indemnification obligations would adversely impact our cash resources and our ability to pursue our video phone business.

15.   Employee Benefit Plan

        In 2000, the Company established a Retirement Savings Plan that is funded by the participant's salary reduction contributions. All employees of the Company are eligible to participate in the plan upon joining the Company. The plan is intended to permit any eligible employee who wishes to participate to contribute up to 12% of the employee's compensation on a before-tax basis under Section 401(k) of the Internal Revenue Code. The plan provides for discretionary Company matching contributions and discretionary Company profit-sharing contributions. Contributions are invested, in such proportions as the employee may elect in any of 10 mutual investment funds. In 2002 and 2003, the Company made no discretionary profit-sharing contributions to the plan. On May 28, 2003, this Retirement Savings Plan was terminated by the Company.

        In January of 2005 the Company established a new Retirement Savings Plan that is funded by the participant's salary reduction contributions. All employees of the Company are eligible to participate in the plan upon joining the Company. The plan is intended to permit any eligible employee who wishes to participate to contribute up to 12% of the employee's compensation on a before-tax basis under Section 401(k) of the Internal Revenue Code. The plan provides for discretionary Company matching contributions and discretionary Company profit-sharing contributions. Contributions are invested, in such proportions as the employee may elect in a variety of mutual investment funds.

16.   Supplemental disclosure of cash flow information

	Year ended December 31,
	2003	2004
	(dollars in thousands)
Cash paid for interest	$15	$6

Non-cash investing and financing activities:
Utilization of contractual obligation related to equity financing	0	0
Settlement of contractual obligation related to equity financing	3,283	0
Acquisition of treasury stock resulting from settlement of contractual obligation	0	0
Issuance of common stock in payment for product development	600	0
Issuance of notes payable for Directors and Officers' insurance policy	560	328
Accretion on preferred stock	0	763
Conversion of preferred stock to common	0	775
Dividends on preferred stock	0	188
Cancellation of treasury stock shares	0	5

17.   Recent Developments

        We filed a registration statement with the Securities and Exchange Commission in April 2004 relating to a private placement of our common stock to certain institutional investors and the resulting proposed resale by such investors of up to 3,105,345 shares of our common stock. This registration statement was declared effective in April, 2004.

        We filed a registration statement with the Securities and Exchange Commission in July 2004 relating to a private placement of our common stock to certain institutional investors and the resulting proposed resale by such investors of up to 10,343,997 shares of its common stock. This registration statement was declared effective in July, 2004.

18.   Discontinued Operations

        During the first quarter of 2004, the Company decided to transition from the business of developing and selling interactive television, or ITV, technology, products and services for use in conjunction with cable TV broadband networks (the "ITV business") to the development of videophone products. In accordance with Statement of Financial Accounting Standards 144, Accounting for the Impairment or Disposal of Long-Lived Assets, all assets related to the ITV business have been written down to their net realizable value. Related operating results of the ITV business have been reported as discontinued operations for all years presented.

        Revenue and net income (loss) before income taxes from discontinued operations were as follows:

	For the Twelve-Month Period ended December 31,
	2003	2004
Revenues	$3,886	$82
(Loss) income before income taxes	(2,908)	36

Supplemental Quarterly Data (unaudited)—Restated

        The Company has restated its financial statements for the years ended December 31, 2004 and 2003 to amend and restate the accounting for the warrants and additional investments rights issued in a private placement of the Company's common stock during the fourth quarter of 2003, and the first and fourth quarters of 2004. These security components were originally treated as non-cash expenses and with this restatement are being restated as equity transactions.

	First	Second	Third	Fourth
	(dollars in thousands other than per share amounts)
2004
Net revenues	$0	$0	$106	$125
Loss from continuing operations	(2,130)	(1,951)	(1,517)	(13,863)
Income from discontinued operations	22	7	7	0

Net loss	(2,108)	(1,944)	(1,510)	(13,863)
Accretion on preferred stock and dividends	0	(31)	(400)	(520)

Net loss available to common shareholders	(2,108)	(1,975)	(1,910)	(14,383)

Basic and diluted loss from continuing operations per common share	(0.08)	(0.07)	(0.06)	(0.49)
Basic and diluted income (loss) from discontinued operations per common share	0.00	0.00	0.00	0.00

Basic and diluted net loss per common share	(0.08)	(0.07)	(0.06)	(0.49)

Basic and diluted net loss available to common shareholders per common share	(0.08)	(0.07)	(0.07)	(0.51)
2003
Net revenues	$0	$0	$0	$0
Loss from continuing operations	(813)	(1,372)	(1,652)	(1,959)
(Loss) income from discontinued operations	(1,072)	(1,627)	1,755	(1,965)

Net (loss) income	(1,885)	(2,999)	103	(3,924)

Net (loss) income available to common shareholders	(1,885)	(2,999)	103	(3,924)

Basic and diluted loss from continuing operations per common share	(0.03)	(0.06)	(0.07)	(0.08)
Basic and diluted (loss) income from discontinued operations per common share	(0.05)	(0.07)	0.07	(0.08)

Basic and diluted net (loss) income per common share	(0.08)	(0.13)	0.00	(0.16)

Basic and diluted net (loss) income available to common shareholders per common share	(0.08)	(0.13)	0.00	(0.16)

WORLDGATE COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	September 30, 2005	December 31, 2004
	(Unaudited)	(Audited) (As restated)
ASSETS
Current assets:
Cash and cash equivalents	$21,891	$11,840
Accounts receivable	1,186	0
Other receivables	41	28
Inventory, net	255	46
Prepaid and other assets	291	184

Total current assets	23,664	12,098

Property and equipment	3,958	3,530
Less: accumulated depreciation and amortization	(2,332)	(1,815)

Property and equipment, net	1,626	1,715
Deposits and other assets	9	9

Total assets	$25,299	$13,822

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$1,233	$222
Accrued expenses	1,350	951
Accrued compensation and benefits	299	540
Dividend payable on Preferred Stock	13	85
Detachable Warrants	1,629	5,583
Conversion option on Preferred Stock	276	8,612
Notes payable	0	37
Warranty reserve	336	0
Deferred revenues	19	369

Total current liabilities	5,155	16,399

Commitments	0	0

Redeemable Preferred Stock; 1,000 shares outstanding at September 30, 2005, and 6,775 outstanding at December 31, 2004	702	2,995

Stockholders' equity (deficiency):
Preferred Stock, $.01 par value, 13,500,000 shares authorized; redeemable shares issued 7,550 at September 30, 2005 and December 31, 2004	0	0
Common Stock, $.01 par value; 80,000,000 shares authorized, 39,286,351 shares issued and outstanding at September 30, 2005 and 30,865,777 shares issued and outstanding at December 31, 2004	393	308
Additional paid-in capital	237,256	212,439
Accumulated deficit	(218,207)	(218,319)

Total stockholders' equity (deficiency)	19,442	(5,572)

Total liabilities and stockholders' equity (deficiency)	$25,299	$13,822

The accompanying notes are an integral part of these financial statements.

WORLDGATE COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)
(Dollars in Thousands, Except Share and per Amounts)

	Three Months ended September 30,		Nine Months ended September 30,
	2005	2004	2005	2004
				(As restated)
Gross revenues	$3,333	$106	$5,300	$106
Less: product launch discount and refunds	(1,043)	0	(1,434)	0

Net revenues	2,290	106	3,866	106
Cost of revenues	2,450	50	3,840	50

Gross margins	(160)	56	26	26

Engineering and development (excluding depreciation and amortization amounts of $81 and $2 for the three months ended September 30, 2005 and 2004, respectively, and $220 and $2 for the nine months ended September 30, 2005 and 2004, respectively).	1,468	1,038	4,146	2,637
Sales and marketing (excluding depreciation and amortization amounts of $13 and $6 for the three months ended September 30, 2005 and 2004, respectively, and $31 and $6 for the nine months ended September 30, 2005 and 2004, respectively).	392	324	1,410	924
General and administrative (excluding depreciation and amortization amounts of $82 and $99 for the three months ended September 30, 2005 and 2004, respectively, and $267 and $302 for the nine months ended September 30, 2005 and 2004, respectively).	1,248	1,762	2,982	3,805
Depreciation and amortization	176	107	518	310

Total expenses from continuing operations before interest, other income (expense), change in fair value of warrants and conversion options	3,284	3,231	9,056	7,676

Loss from continuing operations	(3,444)	(3,175)	(9,030)	(7,620)
Interest and other income	292	37	466	56
Change in fair value of detachable warrants and conversion options	1,759	1,623	9,401	1,971
Interest and other expense	(4)	(2)	(6)	(5)

(Loss) income from continuing operations	(1,397)	(1,517)	831	(5,598)
Income from discontinued operations	0	7	0	36

Net (loss) income	(1,397)	(1,510)	831	(5,562)
Accretion on preferred stock and dividends	(85)	(400)	(719)	(431)

Net (loss) income available to common stockholders	$(1,482)	$(1,910)	$112	$(5,993)

(Loss) income from continuing operations per common share:
Basic	$(0.04)	$(0.05)	$(0.02)	$(0.20)
Fully Diluted	$(0.04)	$(0.05)	$(0.02)	$(0.20)
Income from discontinued operations per common share:
Basic	$0.00	$0.00	$0.00	$0.00
Fully Diluted	$0.00	$0.00	$0.00	$0.00
Net (loss) income per common share:
Basic	$(0.04)	$(0.05)	$(0.02)	$(0.20)
Fully Diluted	$(0.04)	$(0.05)	$(0.02)	$(0.20)
Net (loss) income available to common shareholders per common share:
Basic	$(0.04)	$(0.07)	$0.00	$(0.22)
Fully Diluted	$(0.04)	$(0.07)	$0.00	$(0.22)
Weighted average common shares outstanding:
Basic	37,246,811	28,235,349	34,145,802	27,662,870
Fully Diluted	37,246,811	28,235,349	38,644,166	27,662,870

The accompanying notes are an integral part of these financial statements.

WORLDGATE COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
(Dollars in Thousands)

	Nine Months ended September 30,
	2005	2004
		(As restated)
Cash flows from operating activities:
Net income (loss)	$831	$(5,562)
Income from discontinued operations	0	(36)
Adjustments to reconcile net income (loss) to net operating cash flow from operating activities from continuing operations:
Depreciation and amortization	518	310
Change in fair value of detachable warrants and conversion options	(9,401)	(1,971)
Non-cash stock based compensation	2	608
Changes in operating assets and liabilities:
Accounts receivable	(1,186)	37
Other receivables	(13)	11
Inventory	(209)	0
Prepaid and other assets	(107)	201
Accounts payable	1,011	(330)
Accrued expenses	399	962
Accrued compensation and benefits	(241)	(10)
Other	(14)	472

Net cash used in continuing operations	(8,410)	(5,308)
Net cash provided by discontinued operations	0	52

Net cash used in operating activities	(8,410)	(5,256)

Cash flows from investing activities of continuing operations:
Capital expenditures	(428)	(197)

Net cash used in investing activities	(428)	(197)

Cash flows from financing activities of continuing operations:
Payment of note payable	(37)	0
Proceeds from issuance of common stock	16,634	2,521
Proceeds from issuance of redeemable preferred stock	0	7,111
Proceeds from the exercise of stock options	818	126
Proceeds from the exercise of stock rights and warrants	1,474	620

Net cash provided by financing activities	18,889	10,378

Net increase in cash and equivalents	10,051	4,925
Cash and cash equivalents, beginning of period	11,840	3,365

Cash and cash equivalents, end of period	$21,891	$8,290

Cash paid for interest	$7	$15
Non-cash financing activities:
Conversion of preferred stock to common stock	$5,775	$0
Issuance of common stock for payment of dividend	$198	$0
Issuance of note payable to finance D & O insurance	$230	$256

The accompanying notes are an integral part of these financial statements.

WORLDGATE COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar Amounts are in Thousands, Except for per Share and Share Data)
(Unaudited)

1.     Basis of Presentation.

        The unaudited financial statements of WorldGate Communications, Inc. ("WorldGate" or the "Company") for the three and nine months ended September 30, 2005 and September 30, 2004 presented herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for quarterly reports on Form 10-Q. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2004 and the notes thereto included in the Company's Annual Report on Form 10-K.

        The financial information in this Report reflects, in the opinion of management, all adjustments of a normal recurring nature necessary to present fairly the results for the interim period. Quarterly operating results are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

2.     Liquidity and Going Concern Considerations.

        As of September 30, 2005 the Company had cash and cash equivalents of $21,891. The operating cash usage from continuing operations for the three and nine months ended September 30, 2005 was $2,488 and $8,410, respectively. The funds we received as a result of private placements of our securities on December 1, 2003, December 4, 2003, January 21, 2004, April 22, 2004, June 24, 2004, December 15, 2004 and August 3, 2005, have permitted us to fund the development of our new business.

        In December 2003 and January 2004, WorldGate received proceeds from investments aggregating $3,100 by certain institutional investors. These investors purchased an aggregate of 3,000,000 shares of newly issued common stock. The investors also received a right, for a limited period of time, to purchase additional shares of up to 20% of the common stock purchased by the investors in their investment, at the same price as their investment, and five-year warrants to purchase up to 30% of the common stock purchased by the investors in their investment, at an exercise price equal to a twenty-five percent premium to their purchase price for the investment. The purchase price for the 2,000,000 shares purchased in the December 2003 transactions were $0.80 per share, with the warrants having a $1.00 per share exercise price. The purchase price for the 1,000,000 shares purchased in the January 2004 transaction was $1.50 per share, with the warrants having a $1.875 per share exercise price. All additional investment rights associated with the December 2003 transaction were exercised during January and February of 2004, resulting in an incremental investment of $320. All additional investment rights associated with the January 2004 transaction were exercised in May 2004, resulting in an incremental investment of $300. A portion of the warrants and additional investment right warrants associated with the December 2003 and January 2004 transactions were exercised in December 2004 and January 2005, resulting in an incremental investment of $925.

        In December 2003, WorldGate reached agreement with Mototech, Inc. (not an affiliate of Motorola) for the purchase of 625,000 shares of newly issued common stock at $0.80 per share, in return for future design and engineering services by Mototech. WorldGate had previously contracted with Mototech to assist the Company with the design and volume manufacture of WorldGate's Ojo personal video phone. The purchase price for these shares has been fully paid as of December 31, 2004 by an equivalent reduction in the development and initial procurement payments that would otherwise be due to Mototech. The value of this transaction was $600 (based on the closing stock price of $0.96 on the date of the transaction) of which $200 was recorded as an expense for the year ended December 31, 2003 and $400 was expensed for the year ended December 31, 2004. Mototech is an affiliate of Accton Technology Group. Mototech currently manufactures and distributes a full range of high performance high speed data and computer networking products, including cable set top boxes, home gateways, wireless LANs, hubs, switches, routers, and other related products. In addition, in April 2004, Mototech invested $1,000 to purchase 666,666 shares of newly issued common stock at $1.50 per share.

        In June 2004, WorldGate completed a private placement of 7,550 shares of Preferred Stock at a stated value of $1,000 per share. The Preferred Stock has attached warrants and conversion options. Specifically, the holders of the Preferred Stock may convert their shares into our common stock at a conversion price of $2.35 per share. In addition, the Company may force conversion of the Preferred Stock into common stock if the Company achieves certain price targets for its common stock and satisfaction of certain other conditions. In either event the conversion price is subject to adjustment in the event the Company enters into another transaction which is dilutive to the subject transaction. As part of this transaction, the Company has also issued five-year warrants to purchase 1,606,383 shares of the Company's common stock, one-half of the warrants at an exercise price of $2.69 per share and the remaining half at an exercise price of $3.14 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,383 additional shares of common stock shares at $3.14 a share. The preferred stock has a dividend rate of 5% per annum, payable quarterly, either by cash or through the issuance of common stock at the Company's option. The Preferred Stock has a staged maturity over three years with one-third of the preferred stock to be redeemed after 18 months, one-third after 24 months and one-third after 36 months, and may be redeemed at maturity in cash or, subject to certain conditions, through the issuance of common stock, at the Company's option (with stock payments being made at the then current market price). Of the 7,550 preferred shares issued under this private placement, all but 1,000 shares have been redeemed as of September 30, 2005. In December 2004 and January 2005, 1,606,383 additional investment rights were exercised, resulting in an incremental investment of $5,044.

        In December 2004, WorldGate completed a private placement of 208,333 shares of our common stock to K.Y. Chou, President and General Manager of Mototech (not an affiliate of Motorola), at a sales price of $2.40 per share, which resulted in additional gross proceeds to the Company of $500. In connection with this placement the Company granted warrants to Mr. Chou to purchase up to 62,500 shares of our common stock at an exercise price of $2.88 per share.

        In August 2005, the Company completed a private placement of $17,500 of its common stock and warrants with several institutional investors. The Company issued 4,666,664 shares of its common stock at $3.75 per share to the participating investors. The Company also issued five-year warrants to purchase a total of 1,633,333 shares of its common stock (net of warrants to purchase 38,614 shares of its common stock issued to the placement agent), with an exercise price of $5.00 per share. The investors also received an additional investment right, for a period of 60 days from the time the shares become registered, to purchase 1,554,000 additional shares of common stock at $4.12 per share. The accounting for these warrants and investment rights is established by analogy to APB No. 14 "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants," which addresses detachable stock purchase warrants issued in conjunction with convertible debt and prescribes that such warrants be accounted for as additional paid in capital measured at fair value.

        The Company had $5,155 of liabilities and its assets are not pledged as collateral as of September 30, 2005. These liabilities include $1,918 of dividends, detachable warrants and conversion options related to the Company's private placement of Preferred Stock.

        Our Company has suffered recurring losses from operations and had a net accumulated deficiency of $218,000 as of December 31, 2004, and these issues raise substantial doubt about our Company's ability to continue as a going concern. Our short term cash requirements and obligations include inventory, accounts payable and capital expenditures from continuing operations, operating expenses, and the redemption of stock, of which $333 is required to be redeemed in December 2005 and $333 in June 2006, although these redemptions can be made in common stock if certain conditions are met. We expect, based on our internal forecasts and assumptions relating to our operations (including among others, assumptions regarding our short term cash requirements and our projected revenue growth) that we have sufficient cash on hand to meet our obligations for at least the next twelve months.

        Our ability to generate cash is dependant on the sale of our Ojo product and on obtaining cash through capital markets. We began generating revenue from commercial shipment of our Ojo product in April 2005 and we expect revenues to increase as the product continues to roll out to the marketplace. This increased level of sales activity is projected to have a positive impact on our cash flows from operations, which will support our ability to meet our obligations beyond the next twelve months. Given that our video phone business involves the development of a brand new product line with no market penetration, in an undeveloped market sector, no assurances can be given that sufficient sales, if any, will materialize.

        Additionally, as needed, we plan to generate cash upon the sale of our Ojo product and on obtaining cash through capital markets for funding. No assurances can be given that, if pursued, additional financing transactions can be consummated. We continue to evaluate possibilities to obtain additional financing through public or private equity or debt offerings, bank debt financing, asset securitizations, or from other sources, should we need to obtain such financing. Such additional financing would be subject to the risk of availability, may be dilutive to our shareholders, or could impose restrictions on operating activities. There can be no assurance that this additional financing will be available on terms acceptable to us, if at all.

        We, however, remain hopeful that sufficient sales will materialize and/or that sufficient funding can be developed through ongoing operations or additional financings to continue our operations beyond the next twelve months.

        Our long term cash requirement obligations are primarily comprised of the items noted above. We have no long term debt and our contractual cash requirements and obligations existing beyond the next twelve months are comprised solely of operating lease commitments and redemption of preferred stock, which are not considered material. We have limited capacity to further reduce our workforce and scale back on capital and operational expenditures to decrease our cash usage.

3.     Recent Accounting Pronouncement.

        In November 2004, the FASB issued SFAS no. 151 "Inventory Costs" which amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that under some circumstances, items such as idle facility expense, excessive spoilage, double freight and rehandling costs may be so abnormal as to require treatment as current period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date SFAS No. 151 was issued. SFAS No. 151 is to be applied prospectively. The Company does not expect the adoption of SFAS No. 151 to have a material effect on its consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets" which amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions." APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date SFAS No. 153 was issued. SFAS No. 153 is to be applied prospectively. The Company does not expect the adoption of SFAS No. 153 to have a material effect on its consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 123 (R), "Share-Based Payment" that focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." Beginning with our annual periods that begin after June 15, 2005, we will be required to expense the fair value of employee stock options and similar awards. As a public company, we are allowed to select from two alternative transition methods, each having different reporting implications.

        Subsequently, in April 2005, the SEC issued Release 2005-57, which allows companies to implement Statement No. 123 (R) at the beginning of their next fiscal year, instead of the next reporting period that begins after June 30, 2005 as disclosed in the original statement No. 123 (R) release in December 2004. We are currently evaluating the impact of this standard and its transitional alternatives.

        In March 2005, the Financial Accounting Standards Board (FASB) issued Interpretation No. 47 (FIN 47) to clarify the guidance included in SFAS No. 143, "Accounting for Asset Retirement Obligations". FIN 47 requires companies to recognize a liability for the fair value of a legal obligation to perform asset retirement activities that are conditional on a future event if the amount can be reasonably estimated. If amounts cannot be reasonably estimated, certain disclosures will be required about the unrecognized asset retirement obligations. The interpretation is required to be adopted in the first quarter of 2006. We are currently evaluating the interpretation to determine the effect on our financial statements and related disclosures.

        In May 2005, SFAS No. 154, "Accounting Changes and Error Corrections—replacement of APB Opinion No. 20 and FASB Statement No. 3," (SFAS No. 154) was issued. SFAS No. 154 changes the accounting for and reporting of a change in accounting principle by requiring retrospective application to prior periods' financial statements of changes in accounting principle unless impracticable. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS No. 154 to have a material impact on its results of operations, financial position or cash flows.

4.     Inventories.

        Inventories as of September 30, 2005 and December 31, 2004 are summarized as follows:

	September 30, 2005	December 31, 2004
Raw material (from discontinued operations)	$0	$1,622
Finished goods (from continuing operations)	255	46

Total Inventory	255	1,668
Inventory Reserve	0	(1,622)

Inventory, net	$255	$46

5.     Accounting for Preferred Shares and Derivative Shares

        In June 2004, WorldGate completed a private placement of Preferred Stock. The Preferred Stock has a dividend rate of 5% per annum, payable quarterly, either by cash or through the issuance of common stock at the Company's option. The Preferred Stock has a staged maturity over three years with one-third of the Preferred Stock to be redeemed after 18 months, one-third after 24 months and one-third after 36 months, and may be redeemed at maturity in cash or, at the Company's option, subject to certain conditions that may not be solely under the control of the Company, through the issuance of the number of shares of common stock determined by dividing the liquidation preference of the preferred shares by the then current market price. If the effectiveness of the registration statement lapses, the Company ceases to be listed on certain specified exchanges and trading in the Company's stock is suspended or a change in control occurs with respect to the Company, the Company may be required to settle redemption of the preferred stock with cash instead of its common shares. Furthermore, since the market price of the Company's common stock cannot be predicted, the actual number of shares of the Company's common stock that will be required if a redemption is made through the issuance of common stock, can also not be predicted. Similarly the amount of the cash penalties may not be determinable until such time as the event triggering the cash payment is cured or removed.

        The preferred stock has embedded conversion options. Specifically, the holders of the Preferred Stock may convert their shares into the Company's common stock at a conversion price of $2.35 per share. In addition, the Company may force conversion of the Preferred Stock into common stock if the Company achieves certain price targets for its common stock and satisfaction of certain other conditions, such as the existence of an effective registration statement. In either event the conversion price is subject to adjustment if, at any time after the date the preferred shares were issued, the Company issues or sells, or is deemed to have issued or sold, any shares of the Company's common stock for per share consideration less than the conversion price of the preferred shares on the date of such issuance or sale. Accordingly, the number of common shares issuable upon the conversion of the preferred shares cannot be predicted. Furthermore, net-cash settlement may be required in the event of conversion default under certain circumstances that may not be solely under the control of the Company. If the effectiveness of the registration statement lapses, the Company ceases to be listed on certain specified exchanges and trading in the Company's stock is suspended or a change in control occurs with respect to the Company, the Company may be required to settle a conversion of the preferred stock with cash instead of its common shares.

        Also as part of the private placement the Company issued five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $2.69 per share and five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $3.14 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,383 additional shares of common stock shares at $3.14 a share. This exercise price of the warrants is subject to adjustment if, at any time after the date the warrants were issued, the Company issues or sells, or is deemed to have issued or sold, any shares of the Company's common stock for per share consideration less than the exercise price of the warrants on the date of such issuance or sale. Accordingly, the number of common shares that will be issued upon the exercise of the warrants cannot be predicted. As of September 30, 2005, 125,000 warrants exercisable at $2.69 had been exercised and 51,915 warrants exercisable at $3.14 had been exercised. All of the additional investment rights had been exercised as of September 30, 2005.

        Of the 7,550 preferred shares issued under this private placement, 1,625 shares were redeemed in the quarter ended September 30, 2005 and all but 1,000 shares have been redeemed as of September 30, 2005.

        With respect to the Company's accounting for the Preferred Stock, EITF Topic D-98, paragraph 4, states that Rule 5-02.28 of Regulation S-X requires securities with redemption features that are not solely within the control of the issuer to be recorded outside of permanent equity. As described above, the terms of the Preferred Stock include certain redemption features that may be triggered by events that are not solely within the control of the Company, such as a potential failure in the Company's ability to maintain an effective registration statement. Furthermore, the actual number of shares of common stock required to satisfy redemption is based upon the market value of the common stock at the time of the redemption, which cannot be predicted. Accordingly, the Company has classified the Preferred Stock as temporary equity and the value ascribed to the redeemable preferred stock upon initial issuance, i.e. at June 24, 2004, was the amount received in the transaction minus the fair value ascribed to the conversion options and warrants. The initial value of the redeemable preferred stock is accreted up to the redemption value (the amount received in the transaction) over the future relevant periods using the interest method. The value of the redeemable preferred stock at September 30, 2005 was $702.

        The terms of the Preferred Stock include certain conversion options that represent derivative financial instruments under paragraph 12 of SFAS No. 133 and thus were separated from the Preferred Stock and valued using the Black-Scholes option pricing model. The conversion options include certain provisions that could result in a variable number of shares to be issued upon conversion, adjustment to the strike price at which conversion shares will be determined, or the requirement for the Company to settle the conversion options in cash. EITF 00-19, "Accounting for Derivative Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," state that if the conversion options require net cash settlement in the event of circumstances that are not solely within the Company's control they should be classified as a liability measured at fair value on the balance sheet.

        The terms of the five-year warrants include cash penalty provisions in the event that the Company fails to meet its obligations to deliver registered shares to the warrant holder upon exercise and an anti-dilution provision that could result in a variable number of shares to be issued upon warrant exercise. Additionally, the terms and conditions of the warrants provide for net settlement via cashless exercise whereby the shares delivered to the warrant holder would be readily convertible to cash. In accordance with EITF 00-19 and given the terms and conditions of the warrants as outlined above, the Company has classified the warrants as a liability on its balance sheet measured at fair value using the Black-Scholes option pricing model.

        The Company accounts for both the conversion options and warrants using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. Both the warrants and conversion options are valued using the Black-Scholes valuation model. Actual period close common stock prices, applicable volatility rates, and the period close risk-free interest rate for the instrument's expected remaining life (continuously compounded), are the key assumptions used in the valuation calculation. The WorldGate share price changed from $3.24 per share as of June 30, 2005 to $2.52 per share at September 30, 2005, making the warrants and preferred stock conversion elements less valuable, and therefore less costly, relative to their strike price. The result was a $1,759 non cash gain for the quarter ended September 30, 2005.

6.     Warranty Reserve.

        We provide a warranty covering defects arising from the sales of our video phone product. This warranty is limited to a specific time period. The Company, as of September 30, 2005, established an initial reserve of $336 that is based on a percentage of product sales. As of September 30, 2005, the Company has not incurred any material warranty costs related to our product. Warranty costs are charged to cost of revenues when they are probable and reasonably estimable. While we believe our estimate at September 30, 2005 is reasonable and adequate, it is subject to change based on our future sales and experience, which may require an increase or decrease in our reserve.

7.     Stock-Based Compensation (Restated).

        The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure".

        The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its plans, and accordingly, no compensation cost has been recognized for the Company's fixed stock based compensation. Had compensation cost been determined consistent with SFAS No. 123, as amended by SFAS No. 148, the Company's net loss would have been increased to the following pro forma amounts:

	For the Three Month Period Ended September 30		For the Nine Month Period Ended September 30
	2005	2004	2005	2004
				(as restated)
Net (loss) income	(1,397)	(1,510)	831	(5,562)

Add: Stock-based employee compensation expense included in reported net (loss) income, net of related tax effects	0	0	0	0
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax of $0	(215)	(544)	(615)	(1,627)

Pro forma net (loss) income	$(1,612)	$(2,054)	$216	$(7,189)

Net (loss) income per share:
Net (loss) income:
Basic	$(0.04)	$(0.05)	$0.02	$(0.20)
Fully Diluted	$(0.04)	$(0.05)	$0.02	$(0.20)
Net (loss) income—pro forma:
Basic	$(0.04)	$(0.07)	$0.01	$(0.26)
Fully Diluted	$(0.04)	$(0.07)	$0.01	$(0.26)

        Such pro forma disclosures may not be representative of future compensation expense because options vest over several years and additional grants are made each year.

8.     Commitments and Contingencies.

Leases

        In 1998 the Company entered into a leasing arrangement for a building with an entity formed by non-employee investors. The Company stopped paying rent on this lease in May 2003, and in lieu of rent payments the Company's landlord, 3190 T General, Inc. (an entity formed by non-employee investors in the Company), began drawing down the security deposit for the facility. Prior to stopping rent payments, the Company had commenced negotiations with its landlord for an amendment of its lease to reduce the space commitment and the rent payable. These negotiations were not successful, and in September 2003, the Company's landlord filed an action in the Court of Common Pleas, Bucks County, Pennsylvania to perfect its interest to take possession of the Company's facility, and to establish damages for past rent and expenses. Although a judgment was granted allowing the Company's landlord to regain possession of the facility, the Company remained in the facility and continued negotiations with its landlord. During 2004, the landlord deeded the facility to its mortgage holders and negotiations commenced with GMAC as representative for the mortgage holders. These negotiations were successful and in November 2004 the Company's lease was amended with an effective date of June 2004 to reduce the lease obligation in line with the Company's then current space requirements, and to bring the Company current with respect to all outstanding back rent. Subsequently, GMAC sold the building and we have negotiated a new lease with the new owner on September 1, 2005. The current lease covers 42,500 square feet at an annual rate of $11 per square foot, cancelable by either party with 8 months notice, with a termination by tenant also including six months termination fee.

        In November 2003, the Company entered into a 60 month lease for office equipment. As of September 30, 2005 there remains a total of $18 to be paid over the remaining period of the lease.

Significant Agreements and Transactions

        Net revenues from continuing operations recognized from an investor were approximately $2,265 and $106, respectively, for the three months ended September 30, 2005 and 2004, and approximately $3,841 and $106, respectively, for the nine months ended September 30, 2005 and 2004. This investor accounted for approximately 99% of the revenues for the three and nine months ended September 30, 2005. This investor previously provided a cash advance against product shipments. The balance of this advance received from this investor was $0 as of September 30, 2005. Accounts receivable from this investor were $1,176 as of September 30, 2005 and $0 at December 31, 2004. In April and September 2004, we issued to this investor warrants to purchase shares of our common stock, with the April warrants having an exercise price of $1.4375 per share and the September warrants having an exercise price of $1.75 per share. Included with General and Administrative expenses in September 2004 were $606 of expenses relating to the valuation of these warrants. This valuation was determined by using the Black-Scholes fair value option model. The following assumptions were used: expected volatility of 65%; average risk-free interest rate of 3.43 percent; dividend yield of 0%; and an expected life of 5.0 years.

        The Company has a current two year agreement with an investor to provide the Company with engineering and development support. As a result of this agreement, the Company has expensed approximately $97(included in continuing operations) and $0 (included in discontinued operations), for the three months ended September 30, 2005 and September 30, 2004, respectively, and approximately $255 (included in continuing operations) and $0 (included in discontinued operations), for the nine months ended September 30, 2005 and 2004, respectively. Accounts payable to this investor amounted to $1,097 and $117 at September 30, 2005 and December 31, 2004, respectively. This agreement provided for contracted services, including hardware and software development, and the creation and development of tools to facilitate the Company's engineering efforts. This agreement does not provide for ongoing royalties, purchase provisions, or for any requirement to provide additional funding to the Company.

        On April 28, 2004, we entered into a Development and Distribution Agreement with General Instrument Corporation d/b/a the Broadband Communication Sector of Motorla, Inc., or Motorola. In connection with the Development and Distribution Agreement with Motorola, we issued warrants to Motorola to purchase 600,000 shares of our common stock, 300,000 at an exercise price of $1.4375 per share and 300,000 at an exercise price of $1.75, and agreed to issue additional warrants to purchase up to an additional 1,650,000 shares of our common stock, upon the achievement of certain product and sales milestones, at an exercise price based upon the average closing sales price of our common stock during the 20 day period preceding the issuance of each warrants.

        In June 2004, WorldGate completed a private placement of 7,550 shares of Preferred Stock at a stated value of $1,000 per share. The Preferred Stock has attached warrants and conversion options. Specifically, the holders of the Preferred Stock may convert their shares into our common stock at a conversion price of $2.35 per share. The private placement includes numerous provisions intended to protect these institutional investors including a cash payment penalty of 1.0% per month for unredeemed preferred shares once registration of the shares lapse and until the registration again becomes effective. A registration statement for these securities was originally filed containing fiscal 2003 financial statements, and an amendment to this registration statement which would include fiscal 2004 financial statements has not yet been filed.

        In August 2005, the Company completed a private placement of $17,500 of its common stock and warrants with several institutional investors. The Company issued 4,666,664 shares of its common stock at $3.75 per share to the participating investors. The Company also issued five-year warrants to purchase a total of 1,633,33 shares of its common stock (net of warrants to purchase 38,614 shares of its common stock issued to the placement agent), with an exercise price of $5.00 per share. The private placement includes numerous provisions intended to protect these institutional investors including a cash payment penalty of 1.5% per month for the period above 120 days from the effective date of the Agreement that the shares in the transaction fail to be registered. As of September 30, 2005, no such penalty had been incurred.

        On December 1, 2005, the shares under this private placement had not been registered and, until such time as the shares become registered, the Company is subject to the penalty provision under this private placement.

9.     Net (Loss) Income per Share.

        Basic and diluted net (loss) income per common share is computed by dividing the net (loss) income available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net (loss) income per common share excludes potential common shares if the effect is antidilutive. Potential common shares comprised of shares of common stock issuable upon the exercise of stock options and warrants and the conversion of preferred stock. For the nine month periods ended Septembre 30, 2005 and 2004, there would have been a potential additional 4,887,190 and 13,590,347, respectively, shares assumed to be converted, that would have a dilutive effect, if the Company had income from continuing operations, or if the options' exercise price was less than the average market price of the common shares.

10.   Revenue recognition

        Revenue is recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, the collectibility is reasonably assured, and the delivery and acceptance of the equipment has occurred or services have been rendered. Management exercises judgment in evaluating these factors in light of the terms and conditions of its customer contracts and other existing facts and circumstances to determine appropriate revenue recognition. Due to our limited commercial sales history, our ability to evaluate the collectibility of customer accounts requires significant judgment. The Company evaluates its equipment customer, and service customers', accounts for collectibility at the date of sale and on an ongoing basis.

        Presently the Company has only one customer for the purchase of its equipment and the agreement with this customer includes several elements relevant to revenue recognition including: (a) The customer has no general right to return the product. (b) The customer can earn warrants upon the purchase of significant video telephony units and the value of these warrants would result in a reduction of recognized revenue (the value of these warrants is routinely monitored by the Company and is currently deemed to be insignificant, however, should the value of these warrants become material an offset would be made against revenues). (c) Penalties are payable to the customer if certain excessive field failure rates are exceeded. (d) The Company and the customer share in the benefit achieved by product cost reductions. (e) Penalties are payable to the customer if the Company fails to deliver shipments on a timely basis. (f) The Company extends to the customer a limited product warranty for a term not to exceed three years (the Company maintains a warranty reserve based upon the percentage of product sales consistent with industry comparable failure rates and the warranty period provided by the agreement.)

        Revenues are also offset with a reserve for any price refunds and consumer rebates consistent with the Emerging Task Force ("EITF") Issue 01-9, Accounting for Consideration Given by a vendor to a Customer.

        As an incentive to promote delivery of the units, a special product launch discount was provided by the Company to our distributor as a quantity restricted reduction to the unit contract based price in effect. For the three and nine months ended September 30, 2005, this discount was $831 and $1,222, respectively. In addition, the Company has offered a forward pricing program to our distributor and a rebate program to consumers, as further incentives for the holiday season. These incentive programs begin in the fourth quarter of 2005 and will terminate during the first quarter of 2006. Consistent with the Emerging task Force ("EITF") Issue 01-9, Accounting for Consideration Given by a vendor to a Customer, the Company has offset the September 30, 2005 revenue by $212 with a reserve for the total estimated liability for the forward pricing program. The liability associated with the rebate, $91, will be recorded in the quarter ending December 31, 2005. The total of the product launch discount, rebate and refunds for the three and nine months ended September 30, 2005 were $1,043 and $1,434, respectively.

11.   Risks and uncertainties

        Our primary line of business is the development of video phone products and technology. We are still in the process of launching our first product based on this technology and, although we have realized some revenues for the commercial sale of our product, the revenues to date have not been substantial. Given the early stage of our product and the lack of operating history in the video phone business, it is difficult to predict our future results.

        We have entered into a six year distribution agreement with Motorola, Inc. for the marketing and distribution of our Ojo video phone. This agreement provides for Motorola to be WorldGate's exclusive distributor of its broadband video phone products and for WorldGate to be Motorola's exclusive supplier of its broadband video phone products. Although the agreement requires Motorola to provide for certain marketing and promotional activities for the Ojo video phone, there are no required sales quotas for the agreement to remain in effect, and Motorola controls the volume of the Company's products being distributed. Neither party can terminate the agreement except in cases of uncured breaches of the agreement or as a result of insolvency events suffered by the other party. After a period of 18 months following the commercial availability of the Ojo video phone the mutual exclusivity will terminate unless Motorola elects to continue the mutual exclusivity after having achieved certain minimum sales targets for the Ojo video phone. Motorola may, however, at its option, elect to terminate the exclusivity at any time. In the event mutual exclusivity terminates or is terminated, then for a period of twelve months thereafter, WorldGate will continue to be Motorola's exclusive supplier of broadband video phones but will be free to sell video phones to customers other than certain defined Motorola accounts. During this twelve month period, Motorola has a right of first refusal to accept and fill any orders for video phone products that WorldGate obtains from non-Motorola accounts, and is obligated to use good faith efforts to solicit and accept product orders from Motorola accounts in a commercially reasonable manner. During any period of exclusivity under this agreement we are reliant upon Motorola and its distribution partners, including, for example, wholesalers, retailers and service providers, to provide the worldwide sales and distribution of the Ojo video phone. If Motorola and its partners are not successful, or if their activities do not lead to significant sales of our product, our operating results will be adversely affected, our revenue could be significantly reduced and we could lose potential customers.

        We also depend on relationships with third parties such as contract manufacturing companies, chip design companies and others who may be sole source providers of key components and services critical for the product we are developing in our video phone business. A formal relationship with Mototech, Inc. (not an affiliate of Motorola) has been established for the volume manufacture of Ojo. Mototech is currently the sole volume manufacturer of Ojo. Our agreement with Mototech allows either party to terminate the agreement with 90 days prior notice. If Mototech, Inc. or other providers of components and/or manufacturing services do not produce these components or provide their services on a timely basis, if the components or services do not meet our specifications and quality control standards, or if the components or services are otherwise flawed, we may have to delay product delivery, or recall or replace unacceptable products. In addition, such failures could damage our reputation and could adversely affect our operating results. As a result, we could lose potential customers and any revenues that we may have at that time may decline dramatically.

7,892,611 SHARES OF COMMON STOCK

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

        The registrant's certificate of incorporation, as amended, currently states that a director of the registrant shall have no personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        The registrant's bylaws require the registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving while a director or officer of the registrant at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Any person claiming indemnification as provided in the bylaws shall be entitled to advances from the registrant for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law. On the request of any person requesting indemnification under such provisions, the board of directors of the registrant or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the board or committee so directs or if the board or committee is not empowered by statute to make such determination.

        The indemnification and advancement of expenses provided by the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant or is or was serving at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the bylaws.

        The duties of the registrant to indemnify and to advance expenses to a director or officer provided in the bylaws shall be in the nature of a contract between the registrant and each such director or officer, and no amendment or repeal of any such provision of the bylaws shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

        Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. The registrant has directors and officers liability insurance.

Item 25.    Other Expenses of Issuance and Distribution.

        The following is an itemization of all expenses (subject to future contingencies) we incurred or are expected to incur in connection with the issuance and distribution of the securities being offered hereby (other than underwriting discounts and commissions and underwriters' non-accountable expense allowance):

Securities and Exchange Commission registration fee	$3,112
Printing and engraving expenses	$2,500	*
Legal fees and expenses	$20,000	*
Accounting fees and expenses	$10,000	*
Transfer agent and registrar fees and expenses	$2,000	*
Miscellaneous	$5,500	*

Total	$43,112	*

*
Represents an estimated amount of the expense.

Item 26.    Recent Sales of Unregistered Securities.

(1)
In December 2003 we completed a private placement of 2,000,000 shares (the "December 2003 Shares") of our common stock to certain institutional investors. The shares were sold for $0.80 per share, resulting in gross proceeds from the offering of $1,600,000. The investors also received a right, for a limited period of time, to purchase additional shares of up to 20% of the common stock purchased by the investors in the placement at $0.80 a share. During the first quarter of 2004 these additional investment rights were exercised resulting in an additional purchase of 400,000 shares and an additional $320,000 in gross proceeds. The investors were also issued warrants (the "December 2003 Warrants") to purchase in the aggregate up to 720,000 additional shares (including shares available only as a result of the exercise of the above additional investment rights) of common stock at a per share exercise price of $1.00. In December 2004 one of our investors exercised its warrants resulting in an additional purchase of 168,750 shares and an additional $168,750 in gross proceeds. In January 2005 one of the investors exercised its warrants resulting in an additional purchase of 382,500 shares and an additional $382,500 in gross proceeds.

The December 2003 Shares and the December 2003 Warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded to transactions not involving a public offering by Section 4(2) of that Act and Rule 506 thereunder. The December 2003 Shares and the December 2003 Warrants issued in the offering were subsequently registered for resale by the investors on January 9, 2004.

(2)
In January 2004 we completed a private placement of 1,000,000 shares (the "January 2004 Shares") of our common stock to certain institutional investors. The shares were sold for $1.50 per share, resulting in gross proceeds from the offering of $1,500,000. The investors also received a right, for a limited period of time, to purchase additional shares of up to 20% of the common stock purchased by the investors in the placement at $1.50 a share. During the second quarter of 2004 these additional investment rights were exercised resulting in an additional purchase of 200,000 shares and an additional $300,000 in gross proceeds. The investors were also issued warrants (the

  "January 2004 Warrants") to purchase in the aggregate up to 310,000 additional shares (including shares available only as a result of the exercise of the above additional investment rights) of common stock at a per share exercise price of $1.875. In December 2004, one of our investors exercised its warrants resulting in an additional purchase of 60,000 shares and an additional $112,500 in gross proceeds. In January 2005 one of the investors exercised its warrants resulting in an additional purchase of 139,500 shares and an additional $261,527 in gross proceeds.

The January 2004 Shares and the January 2004 Warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded to transactions not involving a public offering by Section 4(2) of that Act and Rule 506 thereunder. The January 2004 Shares and the January 2004 Warrants issued in the offering were subsequently registered for resale by the investors on April 19, 2004.

(3)
In June 2004 we completed a private placement of 7,550 shares (the "June 2004 Shares") of Preferred stock to certain institutional investors. The shares were sold for $1000 per share, resulting in gross proceeds from the offering of $7,550,000. The preferred stock issued pursuant to this placement is convertible into WorldGate common stock at a conversion price of $2.35 per share. WorldGate has the right to require conversion of the preferred stock into common stock upon achieving certain price targets with respect to its common stock and the satisfaction of certain other conditions. Between November 2004 and January 2005 one of the investors has fully converted its preferred shares resulting in the issuance of 372,340 of our common shares. The preferred stock has a dividend rate of 5% per annum, payable quarterly, which may be paid either by cash or through the issuance of common stock at WorldGate's option (with stock payments being made at a 10% discount to the then current market price). For the first two quarters for which dividend payments were due, WorldGate exercised its right to make these dividend payments in stock, resulting in the issuance of an additional 87,137 shares of our common stock. The preferred stock has a staged maturity over three years with scheduled payments of one third due after 18 months, one half of the remainder due after 24 months and the balance due after 36 months. The preferred stock may be redeemed at maturity in cash or through the issuance of an indeterminable number of shares of common stock, at WorldGate's option (subject to certain conditions). All dividend and maturity payments made in stock are subject to the satisfaction of certain conditions including the listing and availability of an effective registration statement. As part of the transaction, WorldGate issued five-year warrants to purchase a total of 1,606,380 shares of WorldGate common stock, with one-half of the warrants having an exercise price of $2.69 per share and the remaining half having an exercise price of $3.14 per share. In January 2005 one of the investors has fully exercised its warrants resulting in the issuance of an addition 63,830 of our common shares and an additional $186,064 in gross proceeds. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,380 additional common stock shares at $3.14 a share. During December 2004 all but one of the investors exercised their additional investment rights resulting in the issuance of an additional 1,499,998 shares and an additional $4,709,994 in gross proceeds. During the first quarter of 2005, the remaining investor exercised their additional investment right resulting in the issuance of an additional 106,383 shares and an additional $334,043 in gross proceeds.

The June 2004 Shares and the June 2004 Warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded to transactions not involving a public offering by Section 4(2) of that Act and Rule 506 thereunder. The June 2004 Shares and the June 2004 Warrants issued in the offering were subsequently registered for resale by the investors on July 30, 2004.

(4)
In December 2004, we completed a private placement of 208,333 shares of our common stock to K.Y. Chou, President and General Manager of Mototech (not an affiliate of Motorola), at a sales price of $2.40 per share, which resulted in additional gross proceeds to the Company of $500,000.

  In connection with this placement, the Company granted warrants to Mr. Chou to purchase up to 62,500 shares of our common stock at an exercise price of $2.88 per share.

(5)
On August 3, 2005, we completed a private placement of $17,500,000 of our common stock and warrants with several institutional investors. The financing was led by funds managed by Satellite Asset Management, LP, a private investment fund which also led our prior round of financing in June 2004. SG Cowen & Co., LLC served as exclusive placement agent for the transaction.

The proceeds of the financing are expected to allow us to expand our research and development efforts to broaden our line of Ojo video phone products, and to provide additional working capital.

Under the terms of the transaction, we issued 4,666,664 shares of our common stock at $3.75 per share to the participating investors. We also issued five-year warrants to purchase a total of 1,633,333 shares of our common stock, with an exercise price of $5.00 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,554,000 additional shares of common stock at $4.12 a share.

We paid to SG Cowen & Co., LLC a placement fee equal to 5% of the gross proceeds we received in the placement and we also issued a five-year warrant to purchase 38,614 shares of our common stock, with an exercise price of $4.53 per share.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. We have agreed to file a registration statement on Form SB-2 within 30 days after the closing of the transaction for purposes of registering the shares of common stock for resale and exercise of the warrants.

Item 27.    Exhibits.

        The following is a list of exhibits filed as a part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated parenthetically except for those situations where the exhibit number was the same as set forth below.

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation(11)
3.2	Amended and Restated Bylaws(2)
3.3	Certificate of Amendment to Certificate of Incorporation, dated October 18, 2004(11)
3.4	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company dated June 24, 2004(11)
4.1	Form of Warrant issued by the Company to the Purchasers (as defined in the Amended and Restated Securities Agreement dated as of December 4, 2003)(4)
4.2	Form of Additional Investment Right issued by the Company to the Purchasers (as defined in the Amended and Restated Securities Agreement dated as of December 4, 2003)(4)
4.3	Form of Warrant issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement dated as of January 20, 2004)(7)
4.4	Form of Additional Investment Right dated issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement dated as of January 20, 2004)(7)

4.5	Form of Series A Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004)(8)
4.6	Form of Series B Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004 between the Company and the Investors)(8)
4.7	Form of Series C Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004 between the Company and the Investors)(8)
4.8	Form of Warrant issued by the Company to Mr. K.Y.Chou(14)
4.9	Form of Warrant dated August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors)(13)
4.10	Form of Warrant dated August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors)(13)
5.1	Opinion of Drinker Biddle & Reath LLP**
10.1
Lease Agreement dated October 7, 1998 between WorldGate and Balanced Capital LLC, as amended by First Amendment to Lease Agreement dated December 7, 1998 between WorldGate and Balanced Capital LLC, as further amended by Second Amendment to Lease Agreement dated December 17, 1998 between WorldGate and Balanced Capital LLC(1)
10.2	Amendment dated November 18, 2004 to Lease Agreement dated October 7, 1998 between WorldGate and Balanced Capital LLC(12)
10.3	Manufacturing Agreement between WorldGate and Mototech Inc. dated September 9, 2003(6)
10.4
Development and Distribution Agreement dated as of April 28, 2004 between the Company, WorldGate Services, Inc. and General Instrument Corporation d/b/a the Broadband Communication Sector of Motorola, Inc.(9) (Portions of this agreement are subject to a confidential treatment request.)
10.5	1996 Stock Option Plan(3)
10.6	2003 Equity Incentive Plan(10)
10.7	Amended and Restated Securities Purchase Agreement dated as of December 4, 2003, by and between the Company and the Purchasers (as defined therein)(5)
10.8	Securities Purchase Agreement dated as of January 20, 2004 by and between the Company and the Purchasers (as defined therein)(7)
10.9	Securities Purchase Agreement dated as of June 24, 2004 by and between the Company and the Investors (as defined therein)(8)
10.10	Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors (as defined therein)(13)
16	Letter on Change in Certifying Accountant(15)
21	Subsidiaries(12)

23.1	Consent of Grant Thornton LLP*
23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)**
24	Power of Attorney

**
Previously filed
*
Filed herewith

(1)
Incorporated by reference to the exhibits to our Registration Statement on Form S-1/A as filed on April 7, 1999 (Registration No. 333-71997).

(2)
Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended March 31, 1999.

(3)
Incorporated by reference to the exhibits to our Form 10-K/A Report for the fiscal year ended December 31, 2000, as filed on August 17, 2001.

(4)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed December 2, 2003.

(5)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed December 4, 2003.

(6)
Incorporated by reference to the exhibits to our Registration Statement on Form SB-2 as filed on December 24, 2003 (Registration No. 333-111571).

(7)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed January 21, 2004.

(8)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed June 25, 2004.

(9)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 13, 2004.

(10)
Incorporated by reference to the exhibits to the Company's Proxy Statement to shareholders filed September 3, 2004.

(11)
Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended September 30, 2004, as filed on November 17, 2004.

(12)
Incorporated by reference to the exhibits to our Form 10-K Report for the fiscal year ended December 31, 2004, as filed on March 31, 2005.

(13)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed August 8, 2005.

(14)
Incorporated by reference to the exhibits to our Registration Statement on Form SB-2 as filed on May 24, 2005 (Registration No. 333-125205).

(15)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed November 23, 2005.

Item 28.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or

  497(h) under the Securities Act as a part of this registration statement as of the time the Commission declared it effective.

          (2)   For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

          (3)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (4)   In accordance with Item 512(a) of Regulation S-B, relating to Rule 415 offerings, the registrant will:

            (a)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i)    Include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)   Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, as amended, if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii)  Include any additional or changed material information on the plan of distribution.

            (b)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (c)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Trevose, Commonwealth of Pennsylvania, on February 7, 2006.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ HAL M. KRISBERGH Hal M. Krisbergh Chairman of the Board of Directors and Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated as of the 7th day of February 2006.

Signature	Title

/s/ HAL M. KRISBERGH Hal M. Krisbergh	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ JOEL BOYARSKI Joel Boyarski	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ RANDALL J. GORT, ATTORNEY-IN-FACT Steven C. Davidson	Director
/s/ RANDALL J. GORT, ATTORNEY-IN-FACT Clarence L. Irving, Jr.	Director
/s/ RANDALL J. GORT, ATTORNEY-IN-FACT Martin Jaffe	Director
/s/ RANDALL J. GORT, ATTORNEY-IN-FACT Jeff Morris	Director
/s/ RANDALL J. GORT, ATTORNEY-IN-FACT Lemuel Tarshis	Director

Exhibit Index

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation(11)
3.2	Amended and Restated Bylaws(2)
3.3	Certificate of Amendment to Certificate of Incorporation, dated October 18, 2004(11)
3.4	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company dated June 24, 2004(11)
4.1	Form of Warrant issued by the Company to the Purchasers (as defined in the Amended and Restated Securities Agreement dated as of December 4, 2003)(4)
4.2	Form of Additional Investment Right issued by the Company to the Purchasers (as defined in the Amended and Restated Securities Agreement dated as of December 4, 2003)(4)
4.3	Form of Warrant issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement dated as of January 20, 2004)(7)
4.4	Form of Additional Investment Right dated issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement dated as of January 20, 2004)(7)
4.5	Form of Series A Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004)(8)
4.6	Form of Series B Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004 between the Company and the Investors)(8)
4.7	Form of Series C Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004 between the Company and the Investors)(8)
4.8	Form of Warrant issued by the Company to Mr. K.Y.Chou(14)
4.9	Form of Warrant dated August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors)(13)
4.10	Form of Warrant dated August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors)(13)
5.1	Opinion of Drinker Biddle & Reath LLP**
10.1	Lease Agreement dated October 7, 1998 between WorldGate and Balanced Capital LLC, as amended by First Amendment to Lease Agreement dated December 7, 1998 between WorldGate and Balanced Capital LLC, as further amended by Second Amendment to Lease Agreement dated December 17, 1998 between WorldGate and Balanced Capital LLC(1)
10.2	Amendment dated November 18, 2004 to Lease Agreement dated October 7, 1998 between WorldGate and Balanced Capital LLC(12)
10.3	Manufacturing Agreement between WorldGate and Mototech Inc. dated September 9, 2003(6)
10.4	Development and Distribution Agreement dated as of April 28, 2004 between the Company, WorldGate Services, Inc. and General Instrument Corporation d/b/a the Broadband Communication Sector of Motorola, Inc.(9) (Portions of this agreement are subject to a confidential treatment request.)
10.5	1996 Stock Option Plan(3)
10.6	2003 Equity Incentive Plan(10)
10.7	Amended and Restated Securities Purchase Agreement dated as of December 4, 2003, by and between the Company and the Purchasers (as defined therein)(5)
10.8	Securities Purchase Agreement dated as of January 20, 2004 by and between the Company and the Purchasers (as defined therein)(7)

10.9	Securities Purchase Agreement dated as of June 24, 2004 by and between the Company and the Investors (as defined therein)(8)
10.10	Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors (as defined therein)(13)
16	Letter on Change in Certifying Accountant(15)
21	Subsidiaries(12)
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)**
24	Power of Attorney**

**
Previously filed

*
Filed herewith

(1)
Incorporated by reference to the exhibits to our Registration Statement on Form S-1/A as filed on April 7, 1999 (Registration No. 333-71997).

(2)
Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended March 31, 1999.

(3)
Incorporated by reference to the exhibits to our Form 10-K/A Report for the fiscal year ended December 31, 2000, as filed on August 17, 2001.

(4)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed December 2, 2003.

(5)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed December 4, 2003.

(6)
Incorporated by reference to the exhibits to our Registration Statement on Form SB-2 as filed on December 24, 2003 (Registration No. 333-111571).

(7)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed January 21, 2004.

(8)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed June 25, 2004.

(9)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 13, 2004.

(10)
Incorporated by reference to the exhibits to the Company's Proxy Statement to shareholders filed September 3, 2004.

(11)
Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended September 30, 2004, as filed on November 17, 2004.

(12)
Incorporated by reference to the exhibits to our Form 10-K Report for the fiscal year ended December 31, 2004, as filed on March 31, 2005.

(13)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed August 8, 2005.

(14)
Incorporated by reference to the exhibits to our Registration Statement on Form SB-2 as filed on May 24, 2005 (Registration No. 333-125205).

(15)
Incorporated by reference to the exhibits to our Current Report on Form 8-K filed November 23, 2005.

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION (Dollar amounts are in thousands, except per share amounts)
BUSINESS
PROPERTIES
LEGAL PROCEEDINGS
MANAGEMENT
Summary Compensation Table Fiscal Years 2005, 2004 and 2003
Options/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option SAR Values
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF THE SECURITIES
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
WORLDGATE COMMUNICATIONS, INC. INDEX TO FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
WORLDGATE COMMUNICATIONS, INC. CONSOLIDATED BALANCE SHEET (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
WORLDGATE COMMUNICATIONS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
WORLDGATE COMMUNICATIONS, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) (DOLLARS AND SHARES IN THOUSANDS)
WORLDGATE COMMUNICATIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (DOLLARS IN THOUSANDS)
WORLDGATE COMMUNICATIONS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands except for share and per share amounts)
WORLDGATE COMMUNICATIONS, INC. CONSOLIDATED BALANCE SHEETS (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
WORLDGATE COMMUNICATIONS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Dollars in Thousands, Except Share and per Amounts)
WORLDGATE COMMUNICATIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Dollars in Thousands)
WORLDGATE COMMUNICATIONS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Dollar Amounts are in Thousands, Except for per Share and Share Data) (Unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification of Directors and Officers.
  Item 25. Other Expenses of Issuance and Distribution.
  Item 26. Recent Sales of Unregistered Securities.
  Item 27. Exhibits.
  Item 28. Undertakings.
SIGNATURES
Exhibit Index